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                                                                   Exhibit 10.39

                           FIFTH AMENDED AND RESTATED

                  CREDIT, REIMBURSEMENT AND SECURITY AGREEMENT




                      Originally dated as of July 15, 1994

                          Restated as of July 12, 2002

                                      among

                             MULTI-COLOR CORPORATION

                                  the Company,

                         THE SUBSIDIARIES OF THE COMPANY

                                       and

                          THE LENDERS IDENTIFIED HEREIN

                                       and

                         PNC BANK, NATIONAL ASSOCIATION

                                    the Agent

                                       and

                            PNC CAPITAL MARKETS, INC.

                                the Lead Arranger

                         FIFTH AMENDMENT AND RESTATEMENT

     MULTI-COLOR CORPORATION, an Ohio corporation (the "Company"), the Subsidiaries (as defined herein) of the Company, the Lenders (as defined herein), PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), and PNC CAPITAL MARKETS, INC., as Lead Arranger, hereby agree as follows effective as of July 12, 2002 ("Effective Date"):

1.   RECITALS.

     1.1 Effective as of June 6, 2000, the Company, PNC Bank, National Association, certain financial institutions party thereto, and the Agent entered into a Fourth Amended and Restated Credit, Reimbursement and Security Agreement (as amended, the "Fourth Restated Credit Agreement").

     1.2 The Company has requested that the Lenders amend and restate the Fourth Restated Credit Agreement and the Lenders are willing to do so subject to and in accordance with the terms of the attached Fifth Amended and Restated Credit, Reimbursement and Security Agreement (the "Credit Agreement").

2. AMENDMENT AND RESTATEMENT. Effective as of the Effective Date, the Fourth Restated Credit Agreement will be amended and restated in its entirety as follows:

                           [Intentionally Left Blank]

                                       -i-

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                                TABLE OF CONTENTS


                                                                                    PAGE

                                                                                    ----
1.       DEFINITIONS...............................................................  3

         1.1      DEFINED TERMS....................................................  3

         1.2      OTHER ACCOUNTING DEFINITIONAL PROVISIONS......................... 23

         1.3      OTHER DEFINITIONAL PROVISIONS.................................... 23

2.       CREDIT FACILITIES......................................................... 23

         2.1      REVOLVING CREDIT FACILITY........................................ 23

         2.2      NON-REVOLVING CREDIT FACILITY.................................... 24

         2.2A     SWINGLINE LOANS SUBFACILITY...................................... 25

         2.2B     TERM LOAN........................................................ 26

         2.3      MANNER OF BORROWING.............................................. 27

                  2.3.1    REVOLVING BORROWINGS.................................... 27

                  2.3.2    NON-REVOLVING BORROWINGS................................ 28

                  2.3.3    SWINGLINE BORROWINGS.................................... 29

         2.4      ADDITIONAL PROVISIONS REGARDING FUNDING.......................... 29

         2.5      CONVERSIONS AND CONTINUATION OF ADVANCES......................... 29

                  2.5.1    OPTIONAL CONVERSION..................................... 29

                  2.5.2    CONTINUATION............................................ 30

                  2.5.3    AUTOMATIC CONVERSION.................................... 31

         2.6      PREPAYMENT OF CREDIT FACILITIES.................................. 31

                  2.6.1    OPTIONAL PREPAYMENT..................................... 31

                  2.6.2    MANDATORY PREPAYMENT.................................... 32

         2.7      INTEREST ON THE ADVANCES......................................... 33

                  2.7.1    INTEREST ON REVOLVING CREDIT LOANS...................... 33

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
                  2.7.2    INTEREST ON SWINGLINE LOANS............................. 33

                  2.7.3    INTEREST ON NON-REVOLVING CREDIT LOANS AND TERM LOAN.... 33

                  2.7.4    NON-REVOLVING CREDIT LOANS PAYMENT DATES................ 34

                  2.7.5    INTEREST PAYMENT DATES.................................. 34

                  2.7.6    DEFAULT RATE............................................ 34

         2.8      TERMINATION OR REDUCTION OF COMMITMENTS BY THE COMPANY........... 35

         2.9      RECORDS.......................................................... 35

         2.10     LETTER OF CREDIT FACILITIES...................................... 35

                  2.10.1   ISSUANCE OF SCOTTSBURG ALTERNATE LETTER OF CREDIT....... 35

                  2.10.2   [RESERVED].............................................. 36

                  2.10.3   ISSUANCE OF 1997 SCOTTSBURG LETTER OF CREDIT............ 36

                  2.10.4   ISSUANCE OF MCC-BATAVIA ALTERNATE LETTER OF CREDIT...... 36

                  2.10.5   REIMBURSEMENT AND OTHER PAYMENTS........................ 37

                  2.10.6   TRANSFER; REDUCTION; REINSTATEMENT...................... 39

                  2.10.7   OBLIGATIONS ABSOLUTE.................................... 40

                  2.10.8   INDEMNIFICATION......................................... 40

                  2.10.9   LIABILITY OF AGENT...................................... 41

         2.11     STANDBY LETTER OF CREDIT FACILITY................................ 42

                  2.11.1   STANDBY LETTER OF CREDIT COMMITMENT..................... 42

                  2.11.2   TERMS OF STANDBY LETTERS OF CREDIT...................... 43

                  2.11.3   PROCEDURE FOR STANDBY LETTERS OF CREDIT................. 43

                  2.11.4   DRAWING AND REIMBURSEMENT............................... 44

                  2.11.5   REIMBURSEMENT OBLIGATION OF COMPANY FOR STANDBY
                           LETTER OF CREDIT DISBURSEMENTS.......................... 45

                  2.11.6   COMPANY'S OBLIGATIONS ABSOLUTE.......................... 45

                  2.11.7   COLLATERAL IN THE EVENT OF DEFAULT...................... 47

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

                  2.11.8   LIABILITY AND INDEMNIFICATION OF THE AGENT.............. 47

                  2.11.9   GENERAL PROVISIONS...................................... 50

         2.12     ASSUMPTIONS REGARDING NOTICES.................................... 51

                  2.12.1   AUTHORIZED EMPLOYEES.................................... 51

                  2.12.2   NO LIABILITY............................................ 52

                  2.12.3   NOTICE IRREVOCABLE...................................... 52

         2.13     COMPUTATIONS, FEES, PAYMENTS, ETC................................ 52

                  2.13.1   COMPUTATIONS............................................ 52

                  2.13.2   FEES.................................................... 52

                  2.13.3   PAYMENTS................................................ 54

                  2.13.4   CHARGE TO ACCOUNTS...................................... 55

                  2.13.5   FAILURE TO MAKE PAYMENTS BY COMPANY..................... 55

         2.14     TAXES............................................................ 55

         2.15     ADDITIONAL COSTS................................................. 56

                  2.15.1   TAXES, RESERVE REQUIREMENTS, ETC........................ 56

                  2.15.2   CAPITAL ADEQUACY........................................ 57

                  2.15.3   CERTIFICATE OF LENDER................................... 57

         2.16     INABILITY TO DETERMINE RATE; INADEQUACY OF PRICING; ILLEGALITY... 58

                  2.16.1   RATE INABILITY; PRICING INADEQUACY...................... 58

                  2.16.2   ILLEGALITY; TERMINATION OF COMMITMENTS.................. 58

         2.17     OBLIGATION TO INDEMNIFY.......................................... 58

                  2.17.1   EVENTS.................................................. 58

                  2.17.2   STATEMENT............................................... 59

                  2.17.3   SURVIVAL................................................ 59

         2.18     USE OF PROCEEDS.................................................. 59

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

3.       [RESERVED]................................................................ 60

4.       BOND REDEMPTION........................................................... 60

         4.1      COMPANY BOND REDEMPTION.......................................... 60

         4.2      MCC-BATAVIA BOND REDEMPTION...................................... 60

5.       COLLATERAL................................................................ 60

6.       SECURITY AND SUBROGATION UNDER INDENTURE.................................. 61

         6.1      SECURITY......................................................... 61

         6.2      PLEDGE OF RIGHTS TO CERTAIN FUNDS AND INVESTMENTS................ 61

         6.3      PLEDGED BONDS.................................................... 61

                  6.3.1    PLEDGE.................................................. 61

                  6.3.2    PLEDGED BOND PAYMENTS................................... 62

                  6.3.3    RELEASE OF PLEDGED BONDS................................ 62

                  6.3.4    LIABILITY OF AGENT...................................... 63

                  6.3.5    REPRESENTATIONS; RIGHTS AND REMEDIES.................... 63

7.       CONDITIONS PRECEDENT...................................................... 63

         7.1      INITIAL ADVANCES................................................. 63

                  7.1.1    LOAN DOCUMENTS.......................................... 63

                  7.1.2    OPINION LETTERS......................................... 63

                  7.1.3    RESOLUTIONS............................................. 63

                  7.1.4    GOOD STANDING........................................... 64

                  7.1.5    DESIGNATION OF AUTHORIZED EMPLOYEES OF COMPANY.......... 64

                  7.1.6    INSURANCE............................................... 64

                  7.1.7    FULL SYNDICATION........................................ 64

                  7.1.8    UCC SEARCHES............................................ 64

                  7.1.9    CONSENTS................................................ 64

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

                  7.1.10   FEES.................................................... 64

                  7.1.11   NO DEFAULT.............................................. 64

                  7.1.12   REPRESENTATIONS AND WARRANTIES.......................... 64

                  7.1.13   DOCUMENTATION AND PROCEEDINGS........................... 64

                  7.1.14   OTHER DOCUMENTS......................................... 65

                  7.1.15   OTHER CONDITIONS........................................ 65

         7.2      EACH ADVANCE..................................................... 65

                  7.2.1    NO DEFAULTS............................................. 65

                  7.2.2    ACCURACY................................................ 65

                  7.2.3    NOTICES................................................. 65

                  7.2.4    OTHER DOCUMENTS......................................... 65

         7.3      REPRESENTATIONS.................................................. 65

8.       REPRESENTATIONS AND WARRANTIES............................................ 65

         8.1      ORGANIZATION..................................................... 65

         8.2      LATEST FINANCIALS................................................ 66

         8.3      RECENT ADVERSE CHANGES........................................... 66

         8.4      RECENT ACTIONS................................................... 66

         8.5      TITLE............................................................ 66

         8.6      LITIGATION, ETC.................................................. 66

         8.7      TAXES............................................................ 67

         8.8      AUTHORITY........................................................ 67

         8.9      OTHER DEFAULTS................................................... 67

         8.10     CONFLICTS........................................................ 67

         8.11     PATENTS, LICENSES................................................ 68

         8.12     ERISA............................................................ 68

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
         8.13     ENVIRONMENTAL MATTERS............................................ 68

         8.14     INVESTMENT COMPANY ACT........................................... 69

         8.15     GOVERNMENTAL CONSENTS............................................ 69

         8.16     DISCLOSURE....................................................... 70

         8.17     REGISTERED OFFICE................................................ 70

         8.18     SUBSIDIARIES..................................................... 70

         8.19     MARGIN STOCK..................................................... 70

         8.20     STATUS OF PLEDGED COLLATERAL..................................... 70

         8.21     SENIOR DEBT STATUS............................................... 71

9.       AFFIRMATIVE COVENANTS..................................................... 71

         9.1      [RESERVED]....................................................... 71

         9.2      BOOKS AND RECORDS; ACCESS........................................ 71

         9.3      MONTHLY STATEMENTS............................................... 71

         9.4      [RESERVED]....................................................... 72

         9.5      AUDITS........................................................... 72

         9.6      ANNUAL STATEMENTS................................................ 72

         9.7      AUDITOR'S LETTERS................................................ 72

         9.8      ANNUAL BUDGETS, FORECASTS AND COMPARISONS........................ 72

         9.9      NOTICES OF DEFAULT............................................... 73

         9.10     PAYMENT OF CHARGES............................................... 73

         9.11     EXISTENCE; OPERATIONS............................................ 73

         9.12     INSURANCE........................................................ 73

         9.13     COMPLIANCE WITH LAWS............................................. 74

         9.14     ENVIRONMENTAL VIOLATIONS......................................... 74

         9.15     ENVIRONMENTAL AUDIT AND OTHER ENVIRONMENTAL INFORMATION.......... 74

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

         9.16     BUSINESS NAMES AND LOCATIONS..................................... 75

         9.17     ACCOUNTS......................................................... 75

         9.18     ERISA COMPLIANCE................................................. 75

         9.19     FURTHER ASSURANCES............................................... 76

         9.20     COMPLIANCE WITH AGREEMENTS....................................... 76

10.      NEGATIVE COVENANTS........................................................ 76

         10.1     DEBT............................................................. 76

         10.2     LEASES........................................................... 76

         10.3     LIENS............................................................ 77

         10.4     LEVERAGE RATIO................................................... 77

         10.5     FIXED CHARGE COVERAGE RATIO...................................... 77

         10.6     TANGIBLE NET WORTH............................................... 77

         10.7     GUARANTEES....................................................... 77

         10.8     CORPORATE CHANGES................................................ 77

         10.9     REDEMPTIONS...................................................... 77

         10.10    DIVIDENDS........................................................ 78

         10.11    INVESTMENTS, LOANS AND ADVANCES.................................. 78

         10.12    MERGER OR SALE OF ASSETS......................................... 78

         10.13    ACQUISITIONS..................................................... 78

         10.14    TRANSFER OF COLLATERAL........................................... 78

         10.15    SALE AND LEASEBACK............................................... 79

         10.16    LINE OF BUSINESS................................................. 79

         10.17    WAIVERS.......................................................... 79

         10.18    PAYMENTS TO SHAREHOLDERS AND AFFILIATES.......................... 79

         10.19    TRANSACTIONS WITH AFFILIATES..................................... 79

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

         10.20    POST-CLOSING MATTERS............................................. 79

         10.21    BOND DOCUMENTS................................................... 79

         10.22    LIMITATION ON OPTIONAL CALLS..................................... 80

         10.23    EXCESS BORROWING................................................. 80

11.      EVENTS OF DEFAULT......................................................... 80

         11.1     PAYMENT.......................................................... 80

         11.2     BOND DOCUMENTS................................................... 80

         11.3     COVENANTS........................................................ 80

         11.4     REPRESENTATIONS AND WARRANTIES................................... 80

         11.5     OBLIGATIONS...................................................... 80

         11.6     EXECUTION, ATTACHMENT, ETC....................................... 81

         11.7     LOSS, THEFT OR SUBSTANTIAL DAMAGE TO THE COLLATERAL.............. 81

         11.8     JUDGMENTS........................................................ 81

         11.9     BANKRUPTCY, ETC.................................................. 81

         11.10    IMPAIRMENT OF SECURITY........................................... 81

         11.11    OTHER INDEBTEDNESS............................................... 82

         11.12    AMENDMENT........................................................ 82

         11.13    CHANGE OF CONTROL................................................ 82

12.      INTERCREDITOR LIEN AND PAYMENT PROVISIONS................................. 84

         12.1     LIEN PRIORITY.................................................... 84

         12.2     PARTICIPATION IN LETTERS OF CREDIT............................... 84

         12.3     SHARING OF PAYMENTS, ETC......................................... 85

         12.4     RECEIPT OF PAYMENTS BY LENDERS................................... 86

         12.5     DISTRIBUTIONS, ETC............................................... 86

         12.6     BENEFIT.......................................................... 87

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

13.      REPRESENTATIONS AND WARRANTIES TO SURVIVE................................  87

14.      ENVIRONMENTAL INDEMNIFICATION............................................  87

15.      THE AGENT................................................................  88

         15.1     AUTHORIZATION AND ACTION........................................  88

         15.2     AGENT'S RELIANCE, ETC...........................................  88

         15.3     THE AGENT AND ITS AFFILIATES....................................  89

         15.4     LENDER CREDIT DECISION..........................................  89

         15.5     INDEMNIFICATION.................................................  90

         15.6     SUCCESSOR AGENT.................................................  90

         15.7     RELATIONS AMONG LENDERS.........................................  91

         15.8     BENEFIT.........................................................  91

16.      GENERAL  ................................................................  91

         16.1     WAIVER..........................................................  91

         16.2     NOTICES.........................................................  92

         16.3     SUCCESSORS AND ASSIGNS..........................................  93

         16.4     MODIFICATIONS...................................................  96

         16.5     ILLEGALITY......................................................  96

         16.6     GENDER, ETC.....................................................  97

         16.7     HEADINGS........................................................  97

         16.8     PURPOSE.........................................................  97

         16.9     RATIFICATION....................................................  97

         16.10    CLAIMS AND RELEASE OF CLAIMS....................................  97

         16.11    EXECUTION IN COUNTERPARTS.......................................  98

         16.12    REMEDIES CUMULATIVE.............................................  98

         16.13    COSTS, EXPENSES AND LEGAL FEES..................................  98

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

         16.14    INDEMNITY.......................................................  99

         16.15    CONTINUING AGREEMENT............................................  99

         16.16    COMPLETE AGREEMENT..............................................  99

         16.17    NO THIRD PARTY BENEFICIARIES.................................... 100

         16.18    NO PARTNERSHIP OR JOINT VENTURE................................. 100

         16.19    GOVERNING LAW AND JURISDICTION; WAIVER OF JURY TRIAL............ 100

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                                LIST OF EXHIBITS

EXHIBIT A                  List of Lenders, Addresses and Commitments

EXHIBIT B                  Disclosure Schedule

EXHIBIT C                  Substituted Revolving Credit Notes

EXHIBIT D                  Notice of Borrowing

EXHIBIT E                  Notice of Continuation

EXHIBIT F                  Notice of Conversion

EXHIBIT G                  [Reserved]

EXHIBIT H                  Swingline Note

EXHIBIT I                  Compliance Certificate

EXHIBIT J                  Term Note

                           FIFTH AMENDED AND RESTATED
                  CREDIT, REIMBURSEMENT AND SECURITY AGREEMENT

     MULTI-COLOR CORPORATION, an Ohio corporation (the "Company"), the Subsidiaries (as defined herein) of the Company, the Lenders (as defined herein), PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), and PNC CAPITAL MARKETS, INC., as Lead Arranger, hereby agree as follows:

                                    RECITALS:

A. The City of Scottsburg, Indiana ("Scottsburg") has issued its Economic Development Revenue Bonds (Multi-Color Corporation Project) in the principal amount of $5,750,000 (hereinafter collectively referred to as the "Scottsburg Bonds"), under a Trust Indenture dated as of October 1, 1989 (the "Scottsburg Indenture") between Scottsburg and the Trustee.

B. In order to facilitate the issuance and sale of the Scottsburg Bonds and to enhance the marketability of the Scottsburg Bonds and thereby achieve interest cost savings and other savings to the Company, Barclays Bank, PLC, New York Branch ("Barclays") issued its irrevocable letter of credit (the "Scottsburg Letter of Credit") to the Trustee, for the account of the Company, authorizing the Trustee to make one or more draws on Barclays up to an aggregate of $6,303,733, of which original amount (i) $5,750,000 was in respect of principal of the Scottsburg Bonds, (ii) $496,233 was in respect of accrued interest on the Scottsburg Bonds and (iii) $57,500 was to support the payment of a premium upon a redemption as a result of a Determination of Taxability as set forth in the Scottsburg Indenture. As of the Closing Date, the exposure under the Scottsburg Letter of Credit is $2,569,794.

C. Scottsburg has issued its Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (Multi-Color Corporation Project), in the principal amount of $3,000,000 (the "1997 Scottsburg Bonds") under a Trust Indenture dated as of April 1, 1997 (the "1997 Scottsburg Indenture") between Scottsburg and the Trustee.

D. In order to facilitate the issuance and sale of the 1997 Scottsburg Bonds and to enhance the marketability of the 1997 Scottsburg Bonds and thereby achieve interest cost savings and other savings to the Company, the Agent issued its irrevocable letter of credit (the "1997 Scottsburg Letter of Credit") to the Trustee, for the account of the Company, authorizing the Trustee to make one or more draws on the Agent up to an aggregate of $3,049,316 (the "1997 Scottsburg Letter of Credit Amount") as set forth in the 1997 Scottsburg Letter of Credit.

E. With respect to the Scottsburg Bonds, the Company requested the Agent to issue an irrevocable alternate letter of credit (the "Scottsburg Alternate Letter of Credit") to the Trustee in substitution for the Scottsburg Letter of Credit. Pursuant to Section 6.04(b) of the Scottsburg Indenture, the issuance of the Scottsburg Alternate Letter of Credit caused the Scottsburg Bonds to be subject to the right of the holders of the Scottsburg Bonds to require the redemption of the Scottsburg Bonds pursuant to Section 3.01(b)(ii) of the Scottsburg Indenture and the Trustee provided notice in accordance with Section 6.05 of the Scottsburg Indenture to the holders of the Scottsburg Bonds of their right to require such purchase. The Scottsburg Alternate Letter of Credit authorized the Trustee to make one or more draws on the Agent up to an aggregate of $6,303,733 (the "Scottsburg Alternate Letter of Credit Amount"), of which original amount (i) $5,750,000 is in respect of principal of the Scottsburg Bonds and (ii) $496,233 is in respect of accrued interest on the Scottsburg Bonds, (iii) $57,500 is in respect to the premium upon redemption as a result of a Determination of Taxability as set forth in the Scottsburg Indenture. As of the Closing Date, the exposure under the Scottsburg Alternate Letter of Credit is $3,681,187.

F. The County of Clermont, Ohio has issued its Multi-Mode Variable Rate Industrial Development Revenue Bonds, Series 1997 (Buriot International, Inc. Project), in the principal amount of $7,000,000 (the "MCC-Batavia Bonds") under a Trust Indenture dated as of June 1, 1997 (the "MCC-Batavia Indenture") between the County of Clermont, Ohio and the Trustee. Pursuant to an Assumption Agreement dated as of December 13, 1999 between MCC-Batavia and Leonard Z. Eppel, Receiver of Buriot International, Inc., MCC-Batavia assumed and agreed to pay and discharge all of the duties and obligations of Buriot International, Inc. under the Bond Documents (as defined in the MCC-Batavia Indenture).

G. In order to facilitate the issuance and sale of the MCC-Batavia Bonds and to enhance the marketability of the MCC-Batavia Bonds and thereby achieve interest cost savings and other savings to the Company, the Agent, at the request of MCC-Batavia, issued an alternate letter of credit (the "MCC-Batavia Alternate Letter of Credit") to the Trustee, for the account of MCC-Batavia, authorizing the Trustee to make one or more draws on the Agent up to an aggregate of $6,258,083 (the "MCC-Batavia Letter of Credit Amount") as set forth in the MCC-Batavia Letter of Credit. As of the Closing Date, the exposure under the MCC-Batavia Alternate Letter of Credit is $4,815,890.

H. The Company has requested that the Lenders extend a $6,000,000 revolving credit facility to the Company.

I. The Company has requested that the Lenders extend a standby letter of credit facility to the Company to be included as a $500,000 sub-limit to the revolving credit facility.

J. The Company has requested that PNC Bank, National Association, as Lender, extend a Swingline credit facility to the Company to be included as a $1,000,000 sub-limit to the revolving credit facility.

K. The Company has requested that the Lenders extend a $15,000,000 non-revolving credit facility to the Company for acquisition purposes.

L. The Company has requested that the Lenders extend a $4,680,000 term loan to the Company.

M. The Agent and the Lenders are willing to issue the above-referenced letter of credit facilities and to make available the above-referenced credit facilities on the terms and conditions hereinafter set forth.

1.   DEFINITIONS.

     1.1 DEFINED TERMS. In this Credit Agreement (except as otherwise expressly provided for or unless the context otherwise requires), defined terms may be used in the singular or plural, the use of any gender includes all other genders and the following terms have the meanings specified in the foregoing recitals:

            Agent                          Scottsburg

            Barclays                       Scottsburg Alternate Letter of Credit
            Company                        Scottsburg Alternate Letter of Credit
                                            Amount

            MCC-Batavia                    Scottsburg Indenture
            MCC-Batavia Alternate Letter

             of Credit                     Scottsburg Letter of Credit
            MCC-Batavia Bonds
            MCC-Batavia Indenture
            MCC-Batavia Letter of Credit

             Amount

            In addition, the following terms shall have the following meanings, unless the context requires otherwise:

            1.1.1       "Acquisition" will mean the acquisition by any Person of
                        (a) all or substantially all of the capital stock or other equity interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

            1.1.2 "Adjusted EBITDA" will mean, for any period, with respect to the Company and its Subsidiaries on a consolidated basis, the sum of (a) operating income before interest expenses and tax expenses calculated in accordance with GAAP for such period (excluding the effect of any extraordinary or other non-recurring gains or losses (including any gain or loss from the sale of property)) plus (b) an amount which in the determination of operating income for such period has been deducted for (i) depreciation and amortization for such period and (ii) non-recurring fees and expenses incurred in connection with the closing of this Credit Agreement. From and after the closing of any Permitted Acquisition, the historical EBITDA of the subject of such Permitted Acquisition, as reasonably adjusted by Agent in its sole discretion, will be included in the calculation of Adjusted EBITDA for purposes of this definition.

            1.1.3 "Advance" or "Advances" will mean Revolving Credit Loans, Non-Revolving Credit Loans or Swingline Loans, as the case may be, as well as the Term Loan.

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            1.1.4       "Affiliate" will mean, with respect to any Person (a)
                        any other Person directly or indirectly controlling, controlled by or under common control with such Person, or (b) any Person who is a director or officer of such Person or any Subsidiary thereof. A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to (i) vote ten percent (10%) or more of the voting equity of such other Person, or (ii) direct or cause the direction of the management and policies of such other Person, whether through voting securities, by contract or otherwise.

            1.1.5       "Agency Fee" will have the meaning given that term in
                        Section 2.13.2(d), below.

            1.1.6 "Agent's Account" will mean the account of the Agent maintained by the Agent at its office at 201 East Fifth Street, Cincinnati, Ohio 45201-1198, Account Number 4110349324, Attention: Corporate Banking, or such other account maintained by the Agent and designated by the Agent in a written notice to the Lenders and the Company.

            1.1.7 "Aggregate Outstanding Revolving Credit" will mean an amount equal to the sum of (i) the aggregate unpaid principal amount of all Revolving Credit Loans, (ii) the stated amount of all Standby Letters of Credit and (iii) the aggregate unpaid principal amount of all Swingline Loans.

            1.1.8 "Aggregate Outstanding Non-Revolving Credit" will mean an amount equal to the sum of the aggregate unpaid principal amount of all Non-Revolving Credit Loans.

            1.1.9 "Alternate Letter of Credit" will mean the Scottsburg Alternate Letter of Credit and the MCC-Batavia Alternate Letter of Credit, collectively and individually as the context requires.

            1.1.10 "Amortization Commencement Date" will mean, with respect to a particular Advance under the Non-Revolving Credit Facility, the date ninety (90) days after the date of such Advance.

            1.1.11 "Applicable Lending Office" will mean the office for each Lender set forth in Exhibit A.

            1.1.12      "Applicable Margin" will mean:

                        a. As to any Base Rate Advance:
                                                                      APPLICABLE

                        LEVERAGE RATIO                                 MARGIN
                        --------------                              -----------
                          Less than or equal to 2.0x                       0.00%

                        Greater than 2.0x but less
                         than or equal to 2.5x                             0.00%

                        Greater than 2.5x but less
                         than or equal to 3.0x                             0.00%

                        Greater than 3.0x                                  0.00%

                        b. As to any Eurodollar Rate Advance:

                                                                      APPLICABLE

                        LEVERAGE RATIO                                 MARGIN
                        --------------                              -----------

                          Less than or equal to 2.0x                       1.25%

                        Greater than 2.0x but less
                         than or equal to 2.5x                             1.50%

                        Greater than 2.5x but less
                          than or equal to 3.0x                            1.75%

                        Greater than 3.0x                                  2.00%

            1.1.13 "Assignment and Acceptance" will mean a form substantially in the form delivered to each Lender in connection with the Closing to transfer interests in its Loans.

            1.1.14 "Authorized Employee" will mean any person designated in the notice required pursuant to Section 7.1.5, below, which designation shall continue in full force and effect until revoked by the Company in a subsequent written notice delivered to the Agent.

            1.1.15 "Available Commitment" will mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment over (b) the sum of
                        (i) the then outstanding Revolving Credit Loans, Swingline Loans and Non-Revolving Credit Loans made by such Lender and (ii) such Lender's Ratable Portion of all outstanding Letter of Credit Obligations (without duplication for any amount thereof included under clause
                        (i), above).

            1.1.16 "Bank Interest Rate" will mean, at any time that sums are due and payable to the Agent under Section 2.10.5, below, the Prime Rate plus three percent (3%) per annum.

            1.1.17 "Base Rate" will mean the higher of (i) the Prime Rate or (ii) 1/2% per annum in excess of the Federal Funds Rate.

            1.1.18 "Base Rate Advance" will mean any Advance as to which the Company has elected (or is deemed to have elected) an Interest Rate that is based upon the Base Rate.

            1.1.19 "Bond Counsel" will mean Taft, Stettinius & Hollister LLP as to the Scottsburg Bonds and Peck, Shaffer & Williams, L.L.P. as to the 1997 Scottsburg Bonds and the MCC-Batavia Bonds.

            1.1.20 "Bond Documents" will mean the Bonds, the Indenture, the Reimbursement Agreement, the Security Documents, the Remarketing Agreement and any other agreements or instruments relating thereto.

            1.1.21 "Bonds" will mean the Scottsburg Bonds, 1997 Scottsburg Bonds and MCC-Batavia Bonds, collectively and individually as the context requires.

            1.1.22 "Borrowing" will mean a borrowing consisting of all Advances made on a given Borrowing Date.

            1.1.23 "Borrowing Date" will mean the date on which an Advance is made.

            1.1.24 "Business Day" will mean a day of the year on which banks are not required or authorized to close in Pittsburgh, Pennsylvania or Cincinnati, Ohio and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in dollar deposits in the London interbank market.

            1.1.25 "Cash Collateral Account" will mean Account No. 4110349324 at the Agent.

            1.1.26 "Closing Date" will mean the date on which this Credit Agreement and the related Loan Documents are executed.

            1.1.27 "Code" will mean the Internal Revenue Code of 1986, as amended or supplemented from time to time.

            1.1.28 "Collateral" will mean any property, real or personal, tangible or intangible, referred to in this Credit Agreement or the Security Documents or now or in the future securing any of the Obligations.

            1.1.29 "Commitment" or "Commitments" will mean the Revolving Commitment, Standby Letter of Credit Commitment, Letter of Credit Commitment, the Non-Revolving Commitment and the Swingline Commitment, as adjusted from time to time pursuant to Section 2.8, below.

            1.1.30 "Commitment Fee" will have the meaning given to that term in Section 2.13.2(b), below.

            1.1.31 "Continuation Date" will mean the date on which an Advance is continued as the same Type of Advance for a successive Interest Period upon expiration of the preceding Interest Period (subject to Section 2.5, below).

            1.1.32 "Conversion Date" will mean the date on which an Advance is converted into a different Type of Advance (subject to Section 2.5, below).

            1.1.33 "Credit Agreement" will mean this Fifth Amended and Restated Credit, Reimbursement and Security Agreement and any amendments or supplements thereto made from time to time in accordance with Section 16.4, below.

            1.1.34 "Credit Facilities" will mean the Revolving Credit Facility, the Non-Revolving Credit Facility, the Swingline Subfacility, the Term Loan and the Letter of Credit Facilities, as described in Section 2, below.

            1.1.35 "Date of Issuance" will mean the respective dates the Scottsburg Alternate Letter of Credit, the 1997 Scottsburg Letter of Credit or the MCC-Batavia Alternate Letter of Credit were issued and delivered to the Trustee, as the context requires.

            1.1.36 "Default" will mean any event or condition which, with the passage of time, the giving of notice or the determination by the Agent or any of the Lenders, or any combination of the foregoing, would constitute an Event of Default.

            1.1.37 "Default Rate" will mean two percent (2%) per annum plus the Base Rate in effect from time to time while an Event of Default exists, but not more than the highest rate permitted by applicable law.

            1.1.38 "Disclosure Schedule" will mean the updated schedules to be provided by the Company that are attached hereto as Exhibit B.

            1.1.39 "Dollars" will mean lawful money of the United States of America.

            1.1.40 "EBITDA" will mean operating income (or loss) before interest expenses, tax expenses, depreciation and amortization expenses.

            1.1.41 "Eligible Investments" means (i) obligations issued or guaranteed by any state or political subdivision thereof rated A higher by Moody's Investors Services Inc. or rated A-2 or higher by Standard and Poor's Corporation, or their successor; (ii) shares of a money market mutual fund the assets of which are exclusively invested in obligations of the type described in (i) above; and (iii) investments expressly approved by Bond Counsel in writing; provided that any such investment or deposit is not prohibited by law.

            1.1.42 "ERISA" will mean the Employee Retirement Income Security Act of 1974, or any successor statute, as amended or supplemented from time to time.

            1.1.43 "ERISA Affiliate" will mean any person (as defined in Section 3(a)) of ERISA including each trade or business (whether or not incorporated) that together with the Company, or any Subsidiary thereof, would be deemed to be a "single employer" or member of the same "controlled group" within the meaning of Section 414 of the Code.

            1.1.44 "Eurocurrency Liabilities" will have the meaning given such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            1.1.45 "Eurodollar Rate" will mean, with respect to any Eurodollar Rate Advance and its related Interest Period, the interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), determined by the Agent by dividing (a) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rate for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two Business Days before the first day of such Interest Period for an amount comparable to such Eurodollar Rate Advance by (b) a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate may also be expressed by the following formula:

                         Eurodollar = Average of London interbank offered rate
                         Rate         on Dow Jones Markets Service
                                      display page 3750 as quoted by British
                                      Banker's Association or appropriate
                                      successor

                                      ------------------------------------------
                                      1.00 - Eurodollar Rate Reserve Percentage

                        The Eurodollar Rate will be adjusted with respect to any Eurodollar Rate Advance outstanding on the effective date of any change in the Eurodollar Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Company of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

            1.1.46 "Eurodollar Rate Advance" will mean any Advance as to which the Company has elected an Interest Rate that is based upon the Eurodollar Rate.

            1.1.47 "Eurodollar Rate Reserve Percentage" will mean for any day, the maximum reserve percentage (rounded upward if necessary, to the next higher 1/100 of 1%), as determined by the Agent, which is in effect on such day as prescribed from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, marginal, special or other reserve requirements) for a member bank of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to the term of the relevant Eurodollar Rate Advance.

            1.1.48      "Event of Default" will mean any of the events listed in
                        Section 11 of this Credit Agreement.

            1.1.49 "Excess Cash Flow" will mean, for any Fiscal Year, the difference (if positive) between Adjusted EBITDA and Fixed Charges of the Company and its Subsidiaries for such Fiscal Year.

            1.1.50 "Federal Funds Rate" will mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            1.1.51 "Fiscal Quarter" means each three (3) month fiscal period of the Company and its Subsidiaries.

            1.1.52 "Fiscal Year" means each annual fiscal period of the Company and its Subsidiaries ending on or about March 31.

            1.1.53 "Fixed Charge Coverage Ratio" will mean for the Company and its Subsidiaries on a consolidated basis the ratio of Adjusted EBITDA to Fixed Charges.

            1.1.54 "Fixed Charges" will mean for any period of determination the sum of interest expense, scheduled principal payments on long-term debt, scheduled payments under capital leases, income taxes paid, dividends and distributions to shareholders, and Unfunded Capital Expenditures, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

            1.1.55 "GAAP" will mean generally accepted accounting principles.

            1.1.56 "Governmental Authority" will mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of the United States of America, of any state, the District of Columbia, municipality or any other governmental entity.

            1.1.57 "Hazardous Wastes", "hazardous substances" and "pollutants or contaminants" will mean any substances, waste, pollutant or contaminant now or hereafter included with any respective terms under any now existing or hereinafter enacted or amended federal, state or local statute, ordinance, code or regulation designed to protect the environment, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA").

            1.1.58 "Hedging Agreements" will mean, collectively, any International Swaps and Derivatives Association Master Agreement ("Master Agreement") between or among the Company and any Lender, or any Affiliate of the Company or any Lender, and including each Transaction (as such term is defined in the Master Agreement), as confirmed in the applicable confirmation of each such Transaction; and any obligation of the Company or any of its Subsidiaries to any Lender or any Affiliate of any Lender under any other interest rate swap, cap, collar, floor, option, forward, or other type of interest rate protection, foreign exchange or derivative transaction agreement.

            1.1.59 "Indebtedness" will mean, for any Person, without duplication, the following: (a) all obligations (including capitalized lease obligations) which in accordance with GAAP would be shown on a balance sheet as a liability, excluding, however, all accounts payable and accrued liabilities incurred in the ordinary course of business; (b) all obligations for borrowed money (whether considered short-term or long-term); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made; (d) all guarantees, reimbursement, payment or similar obligations, absolute, contingent or otherwise, under acceptance, letter of credit or similar facilities; (e) all Indebtedness of any other Person secured by (or for which the holder of such Indebtedness has a right, contingent or otherwise, to be secured by) any lien of any kind upon or in property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of any such Indebtedness; (f) the principal portion of all obligations of such Person under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (g) all net obligations of such Person in respect of Hedging Agreements, (h) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (i) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated.

            1.1.60 "Indenture" will mean the Scottsburg Indenture, the 1997 Scottsburg Indenture and the MCC-Batavia Indenture, collectively and individually as the context requires.

            1.1.61 "Interest Draft" will mean a drawing under any Letter of Credit to be used for payment of interest due on the applicable Bonds.

            1.1.62 "Interest Period" will mean, with respect to any (a) Base Rate Advance, a period commencing on the Borrowing Date or

                        Conversion Date thereof, as applicable, and ending on a date designated by the Company in the related Notice of Conversion; (b) Eurodollar Rate Advance, a period commencing on the Borrowing Date, Conversion Date or Continuation Date thereof, as applicable, and ending on a date one (1) month, two (2) months, three (3) months or six (6) months thereafter, as designated by the Company in the related Notice of Borrowing, Notice of Conversion or Notice of Continuation; provided, however, that:

                        a. the Company may not select any Interest Period that ends after the Termination Date;

                        b. whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                        c. whenever the first day of any Interest Period occurs on the last Business Day of a calendar month (or on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of such calendar month;

                        d. in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which each preceding Interest Period expires; and

                        e. no more than nine (9) different Interest Periods may be outstanding at any one time.

            1.1.63 "Interest Portion" will have the meaning ascribed to such term in the Letters of Credit.

            1.1.64      "Interest Rate" will mean the applicable rates under
                        Section 2.7, below.

            1.1.65 "Issuer" will mean Clermont County, Ohio and Scottsburg, Indiana, individually or collectively as applicable.

            1.1.66      "Items" will have the meaning given that term in Section
                        3.1 of this Credit Agreement.

            1.1.67      "Lead Arranger" will mean PNC Capital Markets, Inc.

            1.1.68 "Lender" will mean any of the Persons identified as a "Lender" on the signature pages hereto, and any assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

            1.1.69 "Letter of Credit" or "Letters of Credit" will mean the Scottsburg Alternate Letter of Credit, the 1997 Scottsburg Letter of Credit and the MCC-Batavia Alternate Letter of Credit, individually and collectively as the context requires.

            1.1.70 "Letter of Credit Amount" or Letter of Credit Amounts" will mean the Scottsburg Alternate Letter of Credit Amount, the 1997 Scottsburg Letter of Credit Amount, and the MCC-Batavia Letter of Credit Amount, as applicable.

            1.1.71 "Letter of Credit Commitment" will mean the commitment of the Agent on behalf of the Lenders to issue Letters of Credit pursuant to Section 2.10, below.

            1.1.72 "Letter of Credit Documents" will mean the respective applications and agreements with respect to Letters of Credit and Standby Letters of Credit on the Agent's standard forms thereof (or such other form as the Agent and the Company or the Company may agree) signed at the time of issuance or renewal of such Letters of Credit or Standby Letters of Credit.

            1.1.73 "Letter of Credit Facilities" will mean the Credit Facilities described in Sections 2.10 and 2.11 of this Credit Agreement.

            1.1.74 "Letter of Credit Obligations" will mean an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and Standby Letters of Credit, plus (b) the aggregate amount of drawings under Letters of Credit and Standby Letters of Credit that have not then been reimbursed by the Company.

            1.1.75 "Leverage Ratio" will mean the ratio of (i) Indebtedness to (ii) Adjusted EBITDA, on a consolidated basis for the Company and its Subsidiaries, calculated as of the end of each Fiscal Quarter for the immediately preceding four Fiscal Quarters.

            1.1.76      "Levies" will have the meaning given that term in
                        Section 2.14 of this Credit Agreement.

            1.1.77 "Liquidity Period" will mean the period beginning on the date hereof and terminating on the first to occur of (i) the date the Letters of Credit terminate, (ii) the first date on which there are no longer any Bonds Outstanding other than Bonds secured by an

                        Alternate Letter of Credit, and (iii) the date the Liquidity Period is terminated pursuant to Section 11.

            1.1.78 "Loan Documents" will mean this Credit Agreement, the Notes, the Security Documents, the Notices, the Letter of Credit Documents and such other agreements, instruments and documents, including but not limited to subordination and intercreditor agreements, powers of attorney, consents, reimbursement agreements, guaranties, notices, certificates and all other written matter now or hereafter executed by or on behalf of the Company or any of its Subsidiaries, and delivered to the Agent or the Lenders in connection with this Credit Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby.

            1.1.79 "Long Term Rate" will have the meaning ascribed to such term in the Indenture, as applicable.

            1.1.80 "Multiemployer Plan" will mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

            1.1.81      "Non-Revolving Applicable Margin" will mean:

                        a.    As to any Base Rate Advance:

                                                                   APPLICABLE
                        LEVERAGE RATIO                               MARGIN
                        --------------                             ----------

                        Less than or equal to 2.0x                       0.00%

                        Greater than 2.0x but less
                         than or equal to 2.5x                           0.00%

                        Greater than 2.5x but less
                         than or equal to 3.0x                           0.00%

                        Greater than 3.0x                                0.00%

                        b. As to any Eurodollar Rate Advance:

                                                                   APPLICABLE
                        LEVERAGE RATIO                               MARGIN
                        --------------                             ----------

                        Less than or equal to 2.0x                       1.25%

                        Greater than 2.0x but less
                         than or equal to 2.5x                           1.50%

                        Greater than 2.5x but less
                         than or equal to 3.0x                           1.75%

                        Greater than 3.0x                                2.00%

            1.1.82 "Non-Revolving Commitment" will mean, as to any Lender, the dollar amount set forth opposite its name on Exhibit A hereto under the heading Non-Revolving Commitment.

            1.1.83 "Non-Revolving Credit Facility" will mean the Credit Facility described in Section 2.2, below.

            1.1.84 "Non-Revolving Credit Loans" will mean the advances made pursuant to Section 2.2, below."

            1.1.85 "Non-Revolving Credit Notes" will mean the notes evidencing the Non-Revolving Credit Loans made by the Company in favor of the Lender at the time each Non-Revolving Credit Loan is made, and all amendments, extensions and renewals made thereto from time to time."

            1.1.86 "Notes" will mean the Substituted Revolving Credit Notes, the Non-Revolving Credit Notes and the Swingline Note and will include any amendments, extensions and renewals made thereto from time to time.

            1.1.87 "Notice of Borrowing" will mean the notice required under Section 2.3, below, in the form attached to this Credit Agreement as Exhibit D.

            1.1.88 "Notice of Continuation" will mean the notice required under Section 2.5, below, in the form attached to this Credit Agreement as Exhibit E.

            1.1.89 "Notice of Conversion" will mean the notice required under Section 2.5, below, in the form attached to this Credit Agreement as Exhibit F.

            1.1.90 "Notice of Prepayment" will mean the notice required under Section 2.6, below.

            1.1.91 "Notices" will mean all Notices of Borrowing, Notices of Continuation, Notices of Conversion, Notices of Prepayment, or any notice under Section 2.8, below, of termination or reduction.

            1.1.92 "Obligations" will mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Agent and/or any or all of the Lenders from the Company and its Subsidiaries of any kind or nature arising under this Credit Agreement, the Letters of Credit, the Standby Letters of Credit, the Letter of Credit Documents, the Notes, the Hedging Agreements, or any of the Loan Documents, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease, or guaranty, whether under any interest or currency swap, future, option or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise), whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and all charges, expenses, fees, including but not limited to reasonable attorneys' fees and expenses, and any other sums chargeable to the Company under any of the Obligations.

            1.1.93 "Outstanding" when applied to the Bonds will have the meaning ascribed to such term in the Indenture.

            1.1.94 "PBGC" will mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            1.1.95 "Permitted Acquisition" means any Acquisition by the Company or any Subsidiary thereof for consideration no greater than the fair market value of the capital stock (or other equity interest) or property acquired; provided that (a) the property acquired (or the property of the Person acquired) in such Acquisition is located entirely within the continental United States of America and constitutes assets used or useful in the same or a similar line of business as the Company and its Subsidiaries were engaged on the Closing Date (or goodwill associated therewith), (b) the property acquired (or the property of the Person acquired) in such Acquisition becomes part of the Collateral upon the closing of such Acquisition, (c) in the case of an Acquisition of the capital stock or other outstanding equity interest of another Person, such Person shall have delivered to the Agent upon the closing of such Acquisition an unlimited guarantee of the Obligations in form acceptable to the Agent, (d) in the case of an Acquisition of the capital stock or other outstanding equity interest of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition,
                        (e) the Company shall have delivered to the Agent, prior to the closing of such Acquisition, a certificate demonstrating that, upon giving effect to such Acquisition, (1) the Company and its Subsidiaries are in compliance with this Credit Agreement, (2) the pro-forma Leverage Ratio is not greater than 2.75 to 1.00, and (3) the amount available for borrowing under the Revolving Credit Facility is at least $3,500,000, and (f) the representations and warranties made by the Company in this Credit Agreement or in any other Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date.

            1.1.96      "Permitted Liens" will mean:

                        a. liens securing the payment of taxes, either not yet due or the validity of which is being contested by the Person being charged in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by GAAP;

                        b. deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                        c. liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business;

                        d. purchase money liens incurred in the connection with the acquisition of capital assets limited to the specific assets acquired with such financing (subject to the acquisition of such assets and incurrence of such debt being otherwise permitted by the terms of this Credit Agreement);

                        e. liens in favor of the Agent for the benefit of the Lenders under this Credit Agreement or the Security Documents; and

                        f.    liens disclosed on the updated Disclosure
                              Schedule.

            1.1.97      "Permitted Stock Buybacks" has the meaning set forth in
                        Section 10.9 (Redemptions), below.

            1.1.98 "Person" will mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            1.1.99 "Plan" will mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of the Company or any ERISA Affiliate.

            1.1.100 "Potential Default" will mean any event or condition which may with lapse of time or notice or both constitute a Default or Event of Default.

            1.1.101 "Prime Rate" will mean the rate established by the Agent from time to time based on its consideration of various factors, including money market, business and competitive factors, and is not necessarily the Agent's most favored interest rate. Subject to any maximum or minimum interest rate limitations specified herein or by applicable law, if and when the Prime Rate changes while any indebtedness, principal or interest or any other amount remains outstanding under this Credit Agreement, then in each such event, any rate of interest payable under this Credit Agreement, the Notes or any of the other Loan Documents based on the Prime Rate will change automatically without notice to the Company effective the date of such change.

            1.1.102 "Principal Portion" will have the meaning ascribed to such term in the Letters of Credit.

            1.1.103 "Ratable Portion" will mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which will be the amount of such Lender's Revolving Commitment and the denominator of which will be the aggregate amount of all of the Lenders' Revolving Commitments, as the case may be; provided, however, that as to any Lender that fails or refuses to make its Ratable Portion of any Advance (or to pay any required participation payment relative to any Letter of Credit or Standby Letter of Credit), such Lender's Ratable Portion of payments distributable to Lenders shall be adjusted accordingly.

            1.1.104 "Redemption Draft" will mean a drawing under any Letter of Credit to be used for payment of the portion of the redemption price of the applicable Bonds corresponding to the principal amount thereof to be redeemed and cancelled by the Issuer pursuant to the Indenture, or payment of the principal amount of such Bonds at their stated maturity or upon acceleration of payments due on such Bonds pursuant to the Indenture.

            1.1.105 "Register" will mean a listing maintained by the Agent of the names and addresses of the Lenders and their respective Commitments, and of the principal amount owing to each Lender under the Credit Facilities from time to time.

            1.1.106 "Remarketing Agent" will mean the Remarketing Agent under the Indenture, as applicable.

            1.1.107 "Remarketing Agreement" means the Remarketing Agent's agreement to perform its duties under the Indenture.

            1.1.108 "Reportable Event" will mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

            1.1.109 "Required Lenders" shall mean Lenders whose Commitments aggregate at least two-thirds of the Commitments of all of the Lenders.

            1.1.110 "Responsible Officer" will mean, with respect to any Person, any of its financial officers, or its chairman, chief executive officer, president or any vice president.

            1.1.111 "Revolving Commitment" will mean, as to any Lender, the dollar amount set forth opposite its name on Exhibit A hereto under the heading Revolving Commitment, as such amount may be reduced from time to time pursuant to
                        Section 2.8, below.

            1.1.112 "Revolving Conditions" will mean the conditions specified in Section 2.1, below.

            1.1.113 "Revolving Credit Facility" will mean the Credit Facility described in Section 2.1, below.

            1.1.114 "Revolving Credit Loans" will mean the advances made pursuant to Section 2.1. below.

            1.1.115 "Security Documents" will mean the security agreements, pledges, mortgages or other documents delivered by the Company to the Agent for the benefit of the Lenders now or in the future to encumber the Collateral in favor of the Agent for the benefit of the Lenders.

            1.1.116 "Senior Debt" will mean the principal amount of all Indebtedness of the Company or its Subsidiaries that is not Subordinated Debt.

            1.1.117 "Solvent" will mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is about to engage, (d) the fair value of such Person's assets is greater than the total amount of such Person's liabilities, including, without limitation, contingent liabilities and (e) the present fair saleable value of such Person's assets is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            1.1.118 "Standby Letter of Credit" or "Standby Letters of Credit" will mean Standby Letters of Credit issued pursuant to Section 2.11 of this Credit Agreement to support the contingent obligation of the Company to pay a supplier amounts due under a purchase contract or for such other corporate purpose to which the Agent consents in its sole discretion.

            1.1.119 "Standby Letter of Credit Commitment" will mean the Commitment of the Agent on behalf of the Lenders to issue Standby Letters of Credit in the aggregate not exceeding (a) the Available Commitment or (b) $500,000.

            1.1.120 "Standby Letter of Credit Conditions" will mean the conditions specified in Section 2.11.1 of this Credit Agreement.

            1.1.121 "Standby Letter of Credit Disbursements" will have the meaning given that term in Section 2.11.5 of this Credit Agreement.

            1.1.122 "Standby Letter of Credit Facility" will mean the Credit Facility described in Section 2.11 of this Credit Agreement.

            1.1.123 "Subordinated Debt" will mean any Indebtedness of the Company or its Subsidiaries: (i) which is subordinated to the Lenders pursuant to a subordination agreement or other instrument in form and substance acceptable to the Lenders and (ii) that the Lenders have consented in writing to being incurred by the Company or any of its Subsidiaries in accordance with the terms of this Credit Agreement.

            1.1.124 "Subsidiary" will mean, as to any Person, any corporation, partnership, trust or other entity of which fifty percent (50%) or more of the stock (or equivalent ownership or controlling interest) having by the terms thereof ordinary voting power to elect a majority of the directors (if a corporation) or to select the trustee or exercise equivalent controlling interest (irrespective of whether or not at the time stock of any class or classes of such corporation or other interest of such entity shall have or might have voting power by reason of the happening of any contingency), is at any relevant time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or any combination thereof.

            1.1.125 "Substituted Revolving Credit Notes" will mean the notes evidencing the Revolving Credit Loans, which shall be in the form attached hereto as Exhibit C, and will include all amendments, extensions and renewals made thereto from time to time.

            1.1.126 "Swingline Commitment" will mean the credit facility in an amount not to exceed $1,000,000 from PNC Bank, National Association, as such amount may be reduced from time to time pursuant to Section 2.8, below, evidenced by the Swingline Note.

            1.1.127 "Swingline Conditions" will mean the conditions specified in Section 2.2A, below.

            1.1.128 "Swingline Documents" will mean the Swingline Note and all riders, trust agreements and other documents relating to money management services provided by PNC Bank to the Company executed in connection with the Swingline Note.

            1.1.129 "Swingline Subfacility" will mean the Credit Facility described in Section 2.2A, below.

            1.1.130 "Swingline Loan(s)" will mean the advances made pursuant to Section 2.2A below.

            1.1.131 "Swingline Note" will mean the promissory note evidencing the Swingline Loan(s), which shall be in the form attached hereto as Exhibit H, and will include all amendments, extensions and renewals made thereto from time to time.

            1.1.132 "Tangible Net Worth" at any particular time, with respect to any particular Person, will mean (i) the sum of the amounts appearing on the balance sheet of such Person as (a) the stated value of all outstanding stock and (b) capital, paid-in and earned surplus; less (ii) the sum of (a) the deficit in any surplus or capital account, including treasury stock, (b) any amounts at which shares of the capital stock of such Person appear on the asset side of such balance sheet, and (c) any amounts by which patents, trademarks, trade names, organizational expenses and other intangible items of similar nature and goodwill appear on the asset side of such balance sheet, all as of the last day of the month previous to such particular time. In calculating Tangible Net Worth, FASB 87 pension adjustments after Fiscal Year end 1994 will be excluded. Tangible Net Worth will not be increased by any conversion of shares or other changes in any of the capital accounts that do not result in a cash equity infusion to the Company.

            1.1.133     "Taxes" will have the meaning given that term in Section
                        2.14 of this Credit Agreement.

            1.1.134 "Tender Agent" will mean the Tender Agent under the Indenture, as applicable.

            1.1.135 "Tender Draft" will mean a drawing or drawings under Exhibit B to any Letter of Credit to be used for payment of the purchase price of the applicable Bonds tendered to the Tender Agent in accordance with the Indenture and not remarketed.

            1.1.136     "Term Loan" will mean the Advances made pursuant to
                        Section 2.2B of this Credit Agreement.

            1.1.137 "Termination Date" will mean July 31, 2005; provided, however, that the Termination Date will in no event be later than the date on which all of the Commitments for the Credit Facilities will have been terminated in whole, whether by expiration or upon acceleration.

            1.1.138 "Total Revolving Commitment" will mean the aggregate of the Revolving Commitment and the Non-Revolving Commitment.

            1.1.139 "Treasury Rate" will mean the weekly average rate for United States Treasury Notes with maturities of five (5) years (computed on a constant maturity basis) as published in the most current version of the Federal Reserve Board Publication HR.15 as determined by the Agent on any date of determination.

            1.1.140 "Trustee" shall mean the Trustee under the Indenture, as applicable.

            1.1.141 "Type of Advance" refers to the distinction between Advances bearing interest at the Base Rate or Eurodollar Rate.

            1.1.142 "Unfunded Capital Expenditures" shall mean any capital expenditures utilizing funds other than funds borrowed from the Lenders hereunder.

            1.1.143 "Unremarketed Tendered Bonds" means Bonds which (a) have been tendered for purchase pursuant to optional or mandatory tender provisions of the Bonds and Indenture, and (b) have not been successfully remarketed by the Remarketing Agent prior to 11:00 a.m. on the date of purchase thereof pursuant to such tender.

            1.1.144 "Withdrawal Liability" will mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     1.2 OTHER ACCOUNTING DEFINITIONAL PROVISIONS. Unless otherwise specified, all accounting terms used herein and all accounting determinations made hereunder shall be made in accordance with GAAP, applied consistently with the audited financial statements of the Company for the Fiscal Year ended March 31, 2002, except for any inconsistency resulting from any change in accounting principles or methods adopted by the Company with the agreement of its independent certified public accountants; provided, however, that if any change in GAAP or its application occurs hereafter or if the Company adopts a change to its accounting principles or methods with the agreement of its independent certified public accountants, and such change results in a change in the calculations of any financial covenants or restriction set forth in this Credit Agreement, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenant or restriction so as to equitably reflect such change, with the desired result being that the criteria for evaluating the financial condition and results of operations of the Company shall be the same after such change as if such change had not been made. Pending the resolution of any such negotiations, the Company will provide to each Lender such unaudited financial statements and proforma statements using the accounting methods and principles used in the preparation of the audited financial statements for the year ended March 31, 2002 as are necessary to enable the Lenders to test the financial covenants and restrictions contained herein.

     1.3 OTHER DEFINITIONAL PROVISIONS. All terms defined in this Credit Agreement in the singular will have comparable meanings when used in the plural and vice-versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement will mean this Credit Agreement as a whole and not any particular provision of this Credit Agreement.

2.   CREDIT FACILITIES.

     2.1    REVOLVING CREDIT FACILITY.

            2.1.1 Each Lender severally agrees to make, subject to the terms and conditions herein set forth, Revolving Credit Loans to the Company on any Business Day during the period from the Closing Date to the Business Day preceding the Termination Date upon the request of the Company in an amount not to exceed the Available Commitment of such Lender; provided that:

                        a. such Lender's Ratable Portion of the Aggregate Outstanding Revolving Credit shall not exceed at any time such Lender's Revolving Commitment; and

                        b.    no Default or Event of Default exists.

            2.1.2 Within the above-described limits, the Company may borrow under this Section 2.1, prepay pursuant to
                        Section 2.6.1, below, and reborrow under this Section
                        2.1.

            2.1.3 The Revolving Credit Loans will be evidenced by the Substituted Revolving Credit Notes and will bear interest and be payable in the manner set forth herein and therein. The Company will pay to the Agent for the account of the Lenders the outstanding principal amount of, and all accrued and unpaid interest on, all Revolving Credit Loans on the Termination Date.

            2.1.4 The initial term of the Revolving Credit Loans and the Substituted Revolving Credit Notes will commence on the Closing Date and expire on the Termination Date. On each anniversary date of the Substituted Revolving Credit Notes, the Substituted Revolving Credit Notes and the Revolving Credit Loans may be extended, in the sole discretion of the Lenders, for additional periods of one
                        (1) year each upon the request of the Company by written notice given to the Agent at least sixty (60) days prior to the anniversary date. The failure of the Lenders to respond to such request within thirty (30) days after receipt of such notice shall be deemed to be a denial of the request.

     2.2    NON-REVOLVING CREDIT FACILITY.

            2.2.1 Each Lender severally agrees to make, subject to the terms and conditions herein set forth, Non-Revolving Credit Loans to the Company on any Business Day during the period from the Closing Date to July 11, 2003 upon the request of the Company in an amount not to exceed $15,000,000 in the aggregate; provided that:

                        a. such Lender's Ratable Portion of the Aggregate Outstanding Non-Revolving Credit shall not exceed at any time such Lender's Non-Revolving Commitment; and

                        b.    no Default or Event of Default exists.

            2.2.2 Within the above-described limits, the Company may borrow and repay advances under this Section 2.2 but the Non-Revolving

                        Credit Facility is not a revolving credit facility and amounts borrowed and repaid may not be reborrowed. The Lenders will have no obligation to make any advances under the Non-Revolving Credit Facility on or after July 11, 2003.

            2.2.3 Unless otherwise agreed in a Non-Revolving Credit Note, on the earlier of (i) July 11, 2003 or (ii) the date 90 days after the date of the applicable Non-Revolving Credit Loan, the amount of such Non-Revolving Credit Loan will be converted to a term loan payable as provided in the Non-Revolving Credit Notes and in this Credit Agreement.

            2.2.4 The Non-Revolving Credit Loans will be evidenced by the Non-Revolving Credit Notes and will bear interest and be payable in the manner set forth herein and therein. All Advances under the Non-Revolving Credit Facility will be due and payable on the Termination Date.

     2.2A   SWINGLINE LOANS SUBFACILITY.

            2.2A.1 PNC Bank, National Association ("PNC Bank") hereby agrees, on the terms and subject to the conditions set forth herein and in the other Loan Documents and the Swingline Documents, to make loans to the Company, in Dollars, at any time and from time to time during the period from and including the Closing Date to but not including the Termination Date (each such loan, a "Swingline Loan" and collectively, the "Swingline Loans"); provided that (i) the aggregate principal amount of the Swingline Loans outstanding at any one time shall not exceed the Swingline Commitment, (ii) the aggregate amount of Swingline Loans outstanding plus the aggregate amount of Revolving Credit Loans outstanding plus the stated amount of all Standby Letters of Credit shall not exceed the Revolving Commitment and (iii) Swingline Loans shall accrue interest at the interest rate(s) set forth in the Swingline Documents. Prior to the Termination Date, Swingline Loans may be repaid and reborrowed by the Company in accordance with the provisions of this Credit Agreement and the Swingline Documents.

            2.2A.2 The Company agrees to repay all Swingline Loans within one Business Day of demand therefor by PNC Bank. Each repayment of a Swingline Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 7.2 hereof. If the Company shall fail to timely repay any Swingline Loan, and in any event upon (i) a request by PNC Bank,
                        (ii) the occurrence of an Event of Default or (iii) the acceleration of any Obligations or termination of any Commitment pursuant to Section 11, each other Lender shall irrevocably and unconditionally purchase from PNC Bank, without recourse or warranty, an undivided interest and participation in such Swingline Loan in an amount equal to such other Lender's Ratable Portion thereof, by directly purchasing a participation in such Swingline Loan in such amount (regardless of (A) whether the conditions precedent thereto set forth in Section 7 hereof are then satisfied, (B) whether or not the Company has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, (C) whether any Event of Default exists or (D) whether all the Obligations have been accelerated) and paying the proceeds thereof to PNC Bank at such address as PNC Bank may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to PNC Bank by any Lender, PNC Bank shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, if paid within two Business Days after demand at the Federal Funds Rate and thereafter at the Base Rate. If such Lender does not pay such amount forthwith upon PNC Bank's demand therefor, and until such time as such Lender makes the required payment, PNC Bank shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to PNC Bank to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section 2.2A.2 until such amount has been purchased (as a result of such assignment or otherwise).

     2.2A.3 The Swingline Loans shall be evidenced by the Swingline Note and Swingline Loans may be subject to PNC Bank's automated money management procedures as set forth in the Swingline Note and the other Swingline Documents.

2.2B TERM LOAN. The Lenders previously extended a non-revolving credit loan to the Company pursuant to Section 2.2 of this Credit Agreement (as in effect prior to the date hereof) in the original principal amount of $7,200,000, and with an outstanding principal balance on the date hereof equal to $4,680,000. Such loan is the Term Loan under this Credit Agreement. Subject to acceleration upon the occurrence of an Event of Default or termination of this Credit Agreement, the outstanding principal balance of the Term Loan will be due and payable in quarterly installments of principal of $360,000 each, commencing on July 31, 2002 and continuing on the last Business Day of each October, January, April and July thereafter until the Termination Date, at which time any remaining outstanding principal will be due and payable in full. In addition to the scheduled principal payments, accrued interest on the Term Loan will be due and payable on the interest payment dates set forth in Section 2.7.5 hereof. The Term Loan shall be evidenced by one or more promissory notes (collectively, the "Term Note") in substantially the form attached hereto as Exhibit J. The Company and the Lenders intend that all of the Lenders shall share the obligations and risks as to the Term Loan in accordance with their respective Ratable Portions (based on their Revolving Commitments).

2.3  MANNER OF BORROWING.

     2.3.1 REVOLVING BORROWINGS. Except as otherwise provided herein, the Company will give the Agent a Notice of Borrowing with respect to each Borrowing under the Revolving Credit Facility, not later than 11:00 a.m. (Cincinnati time) on (a) the Business Day of the proposed Borrowing Date in the case of a Borrowing consisting of Base Rate Advances and (b) three (3) Business Days prior to the proposed Borrowing Date, in the case of a Borrowing consisting of Eurodollar Rate Advances. The Agent will give to each Lender prompt notice thereof by telex, telecopier or cable. Each Notice of Borrowing shall be by telecopier (or by telephonic notice confirmed in writing by a Notice of Borrowing delivered no later than the close of business on the day on which such telephonic notice is given), specifying therein all matters required by such Notice, including but not limited to the requested (i) Borrowing Date, (ii) Credit Facility under which such Borrowing is to be made, (iii) the amount and Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances the initial Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each Lender of the applicable Eurodollar Rate. Each Revolving Loan that is a Eurodollar Rate Advance shall be in an aggregate principal amount of $500,000 or in integral multiples of $100,000 in excess thereof. The Lenders will have no obligation to make Eurodollar Rate Advances if thereafter there would be outstanding under the Revolving Credit Facility and the Non-Revolving Credit Facility Eurodollar Rate Advances with Interest Periods that end on more than nine (9) different dates. If the Company fails to specify an Interest Period with respect to a Eurodollar Rate Advance, or fails to specify the Type of any Advance, or fails to provide any other information required by such Notice as to an Advance, the Company shall be deemed to have selected a Borrowing that is a Base Rate Advance. Each Lender shall, before 1:00 p.m. (Cincinnati time) on the Borrowing Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's Ratable Portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 7 hereof, the Agent will make such funds available to the Company by crediting the Cash Collateral Account.

     2.3.2 NON-REVOLVING BORROWINGS. Except as otherwise provided herein, the Company will give the Agent a Notice of Borrowing with respect to each Borrowing under the Non-Revolving Credit Facility, not later than 11:00 a.m. (Cincinnati time) on (a) the Business Day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances and (b) three (3) Business Days prior to the proposed Borrowing Date, in the case of a Borrowing consisting of Eurodollar Rate Advances. The Agent will give to each Lender prompt notice thereof by telex, telecopier or cable. Each Notice of Borrowing shall be by telecopier (or by telephonic notice confirmed in writing by a Notice of Borrowing delivered no later than the close of business on the day on which such telephonic notice is given), specifying therein all matters required by such Notice, including but not limited to the requested (i) Borrowing Date, (ii) Credit Facility under which such Borrowing is to be made, (iii) the amount and Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, the initial Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each Lender of the applicable Eurodollar Rate. Each Non-Revolving Loan that is a Base Rate Advance shall be in an aggregate principal amount of $250,000 or in integral multiples of $50,000 in excess thereof. Each Non-Revolving Loan that is a Eurodollar Rate Advance shall be in an aggregate principal amount of $500,000 or in integral multiples of $100,000 in excess thereof. The Lenders will have no obligation to make Eurodollar Rate Advances if thereafter there would be outstanding under the Non-Revolving Credit Facility and the Revolving Credit Facility Eurodollar Rate Advances with Interest Periods that end on more than nine (9) different dates. If the Company fails to specify an Interest Period with respect to a Eurodollar Rate Advance, or fails to specify the Type of any Advance, or fails to provide any other information required by such Notice as to an Advance, the Company shall be deemed to have selected a Borrowing that is a Base Rate Advance. Each Lender shall, before 1:00 p.m. (Cincinnati time) on the Borrowing Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's Ratable Portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 7 hereof, the Agent will make such funds available to the Company by crediting the Cash Collateral Account.

     2.3.3 SWINGLINE BORROWINGS. Borrowings under the Swingline Subfacility will be made in accordance with the Swingline Documents.

2.4  ADDITIONAL PROVISIONS REGARDING FUNDING.

     2.4.1 As to all Advances, the Agent may assume that each Lender will make its Advances available to the Agent on the Borrowing Date in accordance with this Credit Agreement and the Agent may, but shall not be obligated to, advance to the Company on such Lender's behalf such Lender's Advance, or any portion of such share, for the account of such Lender unless such Lender shall have notified the Agent in writing (a) in the case of a Base Rate Advance, prior to 2:00 p.m. (Cincinnati time) on the Borrowing Date, or (b) in the case of any other Advance, prior to 2:00 p.m. (Cincinnati time) on the Business Day prior to the Borrowing Date, that funds will not be made available by such Lender for such Advance, in which case the Agent promptly shall notify the Company of such fact. If any such funds are so advanced by the Agent, such Lender and the Company severally agree to pay such amount to the Agent, forthwith on demand, but no later than the Wednesday following the date such funds are advanced, together with interest thereon for each day from the date such amount is made available to the Company until the date such amount is paid to the Agent, at (i) in the case of the Company, a rate per annum equal to the Interest Rate payable by the Company with respect to such Loan in effect from time to time while such Advance is outstanding and (ii) in the case of such Lender, two percent (2%) in excess of the Federal Funds Rate. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing.

     2.4.2 No Lender's obligation to make any Advance shall be affected by any other Lender's failure to make funds available for the same or any other Borrowing, nor shall any Lender be liable for the failure of any other Lender to fulfill an obligation to make any Advance.

2.5  CONVERSIONS AND CONTINUATION OF ADVANCES.

     2.5.1 OPTIONAL CONVERSION. Subject to the terms and conditions of this Credit Agreement and provided that no Default or Event of Default shall have occurred and be continuing, upon delivery to the Agent of a Notice of Conversion, the Company (a) may convert any

           Eurodollar Rate Advance under the Revolving Credit Facility or the Non-Revolving Credit Facility upon expiration of the applicable Interest Period, or may convert any Base Rate Advance under the Revolving Credit Facility or the Non-Revolving Credit Facility at any time, to a Eurodollar Rate Advance or a Base Rate Advance, as the case may be, under the same Credit Facility. Any such Notice of Conversion shall be delivered to the Agent prior to 11:00 a.m. (Cincinnati time) two (2) Business Days prior to the proposed Conversion Date (which must, except for conversions to Base Rate Advances, be the last day of the applicable Interest Period). The Agent will give to each Lender prompt notice thereof by telex, telecopier or cable. Each Notice of Conversion shall be by telex, telecopier or cable (or by telephone notice confirmed in writing by a Notice of Conversion delivered no later than the close of business on the day on which such telephonic notice is given), specifying therein all matters required by such Notice, including but not limited to the following: (a) the requested Conversion Date (which must be a Business Day), (b) the amount and Type of Advances to be converted,
           (c) the Credit Facility under which the Advance to be converted originally was made and (d) if such conversion is to a Eurodollar Rate Advance, the initial Interest Period for such Advance. Notwithstanding the foregoing, each converted Advance that is a Eurodollar Rate Advance shall be in an aggregate principal amount of $500,000 or in integral multiples of $100,000 in excess thereon or in the full remaining principal amount thereof; and after giving effect to any such conversion there shall not be outstanding, under the Revolving Credit Facility and the Non-Revolving Credit Facility, Eurodollar Rate Advances with Interest Periods that end on more than nine (9) different dates; and no Advance shall be converted to an Advance under a Credit Facility other than the Credit Facility under which such Advance originally was made.

     2.5.2 CONTINUATION. Subject to the terms and conditions of this Credit Agreement and provided that no Default or Event of Default shall have occurred and be continuing, the Company may elect to continue any Eurodollar Rate Advance under a Credit Facility as such under such Credit Facility (at the Interest Rate applicable to such Type of Advance determined as of the new Interest Period) upon expiration of the applicable Interest Period by delivering to the Agent a Notice of Continuation prior to 11:00 a.m. (Cincinnati time) two (2) Business Days prior to the last day of the then current Interest Period applicable to such Advance. The Agent will give to each Lender prompt notice thereof by telex, telecopier or cable. Each Notice of Continuation shall be by telex, telecopier or cable (or by telephone notice confirmed in writing by a Notice of Continuation delivered no later than the close of business on the day on which such telephonic notice is given), specifying therein all matters required by such Notice, including but not limited to the following: (a) the requested Continuation Date (which must be a Business Day), (b) the amount and Type of Advances to be continued and (c) the Interest Period for such continued Advance. Notwithstanding the foregoing, each such continued Advance shall be in an aggregate principal amount of $500,000 or in integral multiples of $100,000 in excess thereof or in the full remaining principal amount thereof; and after giving effect to any such continuation there shall not be outstanding under the Revolving Credit Facility and the Non-Revolving Credit Facility Eurodollar Rate Advances with Interest Periods that end on more than nine (9) different dates.

     2.5.3 AUTOMATIC CONVERSION. If the Company shall fail to give a timely and complete Notice of Conversion or Notice of Continuation with respect to an outstanding Advance in accordance with this Credit Agreement, or any requested conversion or continuation otherwise fails to satisfy the applicable requirements of this Credit Agreement, the Company shall be deemed to have elected to convert such outstanding Advance to a Base Rate Advance on the last day of the applicable Interest Period. Advances also are subject to automatic conversion under the circumstances set forth in Section 2.16, below.

2.6  PREPAYMENT OF CREDIT FACILITIES.

     2.6.1 OPTIONAL PREPAYMENT. Subject to the terms and conditions of this Credit Agreement, the Company may elect to prepay all or any part of an Advance (except for Eurodollar Rate Advances) at any time by delivering to the Agent a Notice of Prepayment prior to the proposed prepayment in the case of a Base Rate Advance, and at least three (3) Business Days prior to the proposed date of prepayment in the case of a Eurodollar Rate Advance, provided that each such partial prepayment of any Advance other than a Base Rate Advance shall be in an aggregate principal amount of $250,000 or an integral multiple of $50,000 in excess thereof and provided further that each prepayment of any Advance shall be accompanied by payment of the accrued interest to the date of prepayment on the principal amount prepaid and any amounts payable pursuant to Section 2.17 hereof as a result of such prepayment. Each Notice of Prepayment must specify, as to each Advance being prepaid, the proposed prepayment date, the Advance being prepaid and the aggregate principal amount of the prepayment. All prepayments shall be paid to the Agent.

     2.6.2 MANDATORY PREPAYMENT.

          2.6.2.1 In the event that the Aggregate Outstanding Revolving Credit would in whole or in part exceed any applicable Revolving Commitment, whether after giving effect to any reduction or termination of the applicable Total Revolving Commitment or otherwise, the Company shall, within one (1) Business Day, make a prepayment of principal in an amount sufficient to eliminate the excess, plus all accrued interest thereon and any amounts payable pursuant to Section 2.17 hereof.

          2.6.2.2 Immediately upon receipt by the Company or any of its Subsidiaries of proceeds (including insurance proceeds) from any disposition of any or all of the assets (including the capital stock) of the Company or any of its Subsidiaries whether by sale, lease, transfer or otherwise (other than (i) sale of inventory in the ordinary course of business, (ii) other dispositions of obsolete, under-utilized or idle assets in the ordinary course of business, and (iii) sales of equipment of up to $300,000 in the aggregate during the term of this Credit Agreement), the Company shall pay an amount equal to 100% of the proceeds of such asset disposition to the Agent as a prepayment of the Term Loan (applied in the inverse order of maturity) until the Term Loan is paid in full and thereafter as a prepayment to the other Obligations (to be applied as reasonably determined by the Agent, including the deposit thereof into a cash collateral account in respect of letter of credit obligations); provided that during the term of this Credit Agreement the Company may use up to $500,000 in the aggregate of proceeds of such asset sales to acquire substitute assets in the ordinary course of business if
                  (i) such substitute assets automatically would become part of acquire Collateral without further action of the Company or any Lender upon the Company's acquisition thereof and (ii) such substitute assets are acquired simultaneously with, or within 120 days after, the Company's receipt of such asset sale proceeds. Mandatory prepayments required hereunder will be reduced by the amount of any voluntary prepayments of the Term Loan.

          2.6.2.3 The Company will pay to the Agent, for the benefit of the Lenders, an amount equal to 50% of Excess Cash Flow within 120 days after the end of each Fiscal Year until such time as, and for so long as, the Agent determines that the Leverage Ratio is less than 2.5 to 1.0, which funds when received will be applied (in the inverse order of maturity) as a prepayment to the Term Loan.

2.7  INTEREST ON THE ADVANCES.

     2.7.1 INTEREST ON REVOLVING CREDIT LOANS. Each Revolving Loan shall bear interest from the Borrowing Date thereof on the principal amount thereof from time to time outstanding until due and payable (whether at the stated maturity, by acceleration or otherwise) as follows: (a) in the case of a Base Rate Advance, at a fluctuating rate per annum equal to the Base Rate as from time to time in effect plus the Applicable Margin and (b) in the case of a Eurodollar Rate Advance, at a rate per annum equal to the Eurodollar Rate for the Interest Period applicable to such Eurodollar Rate Advance plus the Applicable Margin. The Applicable Margin will be adjusted as of the first day of the month following delivery of the quarterly financial statements required hereunder based upon the Leverage Ratio determined by the Agent pursuant to those financial statements; provided that if the Company fails to deliver such financial statements as and when required by this Credit Agreement the Applicable Margin will automatically be increased to the highest rate permitted hereunder.

     2.7.2 INTEREST ON SWINGLINE LOANS. Accrued interest on all Swingline Loans will be paid in accordance with the Swingline Documents.

     2.7.3 INTEREST ON NON-REVOLVING CREDIT LOANS AND TERM LOAN. Each Non-Revolving Loan and the Term Loan shall bear interest from the Borrowing Date thereof on the principal amount thereof from time to time outstanding until due and payable (whether at the stated maturity, by acceleration or otherwise) as follows: (a) in the case of a Base Rate Advance, at a fluctuating rate per annum equal to the Base Rate as from time to time in effect plus the Non-Revolving Applicable Margin and (b) in the case of a Eurodollar Rate Advance, at a rate per annum equal to the Eurodollar Rate for the Interest Period applicable to such Eurodollar Rate Advance plus the Non-Revolving Applicable Margin. The Non-Revolving Applicable Margin will be adjusted as of the first day of the month following delivery of the quarterly financial statements required hereunder based upon the Leverage Ratio determined by the Agent pursuant to those financial statements; provided that if the Company fails to deliver such financial statements as and when required by this Credit Agreement, the Non-Revolving Applicable Margin will automatically be increased to the highest rate permitted hereunder.

     2.7.4 NON-REVOLVING CREDIT LOANS PAYMENT DATES. Unless otherwise agreed in a Non-Revolving Credit Note, following the Amortization Commencement Date, the principal of the Non-Revolving Credit Loans will be due and payable in quarterly installments equal to an amount necessary to amortize the Non-Revolving Credit Loans over a period of five (5) years (or such longer period as the Lenders may determine in their sole discretion), commencing on the first Business Day of the month immediately following the Amortization Commencement Date, and continuing on the first Business Day of each third month thereafter until the Termination Date, at which time any remaining outstanding principal will be due. Accrued interest on the Non-Revolving Credit Loans will be due and payable on the interest payment dates set forth in Section 2.7.5 hereof.

     2.7.5 INTEREST PAYMENT DATES.

          2.7.5.1 Except for interest on Swingline Loans, accrued interest on all Base Rate Advances shall be payable as follows: (i) quarterly on the last Business Day of each June, September, December and March, (ii) on the date any such Advance is converted or continued (if applicable) or paid in full, (iii) on the Termination Date, and (iv) after maturity, on demand.

          2.7.5.2 Accrued interest on all Eurodollar Rate Advances shall be payable as follows: (i) on the last day of the Interest Period for such Advance (unless the Interest Period for such Advance is in excess of three (3) months, in which event accrued interest also must be paid on the first day of each third month following the commencement of such Interest Period),
                  (ii) on the date any such Advance is converted or continued (if applicable) or paid in full, (iii) on the Termination Date, and (iv) after maturity, on demand.

     2.7.6 DEFAULT RATE. Upon the occurrence and during the continuance of any Event of Default, the unpaid principal amount of each Advance, and to the extent not paid when due, the unpaid amount of all interest, fees, expenses and other amounts payable hereunder, shall bear interest at the Default Rate in effect from time to time. The waiver by the Agent of the right to charge the Default Rate, the failure of the Agent to charge the Default Rate or the acceptance by the Agent of any payment bearing interest at the Default Rate, in any instance, shall not prejudice any of the Agent's rights or remedies contained herein or be deemed to extend the applicable cure period for the Default in question or to create any cure period for any default for which this Credit Agreement does not specifically provide a cure period.

2.8 TERMINATION OR REDUCTION OF COMMITMENTS BY THE COMPANY. The Company shall have the right from time to time to terminate the Standby Letter of Credit Commitment, the Swingline Commitment, the Revolving Commitment and/or the Non-Revolving Commitment, or reduce the Standby Letter of Credit, the Swingline Commitment, the Revolving Commitment and/or the Non-Revolving Commitment upon not less than thirty (30) Business Days' prior notice by the Company to the Agent in writing or by telecopy or facsimile transmission, which notice shall (a) specify the Commitment being terminated or the Commitment being reduced, (b) specify the effective date of such termination or reduction, (c) be irrevocable and effective only upon receipt by the Agent and (d) be signed by an Authorized Employee of the Company; provided, however, that after giving effect to any such termination or reduction, all applicable Standby Letter of Credit Conditions, Swingline Conditions and/or Revolving Conditions must be satisfied. Any optional reduction of the Revolving Commitment or the Non-Revolving Commitment shall be in the amount of $1,000,000 or in integral multiples of $100,000 in excess thereof or in the full amount of the Commitment as then in effect. Any termination or reduction pursuant to this Section 2.8 shall be permanent. The Agent promptly shall give notice to each Lender of any termination or reduction hereunder. Any such termination or reduction shall be accompanied by a payment of accrued but unpaid interest, principal in an amount sufficient to eliminate the excess over the Commitment as reduced or terminated, the accrued but unpaid Commitment Fee with respect to the amount of the Commitment that is terminated or reduced and any amounts payable pursuant to Section 2.17, below.

2.9 RECORDS. Each Lender is hereby authorized by the Company to record on the schedule attached to the Notes or in its books and records, the date, amount, Interest Rate, and applicable Interest Period, if any, of each Advance made to the Company, the date and amount of each payment of principal or interest thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, will constitute prima facie evidence of the accuracy of the information so recorded, provided, however, that failure of any Lender to record, or any error in recording, any such information will not relieve the Company of its obligation to repay the outstanding principal amount of the Advances, all accrued interest thereon, and other amounts payable with respect thereto in accordance with the terms of the Notes and this Credit Agreement.

2.10 LETTER OF CREDIT FACILITIES.

     2.10.1 ISSUANCE OF SCOTTSBURG ALTERNATE LETTER OF CREDIT. The Company has requested the Agent, as agent and for the account of the Lenders, to issue the Scottsburg Alternate Letter of Credit to the Trustee. Subject to the conditions precedent hereinafter set forth, the Agent has issued, and the Lenders hereby confirm the authority of the Agent to issue, to the Trustee pursuant to the request of the Company the Scottsburg Alternate Letter of Credit in the Scottsburg Alternate Letter of Credit Amount. The Interest Portion of the Scottsburg Alternate Letter of Credit Amount has been established on the basis of two hundred ten (210) days' interest on the Scottsburg Bonds, at an assumed maximum interest rate of 15% per annum. The Scottsburg Alternate Letter of Credit shall expire at 5:00 p.m. on June 1, 2003, or if such day is not a Business Day, on the next succeeding Business Day, subject to renewal as provided therein. The Scottsburg Alternate Letter of Credit is subject to prior automatic termination as provided therein. The payment of all drawings honored under the Scottsburg Alternate Letter of Credit will be made with the Agent's own funds. Draws under the Scottsburg Alternate Letter of Credit are not available to pay any amounts due under any other Letter of Credit.

     2.10.2 [RESERVED].

     2.10.3 ISSUANCE OF 1997 SCOTTSBURG LETTER OF CREDIT. The Company has requested the Agent, as agent and for the account of the Lenders, to issue the 1997 Scottsburg Letter of Credit to the Trustee. Subject to the conditions precedent hereinafter set forth, the Agent has issued, and the Lenders hereby confirm the authority of the Agent to issue, to the Trustee pursuant to the request of the Company, the 1997 Scottsburg Letter of Credit in the 1997 Scottsburg Letter of Credit Amount. The Interest Portion of the 1997 Scottsburg Letter of Credit Amount has been established on the basis of sixty (60) days' interest on the 1997 Scottsburg Bonds, at an assumed maximum interest rate of 10% per annum. The 1997 Scottsburg Letter of Credit shall expire at 5:00 p.m. on June 1, 2003, subject to renewal as provided therein. The 1997 Scottsburg Letter of Credit is subject to prior automatic termination as provided therein. The payment of all drawings honored under the 1997 Scottsburg Letter of Credit will be made with the Agent's own funds. Draws under the 1997 Scottsburg Letter of Credit are not available to pay any amounts due under any other Letter of Credit.

     2.10.4 ISSUANCE OF MCC-BATAVIA ALTERNATE LETTER OF CREDIT. The Company has requested the Agent, as agent and for the account of the Lenders, to issue the MCC-Batavia Alternate Letter of Credit to the Trustee. Subject to the conditions precedent hereinafter set forth, the Agent has issued, and the Lenders hereby confirm the authority of the Agent to issue, to the Trustee at the request of MCC-Batavia, the MCC-Batavia Alternate Letter of Credit in the MCC-Batavia Alternate Letter of Credit Amount. The Interest Portion of the MCC-Batavia Alternate Letter of Credit Amount has been established on the basis of one hundred ten (110) days' interest on the MCC-Batavia Bonds, at an assumed maximum interest rate of 10% per annum. The MCC-Batavia Alternate Letter of Credit shall expire at 5:00 p.m. on June 1, 2003. The MCC-Batavia Alternate Letter of Credit is subject to prior automatic termination as provided therein. The payment of all drawings honored under the MCC-Batavia Alternate Letter of Credit will be made with the Agent's own funds. Draws under the MCC-Batavia Alternate Letter of Credit are not available to pay any amounts due under any other Letter of Credit.

     2.10.5 REIMBURSEMENT AND OTHER PAYMENTS. The Company hereby agrees to pay or cause to be paid to the Agent:

          2.10.5.1 a sum equal to each amount drawn under the Letters of Credit by an Interest Draft, on the same Business Day that such amount is so drawn after such draw is honored by the Agent;

          2.10.5.2 a sum equal to each amount drawn against the Interest Portion of the Letter of Credit Amounts by a Tender Draft (a) in the case of any such amount drawn on an Interest Payment Date (as defined in the Indenture) of the Bonds being purchased with the proceeds of such Tender Draft, the same Business Day that such amount is so drawn after such draw is honored by the Agent, and (b) in all other cases, on the first to occur of
                   (i) the first Business Day of the first calendar month following the calendar month in which such amount is so drawn, (ii) the date on which the Bonds purchased with the proceeds of such Tender Draft are remarketed by the Remarketing Agent and the proceeds thereof delivered to the Trustee, (iii) the date on which the Bonds purchased with the proceeds of such Tender Draft are redeemed or otherwise paid in full, or (iv) the date the Liquidity Period terminates;

          2.10.5.3 a sum equal to each amount drawn against the Principal Portion of the Letter of Credit Amounts by a Tender Draft (for the purpose of this subparagraph 2.10.5.3 the "Principal Draft Amount") payable as follows:

               a. Subject to the terms set forth in this Section 2.10.5, the Agent will hold Unremarketed Tendered Bonds for up to four hundred fifty-eight (458) days. During the period, if any, that Unremarketed Tendered Bonds are held by the Agent, the Company will continue to make all principal and interest payments on such Bonds. Upon payment in full of all sums due the Agent in connection with any Tender Draft, the Agent will deliver any Bonds held by the Agent, or its agent, in connection with such Tender Draft to such person or persons as the Trustee or Company may direct. In the event that there shall be a Tender Draft on or after four hundred fifty-eight (458) days after the first Tender Draft, the Company will pay to the Agent on each day after any payment is made under any of the Letters of Credit pursuant to any Tender Draft an amount equal to such amount so paid under the Letters of Credit. On the first to occur of (i) the termination of a Letter of Credit in accordance with its terms, or (ii) four hundred fifty-eight (458) days after any Bond subject to a Tender Draft has been delivered to the Agent and has not been remarketed, the Company will pay to the Agent an amount equal to the principal amount of and interest on all Bonds subject to such Tender Draft;

               b. anything contained in subparagraph 2.10.5.3(a), above notwithstanding, the Principal Draft Amount shall be immediately due and payable from time to time on the first to occur of (i) the date on which the Bonds purchased with the proceeds of such Tender Draft are remarketed by the Remarketing Agent and the proceeds thereof are delivered to the Trustee, (ii) the date on which the Bonds purchased with the proceeds of such Tender Draft are redeemed or otherwise paid in full, or (iii) the date the Liquidity Period terminates; and

          2.10.5.4 a sum equal to each amount drawn under the Letters of Credit by a Redemption Draft, on the same Business Day that such amount is so drawn after such draw is honored by the Agent.

          All sums payable to the Agent under this Section 2.10.5 shall bear interest, from the date the corresponding amount is drawn against and paid by the Agent under the Letters of Credit until such sums are paid in full (it being understood and agreed that any sum paid after 3:00 p.m. on a Business Day shall bear interest as if it was paid at 9:00 a.m. on the next following Business Day), at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a three hundred sixty (360) day year) equal to the Bank Interest Rate; provided that if any sum or interest thereon payable to the Agent under this Section 2.10.5 is not paid on the date such sum or interest is due and payable to the Agent under this Agreement, or if any other Event of Default as defined herein has occurred and is continuing, then all such sums shall thereafter bear interest at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a three hundred sixty (360) day year, as the case may be) equal to the Default Rate until such sum or interest and all other amounts due and payable under this Credit Agreement have been paid in full. Interest payable under this Section 2.10.5 shall be reduced by amounts paid to the Agent as the holder of Bonds pledged to it hereunder.

          Interest accruing on sums payable to the Agent pursuant to this
          Section 2.10.5 shall be due and payable on the first Business Day of each calendar month after the date the corresponding amount is drawn under the Letter of Credit and on the date the respective sum is paid. All payments under this Section 2.10.5 shall be applied first to the payment of interest due and payable under this Section 2.10.5 and then to the reduction of the principal balance of sums due and payable under this Section 2.10.5.

          2.10.6 TRANSFER; REDUCTION; REINSTATEMENT.

               2.10.6.1 TRANSFER; FEE. The Letters of Credit may be transferred in accordance with the provisions set forth in the applicable Letter of Credit. The Company will pay to the Agent upon each transfer of a Letter of Credit in accordance with its terms the greater of $1,000 plus all out-of-pocket expenses or such other amount which is at the time of transfer the charge that the Agent is making for transfers of similar letters of credit.

               2.10.6.2 REDUCTION. The Letter of Credit Amounts and the
                        respective Principal Portion and Interest Portion of the Letters of Credit shall be automatically reduced as specified in the applicable Letter of Credit. With respect to any reductions of the Letter of Credit Amounts pursuant to the terms of the Letters of Credit as a result of Bonds ceasing to be Outstanding, the Agent shall have the right, at its option, to require the Trustee to promptly surrender the respective outstanding Letter of Credit to the Agent and to accept in substitution therefor a substitute letter of credit in the form required by such Letter of Credit, dated the date of such substitution, for an amount equal to the Letter of Credit Amount as so reduced, but otherwise having terms identical to the then outstanding Scottsburg Alternate Letter of Credit, 1997 Scottsburg Letter of Credit or MCC-Batavia Alternate Letter of Credit, as the case may be.

               2.10.6.3 REINSTATEMENT. In the event of a drawing under any
                        Letter of Credit with an Interest Draft, the Interest Portion of the Letter of Credit Amount shall, as provided in the applicable Letter of Credit and subject to the conditions therein set

Credit Amount shall,

                        forth, be automatically reinstated by an amount equal to the amount of such drawing. In the event of a drawing under a Letter of Credit with a Tender Draft, the Principal Portion and Interest Portion of the Letter of Credit Amount shall, as provided in the applicable Letter of Credit, be reinstated with respect to such drawing when and to the extent that the Agent has received reimbursement for such drawing in immediately available funds (or the Trustee has received immediately available funds which, pursuant to the Indenture, the Trustee will immediately remit to the Agent as reimbursement for such drawing).

               2.10.6.4 CONFLICTS. In the event of any conflict between any
                        Letter of Credit and this Section 2.10.6, the terms of such Letter of Credit will take precedence and be controlling.

          2.10.7 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Credit Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances: (i) any lack of validity or enforceability of the Letters of Credit, the Bond Documents, the Loan Documents or any other agreement or document relating thereto; (ii) any amendment or waiver of or any consent to or departure from the Letters of Credit, the Bond Documents, or any document relating thereto; (iii) the existence of any claim, set off, defense or other right which the Company may have at any time against the Trustee (or any persons or entities for whom the Trustee may be acting), the Remarketing Agent, the Agent, the Lenders or any other person or entity, whether in connection with this Agreement, the transactions described herein or any unrelated transaction; or (iv) any of the circumstances contemplated in clauses (i) through (vii), inclusive, of Section 2.10.9 of this Credit Agreement. The Company understands and agrees that no payment by it under any other agreement (whether voluntary or otherwise) shall constitute a defense to its obligations hereunder, except to the extent that the Agent has been indefeasibly paid in full.

          2.10.8 INDEMNIFICATION. To the extent permitted by applicable law, the Company hereby indemnifies and holds harmless the Agent (and its directors, officers, employees and agents) from and against any and all claims, damages, loss, liabilities, costs or expenses (including reasonable attorneys' fees for counsel of the Agent's choice) whatsoever which the Agent may incur (or which may be claimed against the Agent by any person or entity whatsoever) by reason of or in connection with (A) the issuance or transfer of, or payment or failure to pay under, the Letters of Credit, (B) any breach by the Company of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, this Credit Agreement or the Bond Documents, including all reasonable fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, and (C) involvement of the Agent in legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the Agent's issuance of the Letters of Credit, its entering into this Credit Agreement or any other event or transaction contemplated by any of the foregoing; provided the Company shall not be required to indemnify the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Agent or (ii) the Agent's failure to pay under the Letters of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letters of Credit, unless the Agent in good faith believes that it is prohibited by law from making such payment. Nothing in this Section is intended to limit the Company's reimbursement obligations contained in Section 2.10.5 of this Credit Agreement. The obligations of the Company under this Section shall survive the termination of this Credit Agreement.

          2.10.9 LIABILITY OF AGENT. As between the Company and the Agent, the Company assumes all risks of the acts or omissions of the Trustee with respect to the Trustee's use of the Letters of Credit. Neither the Agent nor any of its officers or directors shall be liable or responsible for: (i) the use which may be made of the Letters of Credit or for any acts or omissions of the Trustee in connection therewith; (ii) the form, validity, sufficiency, accuracy or genuineness of any documents (including without limitation any documents presented under the Letters of Credit), or of any statement therein or endorsement thereon, even if such documents, statements or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent, forged, inaccurate or untrue; (iii) the payment by the Agent against presentation of documents which do not comply with the terms of the Letters of Credit, including failure of any documents to bear any reference to or adequate reference to the Letters of Credit, or any other failure by the Trustee to comply fully with conditions required in order to effect a drawing under the Letters of Credit; (iv) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any of the Letters of Credit or the rights or benefit thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (v) errors, omissions, interruptions, losses or delays in transmission or delivery of any message by mail, cable, telegraph, telex, telephone or otherwise; (vi) any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under the Letters of Credit; or (vii) any other circumstances whatsoever in making or failing to make payment under any of the Letters of Credit; except only that the Company shall have a claim against the Agent, and the Agent shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (A) the Agent's willful misconduct or gross negligence or (B) the Agent's failure to pay under any of the Letters of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of any of the Letters or Credit, unless the Agent in good faith believes that it is prohibited by law from making such payment. In furtherance and not in limitation of the foregoing, the Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that if the Agent shall receive written notification from both the Trustee and the Company that documents conforming to the terms of the Letters of Credit to be presented to the Agent are not to be honored, the Agent agrees that it will not honor such documents.

                        Except for the Agent's obligations under the Letters of Credit, the Agent shall have no liability to the Company or any other Person as a result of any reduction of the credit rating of the Agent or any deterioration in the Agent's financial condition. No reduction of the credit rating shall reduce or in any way diminish the obligations of the Company to the Agent under this Credit Agreement, including without limitation the Company's obligation to pay Letter of Credit Fees to the Agent and to reimburse the Agent for any drawing under the Letters of Credit.

     2.11   STANDBY LETTER OF CREDIT FACILITY.

            2.11.1 STANDBY LETTER OF CREDIT COMMITMENT. The Agent agrees to issue and renew, and the other Lenders hereby authorize the Agent to issue and renew, subject to the terms and conditions set forth in this Section 2.11, Standby Letters of Credit for the account of the Company from time to time on any Business Day from the Closing Date until thirty (30) days before the Termination Date; provided that (a) at the time of, and after giving effect to, any such requested Standby Letter of Credit, all Revolving Conditions are satisfied; (b) the requested amount of such Standby Letter of Credit after taking into account, and aggregating therewith, the face amount of all other Standby Letters of Credit theretofore issued, does not exceed the Standby Letter of Credit Commitment; (c) the term of such Standby Letter of Credit does not exceed one year; and (d) the requested Standby Letter of Credit satisfies the requirements of Section 2.11.2, below. Each Lender's Revolving Commitment shall be deemed utilized by an amount equal to such Lender's Ratable Portion (based on such Lender's Revolving Commitment) of the maximum amount available to be drawn under each Standby Letter of Credit (assuming compliance with all conditions to drawing the maximum amount available under such Standby Letter of Credit). Immediately upon the issuance of each Standby Letter of Credit, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Standby Letter of Credit, each drawing thereunder and the Obligations of the Company under this Credit Agreement related to such Standby Letter of Credit in an amount equal to the Ratable Portion of such Lender therein (based on such Lender's Revolving Commitment), to the end that all of the Lenders shall share the obligations and risks as to Standby Letters of Credit in accordance with their respective Ratable Portions (based on their Revolving Commitments). Each Lender irrevocably agrees to pay to the Agent upon demand at any time that Agent is required to make a Standby Letter of Credit Disbursement (prior to the making of a Revolving Loan in refunding of any Letter of Credit Obligations) the amount of such Lender's participation in such Standby Letter of Credit Obligation.

            2.11.2 TERMS OF STANDBY LETTERS OF CREDIT. All Standby Letters of Credit shall be issued on the Agent's standard forms therefor (or in such other form as the Agent and the Authorized Employee may agree) for the account of the Company and shall be, unless otherwise agreed by the Agent in its discretion, denominated in Dollars. Unless all the Lenders otherwise agree, no Standby Letter of Credit shall be issued or renewed unless its expiration date shall be no later than the earlier of (a) one year after the date of issuance or renewal thereof or (b) thirty (30) days prior to the Termination Date. The Standby Letters of Credit shall be governed by the terms of this Credit Agreement and of the Letter of Credit Documents.

            2.11.3 PROCEDURE FOR STANDBY LETTERS OF CREDIT. An Authorized Employee shall give the Agent written notice (or telephone advice thereof promptly confirmed in writing but in no event later than 5:00 p.m. (Cincinnati time) on the day on which such telephonic notice is given) at least two (2) Business Days prior to the date on which a Standby Letter of Credit is requested to be issued of its request for a Standby Letter of Credit. Such notice shall be accompanied by all Letter of Credit Documents required by the Agent, duly executed, and shall specify:
                        (a) the name and address of the beneficiary of the Standby Letter of Credit, (b) the amount of the Standby Letter of Credit, such supporting information regarding the related contract, payments and similar matters as the Agent may require, (c) the Business Day on which the Standby Letter of Credit is to be issued and the date on which the Standby Letter of Credit is to expire, and (d) any other terms or provisions the Company desires to be contained in the Standby Letter of Credit. In the event of any conflict between the provisions of this Credit Agreement and the provisions of any applicable Letter of Credit Documents, the provisions of this Credit Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Documents. If the requested form of such Standby Letter of Credit is acceptable to the Agent in its sole discretion, the Agent will, subject to the terms and conditions of this Credit Agreement, make such Standby Letter of Credit available to the Company.

            2.11.4 DRAWING AND REIMBURSEMENT. The payment by the Agent of a draft drawn under any Standby Letter of Credit shall constitute for all purposes of this Agreement the making by the Agent of a Revolving Credit Loan, which shall be a Base Rate Advance, in the amount of such draft (but without any requirement for compliance with the provisions of Sections 2.1 or 7 hereof). On the first Business Day following a drawing under a Standby Letter of Credit, the Agent shall promptly notify each other Lender. Upon receipt of such notice each such Lender shall immediately (but in any event not later than the first Business Day following such notification) make a Revolving Loan, which shall be a Base Rate Advance, in an amount equal to the amount of its participation in such drawing for application to reimburse the Agent (but without any requirement for compliance with the provisions of Sections 2.1 or 7 hereof; provided that the making of such Revolving Loan shall not constitute a waiver of any such provision). Notwithstanding the foregoing sentence, no Lender shall be required to make such Revolving Loan if the Company is not obligated to pay the applicable Standby Letter of Credit Disbursements due to the Agent's gross negligence or willful misconduct, and each Lender shall make available for the account of its Applicable Lending Office to the Agent for the account of the Agent, by deposit to the Agent's Account, in same day funds, the amount of such Revolving Loan. If and to the extent that any Lender shall not have so made the amount of such Revolving Loan available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of such notification by the Agent (in the case of such Lender) or the dates such drawing was paid by the Agent (in the case of the Company) until the date such amount is paid to the Agent, at (i) in the case of the Company, the Default Rate and (ii) in the case of such Lender, two percent (2%) in excess of the Federal Funds Rate. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Advance for purposes of this Agreement.

            2.11.5 REIMBURSEMENT OBLIGATION OF COMPANY FOR STANDBY LETTER OF CREDIT DISBURSEMENTS. The Company hereby promises to pay to the order of the Agent in Dollars the following (each a "Standby Letter of Credit Disbursement and which are herein called collectively the "Standby Letter of Credit Disbursements") immediately upon or before notification by the Agent to the Authorized Employee of the amount of a Standby Letter of Credit Disbursement:

                        a. the amount which the Agent has paid or will be required to pay in respect of any Standby Letter of Credit;

                        b. any and all reasonable charges and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Agent may pay or incur relative to any Standby Letter of Credit and/or drafts related thereto, or the prosecution or defense of any action growing out of, or in connection with, any Standby Letter of Credit, including, without limitation, any and all costs and expenses in connection with the defense of any and all actions to enjoin full or partial payment of any draft drawn or purported to be drawn under the Standby Letter of Credit; and

                        c. interest on the amounts described in (a) and (b), above, not paid by the Company as and when due and payable under the provisions of (a) and (b), above, from the day paid or incurred by the Agent until reimbursed in full at the Default Rate in effect from time to time.

            2.11.6      COMPANY'S OBLIGATIONS ABSOLUTE.

                        a. The Company's obligations to pay Standby Letter of Credit Disbursements to the Agent shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                              (i) any lack of validity or enforceability of any Standby Letter of Credit;

                              (ii)    the existence of any claim, setoff,
                                      defense or other right which the Company or any other Person may at any time have against the beneficiary of any Standby Letter of Credit or the Agent (other than the defense of payment in accordance with the terms of this Credit Agreement or a defense based on the gross negligence or willful misconduct of the Agent), each other, or any other Person in connection with this Credit Agreement or any other agreement or transaction;

                              (iii) any draft or other document presented under a Standby Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Agent under such Standby Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct;

                              (iv)    payment by the Agent under a Standby
                                      Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Standby Letter of Credit; provided that such payment shall not have constituted gross negligence or willful misconduct; and

                              (v)     any other circumstance or event
                                      whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or willful misconduct of the Agent.

                        b. It is understood that in making any payment under a Standby Letter of Credit (x) the Agent's exclusive reliance on the documents presented to it under such Standby Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Standby Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Standby Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Standby Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under a Standby Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent.

                        c. The Agent may accept or honor as complying with any Standby Letter of Credit any draft or other document otherwise in order which has been signed or issued by or to the administrator, executor or trustee in bankruptcy of or any receiver for any of the property of any party designated in any of the Standby Letters of Credit or in any of Company's instructions, in the place of the name, signature or act of such party.

            2.11.7 COLLATERAL IN THE EVENT OF DEFAULT. If the Credit Facilities terminate or expire for any reason or the Agent accelerates the entire principal and interest and all other amounts due from the Company pursuant to this Credit Agreement as a result of any Event of Default, then the Company shall, on demand of the Agent, deposit with the Agent in cash, for deposit in the Cash Collateral Account, an amount equal to the Standby Letter of Credit Obligations as of such date. The Agent shall have no obligation to make any of such funds available to the Company pursuant to Section 3.2, below. The Agent may also deposit to the Cash Collateral Account any payments received by it from the collection of the Obligations and the sale or other disposition of the Collateral which the Agent, in its discretion, designates as being held against Standby Letter of Credit Obligations and other Obligations related thereto.

            2.11.8      LIABILITY AND INDEMNIFICATION OF THE AGENT.

                        a. Any action taken or omitted by the Agent, any Affiliate of the Agent, or any branch or correspondent bank or confirming bank, under or in connection with the Standby Letters of Credit or drafts or documents relating thereto, if taken or omitted without gross negligence or willful misconduct, will be binding upon the Company and will not result in the Agent, any Affiliate, any branch or any correspondent or confirming bank being under any liability to the Company. The Agent, any Affiliate, branch, correspondent bank or confirming bank or any of their officers, directors or employees will not be liable or responsible for: (a) the use which may be made of the Standby Letters of Credit or for any acts or omissions of any beneficiaries or any transferees in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) if through the actions of shippers or any other party, any documents fail to reach their destination in due time; (d) the kind, quality, quantity, delivery or existence of property represented by any documents; (e) the sufficiency, coverage or validity of any insurance, the financial standing or responsibility of any insurer, or any other risk associated with insurance on any property; (f) delay in giving or the failure to give notice of arrival or any other notice; (g) failure of any draft to bear any reference or adequate reference to any of the Standby Letters of Credit; (h) any delay or deviation from instructions in regard to shipment or payment; (i) any variation between invoices and insurance documents or between invoices and bills of lading, warehouse receipts or other documents;
                              (j) any negligence or fraud of any shipper, inspector, forwarding agent or other party; (k) errors, omissions, interruptions or delays in transmission or delivery of any messages or documents by mail, telex or other means; or (l) any other circumstances whatsoever in making or failing to make payment under any of the Standby Letters of Credit, except only damages which the Company proves were caused by the Agent, any Affiliate, branch, correspondent bank or confirming bank or any of their officers, directors or employees under either of the following circumstances in those cases the Company will have a claim only against the entity or its officers, directors or employees that actually committed the acts giving rise to such claim: (i) gross negligence or willful misconduct in determining whether a draft or other documents presented under any Standby Letter of Credit complies with the terms of the Standby Letter of Credit or (ii) the willful or grossly negligent failure to pay under a Standby Letter of Credit after the presentation to it by any beneficiary or transferee of a draft and documents strictly complying with the terms and conditions of the Standby Letter of Credit. In furtherance of and not in limitation of the foregoing, (a) the Agent, its Affiliates, branches, correspondent banks and confirming banks may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and any action taken or omitted in good faith in connection with any of the Standby Letters of Credit or any documents or property related to any of the Standby Letters of Credit will be binding on the Company and will not result in any liability of the Agent, its Affiliates, branches, correspondent banks and confirming banks, and (b) the Agent and its Affiliates, branches, correspondent banks and confirming banks will not be liable for any failure or inability to perform in accordance with the terms of any of the Standby Letters of Credit by reason of any censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure government or group exercising or exerting governmental powers, or for any other act or omission for which banks are relieved of responsibility under applicable law and/or the Uniform Customs, as that term is defined below.

                        b. The Company hereby agrees at all times to indemnify, defend and hold harmless the Agent and its Affiliates, branches, correspondent banks and confirming banks, all directors, officers, employees, agents and attorneys thereof, from and against any and all claims, suits and other legal proceedings, and from and against any and all demands, liabilities, judgments, losses, claims, liabilities, damages, reasonable attorney fees and expenses, court costs, interest and penalties, costs and other expenses which the Agent or any such indemnified party jointly or severally may, at any time, sustain or incur by reason of or in consequence of or arising out of this Credit Agreement or any of the Standby Letters of Credit or the use (or the proposed or potential use) of the proceeds of any drawing under any of the Standby Letters of Credit, or any act hereunder or thereunder, including but not limited to any of the foregoing arising out of any legal proceeding seeking to enjoin or require any payment under any of the Standby Letters of Credit; provided that the Company is not required to indemnify the Agent, Affiliates, branches, correspondent banks or confirming banks for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of such entity in determining whether a draft or other documents presented under any of the Standby Letters of Credit complied with the terms of the Standby Letter of Credit or (b) the willful or grossly negligent failure of such entity to pay under any of the Standby Letters of Credit after the presentation to it by the beneficiary or any transferee of a draft and documents strictly complying with the terms and conditions of any of the Standby Letters of Credit.

            2.11.9      GENERAL PROVISIONS.

                        a. Any Standby Letter of Credit may be amended, modified or revoked only upon the receipt by the Agent from the Company and the beneficiary (including any transferee(s) and/or assignee(s) of the original beneficiary), of a written consent and request therefor, and then only such terms and conditions as the Agent may prescribe.

                        b. If any law, order of Court and/or ruling or regulation of any agency of government of the United States (or any state thereof) and/or any country other than the United States, requires or permits a beneficiary under a Standby Letter of Credit to require the Agent and/or its branches, affiliates and/or correspondents to pay drafts under or purporting to be under a Standby Letter of Credit after the expiration date of the Standby Letter of Credit, the Company immediately shall reimburse the Agent for any such payment (and such obligation will be deemed to be included within the meaning of the term "Standby Letter of Credit Disbursement(s)").

                        c. Except as may otherwise be specifically provided in a Standby Letter of Credit or Standby Letter of Credit Document, the Standby Letters of Credit are issued and subject to the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce (the "Uniform Customs") or the International Standby Practices published by the International Chamber of Commerce, and the version of the Uniform Customs or International Standby Practices applicable to any particular Standby Letter of Credit shall be the most current revision in effect on the date of issuance of such Standby Letter of Credit. In the event of a conflict between the Uniform Customs or the International Standby Practices, as applicable, and the laws of the State of Ohio, the laws of the State of Ohio shall prevail.

                        d. The Company hereby irrevocably consents and agrees to, at its expense, being joined, impleaded or otherwise brought in as third-party defendants in any action or proceeding brought by any Person against the Agent or any of the Lenders or otherwise naming the Agent or any of the

                              Lenders as a party as a result of, arising out of or in connection with, any Standby Letter of Credit and/or any of the provisions of any Standby Letter of Credit Document, including, but not limited to, any action brought by a beneficiary, their successors, assigns or transferees against the Agent or any of the Lenders as a result of any dishonor by the Agent or any of the Lenders of drafts under or purporting to be under a Standby Letter of Credit.

                        e. Equivalent Dollar amounts, to the extent applicable, will be determined at the selling rate of exchange then offered by the Agent at the time of payment for cable transfers to the place of payment, plus any payments made by the Agent to comply with any applicable governmental exchange regulations.

                        f. The Company will insure against the usual risks, as the Agent may reasonably require, all goods shipped under any of the Standby Letters of Credit, which insurance will be with companies and under policies meeting the requirements of Section
                              9.12 hereof and in all respects satisfactory to the Agent. On the demand of the Agent, the Company will deposit with the Agent policies or certificates of such insurance. The Company will sign and deliver to the Agent upon the request of the Agent trust receipts or similar instruments, financing statements or other documents reasonably requested by the Agent to perfect any liens or security interests granted by the Company to the Agent in connection with Standby Letters of Credit. The Company will promptly procure any necessary licenses for the importing, exporting or shipping of all property in connection with the Standby Letters of Credit, comply will all governmental laws and regulations affecting the shipment or financing of such property and furnish to the Agent such documents as the Agent may reasonably require.

     2.12   ASSUMPTIONS REGARDING NOTICES.

            2.12.1 AUTHORIZED EMPLOYEES. Any Authorized Employee of the Company may submit a Notice on behalf of the Company as to any of the Credit Facilities. The Agent and each Lender shall be entitled to rely conclusively on each Authorized Employee's authority to submit a Notice on behalf of the Company until the Agent receives written notice from the Company to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice and, with respect to an oral Notice, the Agent shall have no duty to verify the identity of any Person representing himself as one of the Authorized Employees entitled to make such a request on behalf of the Company.

            2.12.2 NO LIABILITY. Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any Notice which the Agent or such Lender believes in good faith to have been given by an Authorized Employee or for otherwise acting in good faith in accordance with this Section 2 and, upon the Agent's accepting any Notice in accordance with this Section 2 pursuant to any such Notice, the Company shall have effectively elected the Borrowing, conversion, continuation, prepayment, reduction or termination thereunder.

            2.12.3 NOTICE IRREVOCABLE. Any Notice (whether telephonic, telecopy, or facsimile or otherwise) given or deemed to have been given pursuant to this Section 2 shall be irrevocable.

     2.13   COMPUTATIONS, FEES, PAYMENTS, ETC.

            2.13.1 COMPUTATIONS. Except as otherwise set forth herein, all computations of interest and of fees hereunder will be made by the Agent on the basis of a year of three hundred sixty (360) days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable; provided, however, that computations of interest based on the Base Rate will be made on the basis of a year of 365 or 366 days, as applicable, for the actual number of days (including the first day but excluding the last day) occurring in the applicable interest period. Each determination by the Agent of an Interest Rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error. Whenever any payment to be made by the Company hereunder or under any of the other Loan Documents is stated to be due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of principal or interest on Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            2.13.2 FEES. The fees described in this Section 2.13.2 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the Company to pay such fees will be in addition to and not in lieu of the obligation of the Company to pay interest, other fees and expenses otherwise described herein or in the other Loan Documents. The following fees shall be paid by the Company:

                        a. CLOSING FEE. The Company shall pay to the Agent, for the account of the Lenders, on the Closing Date a non-refundable closing fee of $36,747 to be shared pro rata by the Lenders based on their Ratable Portion.

                        b. COMMITMENT FEE. The Company shall pay to the Agent, for the account of the Lenders, a commitment fee (the "Commitment Fee") from and including the Closing Date to the Termination Date, computed at the rate per annum set forth below, on the average daily unused portion of the Revolving Commitment and the Non-Revolving Commitment, such Commitment Fee to be payable quarterly in arrears on the last Business Day of each June, September, December and March and upon the Termination Date and to be shared pro rata by the Lenders based on their Ratable Portion.

                              LEVERAGE RATIO                    COMMITMENT FEE
                              --------------                    --------------

                              Less than or equal to 2.0x                 0.125%

                              Greater than 2.0x but less than
                               or equal to 2.5x                          0.150%

                              Greater than 2.5x but less than
                               or equal to 3.0x                          0.175%

                              Greater than 3.0x                          0.200%

                              The Commitment Fee will be adjusted as of the first day of the month following delivery of the quarterly financial statements required hereunder based upon the Leverage Ratio determined by the Agent pursuant to those financial statements; provided that if the Company fails to deliver such financial statements as and when required by this Credit Agreement the Commitment Fee will automatically be increased to the highest rate permitted hereunder.

                        c.    AGENT CLOSING EXPENSES. All reasonable
                              out-of-pocket expenses and reasonable legal expenses incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Credit Agreement and the other Loan Documents and attendant documents and the closing of the Credit Facilities shall be paid by the

                              Company to the Agent for the account of the Agent on the Closing Date.

                        d. LETTER OF CREDIT AND STANDBY LETTER OF CREDIT FEES. The Company will pay to the Agent a fee computed at a rate per annum equal to the following percentages of the aggregate Letter of Credit Amounts and, in the case of Standby Letters of Credit, the aggregate Standby Letter of Credit stated amounts (the "Letter of Credit Fees"), which fees will be deemed non-refundable on the first day of such quarter and will be computed and payable in arrears beginning on the date of issuance and on the last Business Day of each June, September, December and March thereafter:

                              LEVERAGE RATIO              LETTER OF CREDIT FEES
                              --------------              ---------------------

                              Less than or equal to 2.0x                   1.00%

                              Greater than 2.0x but less
                               than or equal to 2.5x                       1.00%

                              Greater than 2.5x but less
                               than or equal to 3.0x                       1.25%

                              Greater than 3.0x                            1.50%

                              The Agent will pay to each Lender, promptly and upon receipt from the Company, an amount equal to such Lender's Ratable Portion of the Letter of Credit Fees. The applicable Letter of Credit Fee will be adjusted as of the first day of the quarter following delivery of the quarterly financial statements required hereunder based upon the Leverage Ratio determined by the Agent pursuant to those financial statements; provided that if the Company fails to deliver such financial statements as and when required by this Credit Agreement the applicable Letter of Credit Fee will automatically be increased to the highest rate permitted hereunder.

            2.13.3 PAYMENTS. The Company will make each payment hereunder and under the Notes, as the case may be, not later than 3:00 p.m. (Cincinnati time) on the day when due by deposit to the Agent's Account in same day funds. Amounts received by the Agent after 3:00 p.m. (Cincinnati time) on any Business Day will be deemed to have been received on the next Business Day. Subject to the foregoing, the Agent will cause to be distributed to each Lender on the Business Day of receipt by the Agent an amount equal to the amount of such payment then due such Lender.

            2.13.4 CHARGE TO ACCOUNTS. If the Company fails to make any payment of principal, interest, fees, expenses or other Obligations specified or referred to in this Credit Agreement or the Loan Documents to the Agent or any Lender when due, the Agent is hereby authorized to make such payments on the Company's behalf by charging the Cash Collateral Account and/or drawing a Revolving Loan (which shall be a Base Rate Advance, subject to application of the Default Rate), in the appropriate amount and each such draw shall constitute a Revolving Loan and a Borrowing hereunder and part of the Obligations, secured by all of the Collateral; provided, however, that the Agent will not be obligated to make any such charge or draw. The Agent may, in the Agent's discretion, either (a) so charge the Cash Collateral Account for such amount and/or draw an Advance or (b) require the Company to pay such amount; provided that if the Company does not pay such amount upon demand therefor by the Agent, such amount shall bear interest at the Default Rate. The Company also does hereby authorize each Lender, if and to the extent payment of any of the Obligations owed to such Lender by the Company is not made when due hereunder, to charge any amount so due from time to time against any or all accounts of any or all of the Company with such Lender.

            2.13.5 FAILURE TO MAKE PAYMENTS BY COMPANY. Unless the Agent will have received notice from the Company prior to the date on which any payment is due to the Agent hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company will not have so made such payment in full to the Agent, each Lender will repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate. If and to the extent the Company makes only partial payment to the Agent, each Lender will repay to the Agent, in accordance with this Section, only the amount distributed to such Lender by the Agent, with interest thereon, that exceeds the Lender's Ratable Portion of the partial payment received by the Agent from the Company.

     2.14 TAXES. Any and all payments by the Company hereunder or under the Security Documents will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than any tax on or measured by the net income of a Lender pursuant to the income tax laws of the United States or any state or political subdivisions thereof (all such non-excluded items being hereinafter referred to as the "Taxes"). The Company agrees to pay any present or future stamp, recording or documentary taxes or similar levies which arise from any payment made hereunder or under the Security Documents or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement or the Security Documents (hereinafter referred to as the "Levies"). The Company will indemnify each Lender and the Agent for the full amount of Taxes or Levies paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Levies were correctly or legally asserted. A certificate of a Lender as to any additional amounts payable to any Lender under this Section 2.14 submitted to the Company shall be conclusive absent manifest error. The Company will pay to the Agent for the account of such Lender the amount shown as due on any such certificate within thirty (30) days after receipt of the same. The agreements and obligations contained in this Section 2.14 will survive the payment in full of the Obligations and any termination of this Credit Agreement.

     2.15   ADDITIONAL COSTS.

            2.15.1 TAXES, RESERVE REQUIREMENTS, ETC. In the event that any applicable law, rule or regulation now or hereafter in effect and whether or not presently applicable to any of the Lenders, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Lenders with any guideline, request or directive of any such authority (whether or not having the force of law), will (i) subject any Lender to any tax or affect the basis of taxation of payments to any of the Lenders of any amounts payable by the Company under this Credit Agreement (other than taxes imposed on the overall net income of any of the Lenders, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender has its principal office), or (ii) will impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (including but not limited to a request or requirement which affects the manner in which any of the Lenders allocates capital resources to its commitments or obligations, including without limitation its obligations under this Credit Agreement, the Loans, Letters of Credit and other obligations) or (iii) will impose any other condition affecting this Credit Agreement, any of the Obligations or any of the Loan Documents, and the result of any of the foregoing is to increase the direct or indirect cost of making, funding or maintaining the Loans, Letters of Credit or other Obligations or to reduce the amount of any sum received or receivable by any of the Lenders thereon, then the Company will pay to such Lenders from time to time, upon request by any of such Lenders, with a copy of such request to be provided to the Agent, additional amounts sufficient to compensate such Lenders for such increased cost or reduced sum receivable.

            2.15.2 CAPITAL ADEQUACY. If either (i) the introduction of, or any change in, or in the interpretation or administration of, any United States or foreign law, rule or regulation, or (ii) compliance with any directive, guidelines or request from any central bank or other governmental authority (whether or not having the force of law) promulgated, made, or that becomes effective (in whole or in part) after the date hereof affects or would affect the amount of capital required or expected to be maintained by any of the Lenders or any corporation directly or indirectly owning or controlling any of the Lenders and any Lender will have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder or under any of the Loans, Letters of Credit or other Obligations or any commitment to lend thereunder or relating thereto to a level below that which any Lender or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account such Lender's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by such Lender (in its sole discretion) to be material, then, from time to time, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            2.15.3 CERTIFICATE OF LENDER. A certificate of a Lender setting forth such amount or amounts as will be necessary to compensate the Lender as specified in Sections 2.15.1 and/or 2.15.2, above, will be delivered to the Company and will be conclusive absent manifest error. The Company will pay the Agent for the account of the Lenders the amount shown as due on any such certificate within thirty (30) days after its receipt of the same. Failure on the part of any Lender to deliver any such certificate will not constitute a waiver of such Lender's rights to demand compensation for any particular period or any future period. The protection of this Section will be available to any Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, etc. that results in the claim for compensation under this Section. The agreements and obligations contained in
                        Section 2.15 will survive the payment in full of the Obligations and any termination of this Credit Agreement.

     2.16   INABILITY TO DETERMINE RATE; INADEQUACY OF PRICING; ILLEGALITY.

            2.16.1      RATE INABILITY; PRICING INADEQUACY. In the event that
                        (a) the Agent or any Lender shall have determined (which determination shall be conclusive and binding) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, or (b) the Agent or any Lender shall have determined that the Eurodollar Rate will not adequately and fairly reflect the cost to the Agent of maintaining or funding Eurodollar Rate Advances, the Agent promptly shall give notice of such determination and the basis therefor to the Company. If such notice is given, and until such notice has been withdrawn by the Agent, no additional Advances which are Eurodollar Rate Advances shall be made and no additional conversions to or continuations of Eurodollar Rate Advances shall be permitted.

            2.16.2 ILLEGALITY; TERMINATION OF COMMITMENTS. Notwithstanding any other provisions herein, if any law, treaty, rule or regulation, or determination of a court, governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), or any change therein or in the interpretation or application thereof, shall make it unlawful or impossible for any Lender to make or maintain Eurodollar Rate Advances, the obligation of the Lenders hereunder to make or maintain Eurodollar Rate Advances shall forthwith be canceled, and outstanding Eurodollar Rate Advances shall be converted to Base Rate Advances on either (a) the last day of the applicable Interest Period for such Advance if the Lenders may continue to maintain such Advances until such day or (b) immediately if any Lender may not continue to maintain such Advances. Each Lender which becomes aware of any such event which makes it unlawful or impossible for such Lender to make or maintain Eurodollar Rate Advances promptly shall notify the Company and the Agent of such event; provided, however, that the failure to provide any such notice shall not affect the applicability of the preceding sentence or the obligations of the Company hereunder or under any of the other Loan Documents.

     2.17   OBLIGATION TO INDEMNIFY.

            2.17.1 EVENTS. In the event of (a) the Company's failure to accept the proceeds from (or to convert to or continue) an Advance after making a request therefor, or (b) any payment, prepayment or conversion (whether mandatory, by acceleration, voluntary or otherwise) of any Eurodollar Rate Advance prior to the expiration of the applicable Interest Period, as a result of which any Lender shall incur any loss, liability, claim or expense (other than a loss, liability, claim or expense which directly resulted from such Lender's breach of its obligation to make funds available), the Company shall pay to such Lender, within five (5) Business Days following delivery of the statement referred to below, and indemnify and hold harmless such Lenders from and against any such loss, liability, claim or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds required for the account of any such Lender to fund or maintain any such Advances). The losses of any Lender (as differentiated from any other liabilities, claims or expenses) shall be conclusively deemed to consist of any amount equal to:

                        a. the interest that would have been received (at the Interest Rate that was applicable to such Advance) on the funds to be redeployed during the applicable Interest Period (or remaining portion thereof), less

                        b. the return which the Lenders could have obtained had such funds been reinvested at the Federal Funds Rate on the date of such prepayment, repayment, failure to borrow or continue or convert, as the case may be, and such funds had remained so invested until the end of the relevant Interest Period in Dollar denominated deposits with prime banks on the Agent's interbank Dollar market.

            2.17.2 STATEMENT. Each Lender which has incurred any loss, liability, claim or expense compensable pursuant to this
                        Section 2.17 promptly shall deliver to the Company a written statement of the nature and amount thereof and the basis of calculation thereof, which statement shall be conclusive absent manifest error.

            2.17.3      SURVIVAL. The obligations of the Company under this
                        Section 2.17 will survive the payment in full of the Obligations and any termination of this Credit Agreement.

     2.18   USE OF PROCEEDS.

            2.18.1 The proceeds of the Revolving Credit Loans and the Swingline Loans will be used exclusively for working capital purposes, permitted capital expenditures, and other general corporate purposes.

            2.18.2 Draws on the Letters of Credit will be used to pay principal, interest and any premiums when due on the Bonds.

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

            2.18.3 Draws on the Standby Letters of Credit will be used exclusively to pay the obligations of the Company to pay suppliers amounts due under purchase contracts or other corporate purposes.

            2.18.4 The proceeds of the Non-Revolving Credit Loans will be used exclusively to fund acquisitions as permitted under
                        Section 10.13.

3.   [RESERVED].

4.   BOND REDEMPTION.

     4.1 COMPANY BOND REDEMPTION. The Company will redeem outstanding 1997 Scottsburg Bonds and Scottsburg Bonds (in such order as the Company and the Agent may agree) in the aggregate principal amount of $200,000 on each January 1, April 1, July 1 and October 1 during the term of this Credit Agreement, or in such other amounts or at such other times as the Agent and the Company may agree from time to time. Such redemptions will be accomplished pursuant to the optional redemption provisions contained in the Indenture. The Company hereby authorizes any Lender to charge the Cash Collateral Account (or any other account of the Company at any Lender) to reimburse the Agent or any Lender for any draws under any Letter of Credit in connection with such redemptions.

     4.2 MCC-BATAVIA BOND REDEMPTION. MCC-Batavia will continue to redeem outstanding MCC-Batavia Bonds in a principal amount of at least $175,000 during each calendar quarter on each March 1st, June 1st, September 1st and December 1st. Such redemptions will be accomplished by MCC-Batavia pursuant to the optional redemption provisions contained in the MCC-Batavia Indenture. MCC-Batavia and the Company each hereby authorizes each Lender to charge the Cash Collateral Account (or any other account of MCC-Batavia or the Company at any Lender) to reimburse the Agent or any Lender for any draws under the MCC-Batavia Alternate Letter of Credit in connection with such redemptions.

5. COLLATERAL. The Collateral for the repayment of the Obligations will be that granted pursuant to the Security Documents. The Company and the Subsidiaries of the Company each acknowledges and agrees that any and all property, real or person, tangible or intangible, heretofore granted by the Company or any of its Subsidiaries in favor of the Agent, for the benefit of the Lenders, whether pursuant to any prior amendment or restatement of this Credit Agreement or otherwise, is and shall be Collateral for the Obligations (as defined in this Credit Agreement), and any and all guaranties heretofore made by any of such Subsidiaries in favor of the Agent, for the benefit of the Lenders, shall apply to the Obligations (as defined in this Credit Agreement). Each Subsidiary of the Company reaffirms its liabilities and obligations under its respective guarantee of the Obligations and further represents and warrants that such guarantee constitutes the legal, valid and binding obligation of such Subsidiary and is enforceable against such Subsidiary in accordance with its terms. Each such Subsidiary further represents and warrants that it has no defenses, setoffs, claims, counterclaims, or causes of action of any kind or nature whatsoever with respect to its guarantee of the Obligations.

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

6.   SECURITY AND SUBROGATION UNDER INDENTURE.

     6.1 SECURITY. To further secure the Company's Letter of Credit Obligations under this Credit Agreement, the Company and the Agent intend that (i) the Agent will have the security and benefit of the Bond Documents as provided in the Indenture and (ii) in the event of one or more draws under the Letters of Credit and the application thereof to the payment of Bonds, the Agent will be subrogated pro tanto to the rights of the Trustee and the holders of such Bonds in and to all funds and security held by the Trustee under the Indenture for the payment of the principal of and interest on such Bonds, including without limitation all loan funds, construction funds, escrow funds, revenue funds, operation funds, debt service funds, reserve funds, redemption funds and other funds and securities and other instruments comprising investments thereof. In addition, the Agent shall have any and all other subrogation rights available to the Agent at law or in equity.

     6.2 PLEDGE OF RIGHTS TO CERTAIN FUNDS AND INVESTMENTS. To secure the Company's Letter of Credit Obligations to the Agent under this Agreement, the Company hereby pledges to the Agent, and grants to the Agent a security interest in, all of the Company's right, title and interest in and to all funds and investments thereof now or hereafter held by the Trustee under the Indenture as security for the payment of the Bonds, including without limitation any and all loan funds, construction funds, escrow funds, revenue funds, operations funds, debt service funds, reserve funds, redemption funds and other funds and securities and other instruments comprising investments thereof and interest and other income derived therefor as held as security for the payment of the Bonds, such pledge, assignment and grant being under and subject only to the rights of the Trustee under the Indenture. The Company covenants and agrees that it will defend the Agent's rights and security interests created by this Section against the claims and demands of all persons except the Trustee. In addition to its other rights and remedies under this Credit Agreement and the Bond Documents, the Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State or other applicable law with respect to the security interests created by this Section. The Agent's rights under this Section are in addition to, and not in lieu of, its rights described in Section 6.1.

     6.3    PLEDGED BONDS.

            6.3.1 PLEDGE. To secure the Company's obligations to the Agent under this Agreement, the Company hereby pledges and assigns to the Agent, and grants to the Agent a security interest in, all of the Company's right, title and interest, now owned or hereafter acquired, in and to any and all Unremarketed Tendered Bonds (together with all income therefrom and proceeds thereof) purchased pursuant to the Indenture with the proceeds of a Tender Draft presented under the Letters of Credit for which neither (i) full reimbursement has been made to the Agent nor (ii) the Trustee

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                        holds sufficient funds which, pursuant to the Indenture,
                        the Trustee is required to apply on behalf of the Company to reimburse the Agent in full for such Tender Draft on the date such Tender Draft is paid by the Agent. Such Unremarketed Tendered Bonds shall be pledged to the Agent, registered in its name as pledgee of the Company and delivered to and held by the Trustee as agent for the Agent under this Section 6.3 or, at the option of the Agent by written notice to the Company and the Trustee, the Unremarketed Tendered Bonds specified in such notice shall be delivered to and pledged and held by the Agent. Unremarketed Tendered Bonds which are so held by the Trustee as agent for the Agent or by the Agent are herein referred to as "Pledged Bonds."

            6.3.2 PLEDGED BOND PAYMENTS. Any principal of, premium on and interest on Pledged Bonds which becomes due and payable (including any due-bills received upon purchases thereof pursuant to the record date provisions of the Indenture or the Bonds) shall be paid to the Agent. All sums of money so paid to the Agent in respect of Pledged Bonds shall be credited against the obligation of the Company to reimburse the Agent, with interest under Section
                        2.10.5 for the amount drawn with a Tender Draft to fund the purchase of such Pledged Bonds pursuant to the Indenture.

            6.3.3 RELEASE OF PLEDGED BONDS. If the Company pays or causes to be paid in full its obligation under Section 2.10.5 for the reimbursement of the amount (or allocable portion thereof) drawn with a Tender Draft to fund the purchase of Pledged Bonds pursuant to the terms of the Indenture (or if the Trustee has received immediately available funds which, pursuant to the terms of the Indenture, the Trustee is required to pay over promptly to the Agent in an amount sufficient to pay the Company's reimbursement obligation under Section 2.10.5 hereof with respect to the amount drawn with such Tender Draft to fund the purchase of such Pledged Bonds), and provided no Event of Default has occurred and is continuing, the Agent will release from the pledge of this Credit Agreement and will deliver, or cause its agent to deliver, such Pledged Bonds to such person or persons as the Company may direct. An amount equal to the principal of, plus accrued interest on, such Pledged Bonds shall be presumed (absent notice to the contrary) to be an "amount sufficient" for the purposes of this
                        Section 6.3.3 and, upon receipt of such amount by the Trustee for payment to the Agent as aforesaid, the Trustee shall be automatically authorized to deliver such Pledged Bonds as aforesaid free from the pledge of this Agreement, unless the Trustee has received from the Agent written notice or telephonic notice (which shall thereafter be confirmed in writing) that such release shall not occur.

            6.3.4 LIABILITY OF AGENT. The Agent shall not be liable for failure to collect or realize upon the obligations secured by the Pledged Bonds or any collateral security guarantee therefor, or any part thereof, or for any delay in so doing, and the Agent shall not be under any obligation to take any action whatsoever with regard thereto.

            6.3.5 REPRESENTATIONS; RIGHTS AND REMEDIES. The Company represents and warrants to the Agent that the pledge, assignment and delivery of Pledged Bonds pursuant to this Section 6.3 will create a valid first lien on and a first perfected security interest in, all right, title and interest of the Company in and to the Pledged Bonds, and the proceeds thereof. The Company covenants and agrees that it will defend the Agent's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons. In addition to its other rights and remedies under this Credit Agreement and the Bond Documents, the Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State or other applicable law with respect to the security interests created by this Section.

7. CONDITIONS PRECEDENT. Notwithstanding anything to the contrary contained herein, the Agent's and Lenders' obligation and commitment to continue to make the Credit Facilities available to the Company pursuant to this Credit Agreement will terminate in the event that all of the conditions set forth in Sections 7.1 and 7.2 are not satisfied by the Company on or before the Closing Date.

     7.1 INITIAL ADVANCES. The Lenders' obligations to make the initial Advances and to issue Standby Letters of Credit pursuant to Section 2 of this Credit Agreement are subject to the fulfillment of each of the following conditions:

            7.1.1 LOAN DOCUMENTS. The Agent has received, on behalf of the Lenders, all Loan Documents duly executed by the Company and its Subsidiaries, as applicable, together with all instruments and other documents as are necessary to continue in the Agent a perfected first priority security interest in the Collateral.

            7.1.2 OPINION LETTERS. The Agent and each Lender has received an opinion of counsel for the Company and its Subsidiaries directed to the Agent and the Lenders in form and substance and from counsel acceptable to the Agent.

            7.1.3 RESOLUTIONS. The Agent has been furnished copies, certified by the secretary or assistant secretary of the Company and its Subsidiaries, of the resolutions of the Board of Directors or the Members, as applicable, of the Company and its Subsidiaries, authorizing the execution, delivery and performance of this Credit Agreement and the Loan Documents, together with a certificate of such secretary or assistant secretary certifying the names, titles, incumbency and signatures of the Persons authorized to execute such documents.

            7.1.4 GOOD STANDING. The Agent has received, as to the Company and its Subsidiaries, long-form certificates of good standing of the Secretary of State of the jurisdiction in which it is formed and each jurisdiction in which it is qualified to do business.

            7.1.5 DESIGNATION OF AUTHORIZED EMPLOYEES OF COMPANY. The Company shall have delivered to the Agent a written designation of Authorized Employees.

            7.1.6 INSURANCE. The Company shall provide to the Agent evidence of all required insurance coverage under
                        Section 9.12 hereof.

            7.1.7 FULL SYNDICATION. The Agent shall have received written commitments from the Lenders to assume the lending responsibility for the Commitments.

            7.1.8 UCC SEARCHES. The Agent shall be provided with current UCC searches with respect to the Company, its Subsidiaries and such other parties and in such locations as the Agent may require showing that all personal property which is required to be Collateral for the Credit Facilities is free from all liens and security interests except for Permitted Liens.

            7.1.9 CONSENTS. The Agent has received copies of all consents which the Company must obtain in connection with the transactions contemplated hereby.

            7.1.10 FEES. The Agent and the Lenders have received full payment of all fees, expenses and other amounts then due under this Credit Agreement.

            7.1.11      NO DEFAULT. No Default or Event of Default exists.

            7.1.12 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company and its Subsidiaries contained in this Credit Agreement or in the Bond Documents are true and correct with the same force and effect as though such representations and warranties had been made on and as of such time.

            7.1.13 DOCUMENTATION AND PROCEEDINGS. All instruments in connection with the transactions contemplated by this Credit Agreement are satisfactory in form and substance to the Agent and its counsel and

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

                        the Agent has received all information and copies of all documents, including governmental approvals, which it may have reasonably requested in connection with the transactions contemplated by this Credit Agreement, such documents where appropriate to be certified by authorized officers of the Company or proper governmental authorities.

            7.1.14 OTHER DOCUMENTS. The Lenders have received such other documents as they may have reasonably required in connection with the transactions provided for in this Credit Agreement, all in form and substance satisfactory to the Agent.

            7.1.15 OTHER CONDITIONS. The conditions set forth in Section 7.2, below, shall have been fully satisfied.

     7.2 EACH ADVANCE. The obligation of each Lender to make any Advance is subject to the fulfillment of each of the following conditions to the satisfaction of the Agent:

            7.2.1 NO DEFAULTS. There does not exist any Potential Default, Default or Event of Default either before or after giving effect thereto.

            7.2.2 ACCURACY. The representations and warranties contained in this Credit Agreement and in the other Loan Documents as amended are true, correct and complete in all respects on and as of the day of any Request for Advance or making of any Borrowing.

            7.2.3       NOTICES. The Agent shall have received all required
                        Notices.

            7.2.4 OTHER DOCUMENTS. The Agent shall have received such other documents or items of information as it may reasonably require, in form and substance satisfactory to it.

     7.3 REPRESENTATION. Each Borrowing and each conversion or continuation of an Advance shall constitute a representation and warranty by the Company as of such Borrowing Date, Conversion Date, Continuance Date or issuance or renewal date, as applicable, that the conditions specified in Sections 7.1 and 7.2 above, have been satisfied.

8. REPRESENTATIONS AND WARRANTIES. To induce the Lenders to extend the Credit Facilities herein contemplated, the Company and each of its Subsidiaries party hereto hereby represents and warrants as follows:

     8.1 ORGANIZATION. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state in which it is formed, has the power and authority to own, lease and operate its assets and to conduct its business as is now done and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of all jurisdictions where required by the conduct of its business or ownership or leasing of its assets, except such jurisdictions, if any, where the failure to be so qualified and in good standing, whether considered individually or in the aggregate with all other such failures, would not have a material adverse effect on the ability of the Company to pay or perform the Obligations or on its assets, liabilities, business, prospects, operations or condition (financial or otherwise).

     8.2 LATEST FINANCIALS. The audited financial statements of the Company and its Subsidiaries as of March 31, 2002, as delivered to the Lenders, are true, complete and accurate in all respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of operations of such Persons for the period ended as of March 31, 2002. Such financial statements have been prepared in accordance with GAAP applied consistently with preceding periods, subject to any comments and notes contained therein.

     8.3 RECENT ADVERSE CHANGES. Since March 31, 2002, neither the Company nor any of its Subsidiaries has suffered any damage, destruction or loss which has materially adversely affected its business or assets and, except as previously disclosed in writing to the Lenders, no event or condition of any character has occurred which has materially and adversely affected its assets, liabilities, business, operations, prospects or condition (financial or otherwise), and neither the Company nor any of its officers or directors has any knowledge of any event or condition which may materially adversely affect the assets, liabilities, business, operations, prospects, or condition (financial or otherwise) of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries is, and after the consummation of the transactions contemplated by this Credit Agreement will be, Solvent.

     8.4 RECENT ACTIONS. Since March 31, 2002, the business of the Company and its Subsidiaries has been conducted in the ordinary course and neither the Company nor any of its Subsidiaries has: (i) incurred any debt or other obligations or liabilities, whether accrued, absolute, contingent or otherwise, other than debt and liabilities incurred and obligations under contracts entered into in the ordinary course of business; (ii) discharged, satisfied, paid or cancelled any debt or any obligations, absolute or contingent, other than current liabilities shown on the financial statements referred to in Section 8.2, above, and current liabilities incurred since March 31, 2002 in the ordinary course of business; or (iii) made any loans or otherwise conducted its business other than in the ordinary course.

     8.5 TITLE. Except for sales in the ordinary course of business since March 31, 2002, the Company or a Subsidiary of the Company has good and marketable title to the assets reflected on the balance sheets or notes thereon referred to in Section 8.2, above, free and clear from all liens and encumbrances except for Permitted Liens.

     8.6 LITIGATION, ETC. Except as set forth in the Disclosure Schedule, there are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Company, its directors or officers, threatened before any court, grand jury, arbitrator, regulatory commission, board, administrative agency or other governmental authority against or affecting the Company or any of its Subsidiaries, or any of its or their properties, which (a) could, either individually or in the aggregate, result in any material adverse change in the condition (financial or otherwise), business, operations, assets or prospects of the Company or any of its Subsidiaries or (b) questions the validity or enforceability of any of the Loan Documents or Obligations; and there is no basis known to the Company, its officers or directors, for any such actions, suits, proceedings or investigations.

     8.7 TAXES. Except as to taxes not yet due and payable, the Company and its Subsidiaries have timely filed all returns and reports to be filed by it in connection with any federal, state, local or other tax, duty or charge levied, assessed or imposed upon it, or its property, including but not limited to income, franchise, unemployment, social security and similar taxes; and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

     8.8 AUTHORITY. The Company and each Subsidiary of the Company that is a corporation has full corporate power and authority to enter into the transactions provided for in this Credit Agreement and has been duly authorized to do so by appropriate action of its board of directors. Each Subsidiary of the Company that is a limited liability company has full limited liability company power and authority to enter into the transactions provided for in this Credit Agreement and has been duly authorized to do so by appropriate action of its members. This Credit Agreement, the Notes and the other Loan Documents as amended, when executed and delivered by the Company and its Subsidiaries, constitute the legal, valid and binding obligations of the Company and its Subsidiaries, as applicable, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforceability generally of rights of creditors.

     8.9 OTHER DEFAULTS. There does not now exist any material default or violation by the Company or any of its Subsidiaries of or under any of the terms, conditions or obligations of: (i) with respect to the Company and each Subsidiary of the Company that is a corporation, its Articles of Incorporation, Regulations or Bylaws; (ii) with respect to any Subsidiary of the Company that is a limited liability company, its Articles of Organization or Operating Agreement; (iii) any indenture, deed of trust or mortgage to which it is a party or by which it is bound; (iv) any agreement or instrument evidencing debt to which it is a party or by which it is bound; (v) any other material franchise, permit, contract, agreement or other instrument to which it is a party or by which it is bound; or (vi) any material law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it or affecting any of its assets by any law or by any governmental authority, court or agency.

     8.10 CONFLICTS. Neither the execution, delivery and performance of this Credit Agreement nor the consummation of any of the transactions herein contemplated

            (a) will result in any default or violation by the Company or any of its Subsidiaries of or under any of the terms, conditions or obligation of (i) its organizational documents; (ii) any indenture, deed of trust or mortgage to which it is a party or by which it is bound; (iii) any agreement or instrument evidencing debt to which it is a party or by which it is bound; (iv) any other material franchise, permit, contract, agreement or other instrument to which it is a party or by which it is bound; or (v) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it or affecting any of its assets by any law or by any governmental authority, court or agency or (b) will result in or require the creation of any lien, security interest or other encumbrance (except as contemplated by this Credit Agreement) upon any of the assets of the Company or its Subsidiaries.

     8.11 PATENTS, LICENSES, ETC. The Company and each of its Subsidiaries has any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership or leasing of its respective properties and the conduct of its business. The Company and each of its Subsidiaries possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted, without any conflict with the rights of any other person or entity.

     8.12 ERISA. The Company and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Company or any such ERISA Affiliate was required to file a report with the PBGC, and, as of the Closing Date, the present value of all benefit liabilities under all the Plans (based on those assumptions used to fund such Plans) did not, as of the last audited annual valuation date applicable thereto, exceed by more than $500,000 the aggregate value of the assets of such Plans. Neither the Company nor any such ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Company and its ERISA Affiliates taken as a whole. Neither the Company nor any such ERISA Affiliate have received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Company and its ERISA Affiliates taken as a whole.

     8.13   ENVIRONMENTAL MATTERS.

            8.13.1 Except as set forth on the Disclosure Schedule, there have been no material claims, notices, orders or directives on environmental grounds made or delivered to, pending or served on the Company, any of its Subsidiaries or its agents, (i) issued by a governmental department or agency having jurisdiction over the assets of any such Person, real or personal, owned or leased, affecting such assets or any part thereof, requiring any work to be done upon or about such assets or any part thereof, including but not limited to clean up orders, or (ii) issued or claimed by any private agency or individual affecting such assets or any part thereof.

            8.13.2 To the best knowledge of the Company, except those stored, held and used in accordance with all applicable laws and regulations, there have not been, are not now and will be no solid waste, hazardous waste, hazardous substances, toxic substances, toxic chemicals, pollutants, wastes or contaminants, underground storage tanks, purposeful dumps, nor any accidental spills of such in, on or about any of the assets of the Company or any of its Subsidiaries, real or personal, owned or leased, and no solid waste, hazardous waste, hazardous substances, pollutants, contaminants, wastes or toxic substance have ever been stored on any real property owned or leased either by any such Person or by any of their lessees, licensees, invitees or predecessors.

            8.13.3 To the best knowledge of the Company, there has been no, is not now and will be no filtering into ground water or transmission by seepage or other draining or transfer any solid waste, hazardous substances, hazardous waste, pollutants or contaminants, or toxic substances which have affected, is now affecting or will affect any of the real property owned or leased by the Company or any of its Subsidiaries or any sites adjoining such property.

            8.13.4 To the best knowledge of the Company, the Company and each of its Subsidiaries have obtained all necessary approvals or satisfactory clearances for use of its assets from all governmental authorities, utility companies, or development-related entities, in regard to the use of its assets, the discharge of chemicals, liquids and emissions, if any, and other chemicals into the atmosphere, ground water or surface water, from its operations.

     8.14 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is directly or indirectly controlled by, or acting on behalf of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     8.15 GOVERNMENTAL CONSENTS. No consent, licenses, permits, approvals or authorizations of, exemptions by, notices or reports to, or registrations, filings or declarations with, any governmental authority or agency are required to authorize the execution, delivery or performance by the Company of this Credit Agreement, any of the Loan Documents or any of the transactions contemplated hereby or thereby, or are otherwise required to ensure the validity or enforceability of this

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

            Credit Agreement or any of the Loan Documents, which have not been obtained or made.

     8.16 DISCLOSURE. Neither this Credit Agreement, any of the other Loan Documents or any certificate, instrument, document or other information furnished in writing to the Agent or any Lender in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to keep the statements herein or therein not misleading.

     8.17 REGISTERED OFFICE. The Company's registered office for doing business in Kentucky is located in Jefferson County, Kentucky and the Company does not maintain and has not maintained a registered office in any other county in Kentucky.

     8.18 SUBSIDIARIES. The Disclosure Schedule states the exact legal name of the Company and each of its Subsidiaries, their respective jurisdictions of formation, and their respective employer identification numbers and organizational identification numbers (if any). Except as listed on the Disclosure Schedule, the Company has no Subsidiaries and is not a party to any partnership agreement or joint venture agreement. Except as listed on the Disclosure Schedule, the Company does not own more than one percent (1%) of the issued and outstanding capital stock or other ownership interests of any Person.

     8.19 MARGIN STOCK. None of the Company or any Subsidiaries of the Company engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Credit Facility has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Company or any Subsidiary of the Company holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Company or any Subsidiary of the Company are or will be represented by margin stock.

     8.20 STATUS OF PLEDGED COLLATERAL. All of the shares of capital stock, partnership interests or limited liability company membership interests intended to be included in the Collateral are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any lien, encumbrance or restriction on transfer, except as otherwise provided by the applicable Security Document and except as the right of the Agent or the Lenders to dispose of such Collateral may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There

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            are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, partnership interests or limited liability company membership interests included in the Collateral except for the partnership agreements and limited liability company agreements delivered to the Lenders in connection with the execution of this Credit Agreement.

     8.21 SENIOR DEBT STATUS. The Obligations of the Company and its Subsidiaries under this Credit Agreement, the Notes, and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of the Company or any such Subsidiary except Indebtedness of the Company or any such Subsidiary to the extent secured by Permitted Liens. There is no lien or encumbrance upon or with respect to any of the properties or income of the Company or any Subsidiary of the Company that secures indebtedness or other obligations of any Person except for Permitted Liens.

9. AFFIRMATIVE COVENANTS. The Company covenants and agrees that from the date of execution of this Credit Agreement until all Obligations to the Lenders have been fully paid and this Credit Agreement terminated:

     9.1    [RESERVED].

     9.2 BOOKS AND RECORDS; ACCESS. The Company will maintain, and cause each of its Subsidiaries to maintain, proper books of account and other records and enter therein complete and accurate entries and records of all of its transactions in accordance with GAAP; give representatives of each Lender access to the books, records and premises of the Company and its Subsidiaries at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records, and to audit the Collateral, and provide such other information as the Agent or any Lender may from time to time reasonably request; and furnish to the Agent for examination copies of any reports, statements or returns which the Company may make to or file with any governmental department, bureau or agency, federal or state and any letter, other than routine correspondence, directed to the management of the Company or their auditors or independent accountants relating to its or their financial statements, accounting procedures, tax returns, financial condition or the like; and make their officers and independent certified public accountants available to the Lenders from time to time upon reasonable notice to discuss their businesses, operations, assets, liabilities and condition (financial or otherwise) and any statements, records or documents furnished or made available to the Agent or any of the Lenders.

     9.3    MONTHLY STATEMENTS. The Company will furnish the Agent within thirty
            (30) days after the end of each calendar month consolidated and consolidating financial statements of the Company and its Subsidiaries, which financial statements shall: (a) be in reasonable detail and in form reasonably satisfactory to the Agent, (b) be certified by a Responsible Officer of the Company that such statements are true and correct to the best of his/her knowledge and are prepared

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            in accordance with GAAP applied on a basis consistent with the preceding month's statements, if any, and (c) contain a certificate by such officer stating that to the best of such officer's knowledge, no Default or Event of Default has occurred during such period and that as of the date of the certificate, no Default or Event of Default exists, except as specified in such certificate. Such certificate will be in the form of the attached Exhibit I. Those financial statements will include a balance sheet as of the end of such month and statements of income and retained earnings and changes in financial position (or cash flow statements) for such month. The Agent will promptly send a copy of such statements and certificate to each Lender.

     9.4    [RESERVED.]

     9.5 AUDITS. At its discretion at any time after an Event of Default, the Agent may engage an independent appraiser to perform a valuation of the Company and its business. The report of such appraiser will be for the Lenders' sole use and all reasonable fees and expenses relating to such valuation shall be paid by the Company upon demand.

     9.6    ANNUAL STATEMENTS. The Company will furnish the Agent within ninety
            (90) days after the end of each fiscal year, with copies of annual audited consolidated and consolidating financial statements for the Company and its Subsidiaries, which will include a balance sheet of the Company and its Subsidiaries as of the end of such year, and a statement of income, retained earnings and cash flow for such year. The audited financial statements will contain the unqualified opinion of an independent certified public accountant acceptable to the Agent and a certificate stating that in making their audit they obtained no knowledge of the existence of any Default or Event of Default and its examination will have been made in accordance with generally accepted auditing standards and such opinion will contain a report reasonably satisfactory to the Agent of any inconsistency in the application of generally accepted accounting principles with the preceding years' statements. Concurrently with the delivery of the foregoing financial statements, a Responsible Officer of the Company will deliver to the Agent certificates with respect to such annual statements in the form required by Section 9.3, above. The Agent will promptly send a copy of such financial statements and certificates to each Lender.

     9.7 AUDITOR'S LETTERS. Concurrently with delivery of annual audited financial statements, the Company shall furnish copies of any letter, other than routine correspondence or communications, directed to the management of the Company or any of its Subsidiaries by its auditors or independent accountants, relating to its financial statements, accounting procedures, financial condition, tax returns, or the like, for fiscal year then being reported.

     9.8 ANNUAL BUDGETS, FORECASTS AND COMPARISONS. Concurrently with delivery of annual audited financial statements, the Company will submit to the Agent a copy of the Company's annual budget and financial forecast for the succeeding fiscal

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

            year, at a minimum, including a summary of the Company's strategic operating plan together with key assumptions underlying the forecast, all in form and content acceptable to Agent. With each of the financial statements delivered in accordance with Sections 9.3 and 9.6, above, the Company will deliver statements for each division of the Company comparing actual performance to projected and prior year's performance for such period.

     9.9 NOTICES OF DEFAULT. Promptly after the Company obtains knowledge thereof, the Company will notify the Agent of any Default, Event of Default or Potential Default, the nature thereof, period of existence thereof and action the Company proposes to take with respect thereto.

     9.10 PAYMENT OF CHARGES. The Company will pay and discharge when due all taxes, assessments and governmental charges and levies imposed upon it, its income, profit, business or assets, and all other lawful claims of any kind which, if unpaid, might become a lien or charge upon all or any part of its assets, except those which currently are being contested in good faith by appropriate proceedings and for which the Company has set aside adequate reserves in accordance with GAAP, but any such disputed item will be paid forthwith upon the commencement of any proceeding for the foreclosure of any lien which may have attached with respect thereto, unless the Agent will have received an opinion in form and substance and from legal counsel of the Company acceptable to it that such proceeding is without merit.

     9.11 EXISTENCE; OPERATIONS. The Company and each Subsidiary of the Company will maintain and preserve its corporate existence and right to carry on its business; maintain and preserve all material rights, powers, privileges and franchises; continue in operation in substantially the same manner as at present, except where such operation is rendered impossible by a fire, strike or other events beyond their control; keep its real and personal properties in good operating condition and repair; make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and comply with the provisions of all leases to which it is a party or under which it occupies or holds real or personal property so as to prevent any loss or forfeiture thereof or thereunder.

     9.12 INSURANCE. The Company and each of its Subsidiaries will keep its insurable real and personal property insured with responsible insurance companies reasonably satisfactory to the Agent against loss or damage by fire, windstorm and other hazards which are commonly insured against with an extended coverage endorsement in an amount equal to not less than eighty percent (80%) of the insurable value thereof on a replacement cost basis (or, if greater, the amount necessary so that the insured will not be deemed a co-insurer under any coinsurance provisions of any such policy) and also maintain public liability insurance and flood insurance in a reasonable amount. In addition, the Company will and will cause its Subsidiaries to maintain extended liability insurance covering their operations in a reasonable amount considering the type of business operations of such Persons and the amount and form of such insurance and the

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

            companies issuing such insurance shall be consistent with the quality, form and amount of insurance presently maintained by such parties. All such policies shall provide that thirty (30) days' prior written notice must be given to the Agent before such policy is altered or cancelled. All casualty policies shall name the Agent as lender loss payee and additional insured (for the benefit of Lenders) (or, if applicable, a standard mortgagee clause and waiver of insurer's right of subrogation against funds paid under the standard mortgagee endorsement). The right to adjust all claims under such policies and all amounts recoverable under such policies hereby are assigned to the Agent (for the benefit of the Lenders); and the amounts collected by the Agent, at the option of the Agent, may be used in any one or more of the following ways: (a) applied to the payment of any sums then in default under the Obligations; (b) used to fulfill any Obligations that the Company has failed to perform; (c) unless the insurer denies liability to any insured, used to restore the applicable property to a condition satisfactory to the Agent on such terms and conditions as the Agent may determine; (d) released to the Company; and/or (e) applied to any of the Obligations, whether matured or unmatured. Schedules of all insurance of the Company and its Subsidiaries will be submitted to the Agent upon request. Such schedules will contain a description of the risks covered, the amounts of insurance carried in each risk, the name of the insurer and the cost of such insurance to the insured. Such schedules will be supplemented by the Company from time to time to reflect any change in insurance coverage. The Company will deliver to Agent certificates representing such insurance policies on the Closing Date and thereafter updated certificates at least thirty (30) days prior to the expiration of each insurance policy date as reflected in the prior certificates evidencing that the premiums for such policies have been paid in full.

     9.13 COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries will comply with all laws, regulations and court and governmental orders applicable to it, any of its assets or the operation of its business, including without limitation those relating to environmental, insurance, health and employee benefit matters, the failure to comply with which, whether considered individually or in the aggregate, could materially adversely affect the ability of the Company or its Subsidiaries to pay or perform any of the Obligations or the business, operations, assets, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries.

     9.14 ENVIRONMENTAL VIOLATIONS. The Company will immediately notify the Agent of any violation of any rule, regulation, statute, ordinance, or law relating to public health or the environment.

     9.15 ENVIRONMENTAL AUDIT AND OTHER ENVIRONMENTAL INFORMATION. The Company will provide copies of all environmental reports, audits, studies, data, results, and findings obtained by the Company or any of its Subsidiaries from work conducted by the Company or any Subsidiaries thereof or any other Person (including, but not by way of limitation, the United States Environmental Protection Agency and any state Environmental Protection Agency and their agents, representatives, and contractors) on any property of the Company or any Subsidiary thereof or property adjacent thereto. Copies of all such existing reports, audits, studies, data, results and data will be delivered to the Agent on or before the Closing Date, and any and all such materials hereafter obtained will be delivered to the Agent as soon as such reports, audits, studies, data, results, and findings become available to any of the Company. If the submissions are considered inadequate or insufficient in order for the Agent to adequately consider the status of environmental compliance or if the submissions are in error, then the Agent may require the Company, at the Company's sole expense, to engage an independent engineering firm acceptable to the Agent to conduct a complete environmental report, study, finding or audit in as timely a fashion as is reasonably possible. In addition, the Company will provide the Agent with information related to remedial action at any property, the Company or any Subsidiary thereof or adjacent to such property as soon as such information becomes available to the Company or any Subsidiary thereof (such information will include but not be limited to a copy of the Remedial Investigation/Feasibility Study for that property).

     9.16 BUSINESS NAMES AND LOCATIONS. The Company will immediately notify the Agent of any change in the name under which the Company or any of its Subsidiaries conducts its business and, unless the Agent otherwise consents in writing pursuant to this Credit Agreement, keep and maintain all of the Collateral only at the addresses listed in the Disclosure Schedule (and, as to any address disclosed therein as a subcontractor location for Inventory, not permit at any time the value of such Inventory at any such location to exceed $200,000) and keep the principal places of business of the Company and each Subsidiary thereof at the addresses specified in the Disclosure Schedule. The Company will notify the Agent immediately upon the opening or closing of any place from which the Company or any Subsidiary thereof conducts business.

     9.17 ACCOUNTS. So long as any of the Credit Facilities are in effect, the Agent will remain the primary bank of account of the Company and its Subsidiaries.

     9.18 ERISA COMPLIANCE. The Company will, and will cause its Subsidiaries to, (a) comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent (i) as soon as possible, and in any event within thirty (30) days after any Responsible Officer of the Company or any ERISA Affiliate knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Company to the PBGC in an aggregate amount exceeding $500,000 a statement of a financial officer of the Company, setting forth details as to such Reportable Event and the action that the Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Company or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within ten (10) days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a financial officer of the Company setting forth details as to such failure and the action that the Company proposes to take with respect thereto together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within thirty (30) days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in an amount exceeding $500,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of the Company or an ERISA Affiliate to such Multiemployer Plan in an amount exceeding $500,000.

     9.19 FURTHER ASSURANCES. The Company will execute and deliver, or cause to be executed and delivered, all such additional documents, agreements and instruments (including but not limited to Uniform Commercial Code financing statements) as the Agent or the Lenders may reasonably request in order to effectuate the transactions contemplated hereby or by the Security Documents or to preserve, protect, or perfect the rights of the Agent, or the Lenders hereunder, with respect to the Collateral.

     9.20 COMPLIANCE WITH AGREEMENTS. The Company will observe, or cause to be observed, all obligations, covenants and agreements applicable to the Company or any Subsidiary thereof under the Loan Documents.

10. NEGATIVE COVENANTS. The Company covenants and agrees that from the date of execution of this Credit Agreement until all of the Obligations have been fully paid and this Credit Agreement terminated it will not, and it will cause each of its Subsidiaries to not:

     10.1   DEBT. Incur any Indebtedness other than: (a) the Credit Facilities;
            (b) the existing Indebtedness described in the Company's consolidated financial statements as of March 31, 2002 delivered to the Agent; (c) open account obligations incurred in the ordinary course of business; (d) rental and lease payments as described in
            Section 10.2, below; (e) purchase money debt up to $250,000 in any Fiscal Year incurred in connection with the acquisition of capital assets limited to the specific assets acquired with such financing (subject to the acquisition of such assets and incurrence of such debt being otherwise permitted by the terms of this Credit Agreement) and (f) Subordinated Debt of up to $10,000,000 in the aggreate.

     10.2 LEASES. Enter into or permit to remain in effect: (i) any operating rental or lease agreement for real or personal property whose term, including renewal options, exceeds five (5) years (except for the term of the Lease dated as of February 26, 1999 (the "Scottsburg Lease") between the Company and Indiana Properties,

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


            LLC) which on an annual basis would exceed $600,000, or (ii) any capital lease agreement for real or personal property whose term, including renewal options, exceeds five (5) years and which on an annual basis would exceed $50,000. Notwithstanding the above to the contrary, the Company may enter into leases funded by a Lender; provided that the Company's and its Subsidiaries' aggregate financial commitment under all such leases does not exceed $1,500,000 during the term of this Credit Agreement.

     10.3 LIENS. Incur, create, assume, become or be liable in any way, or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their respective assets, now or hereafter owned, other than Permitted Liens; be bound by or subject to any agreement or option to do so; or be bound by or subject to any agreement (other than this Credit Agreement) not to do so (including but not limited to any agreement that imposes a requirement that equal and ratable security be given in connection therewith or attaches any other condition to any such matter.

     10.4 LEVERAGE RATIO. Permit the Leverage Ratio for the Company and its Subsidiaries to exceed 3.25 to 1.00 as of the end of any Fiscal Quarter on a trailing four quarters basis.

     10.5 FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio for the Company and its Subsidiaries to be less than 1.25 to 1.00 as of the end of any Fiscal Quarter on a trailing four quarters basis.

     10.6 TANGIBLE NET WORTH. Permit Tangible Net Worth for the Company and its Subsidiaries to be less than $6,880,268, plus 50% of positive consolidated net income (without deduction for any losses) earned from the Closing Date to the date of determination, plus 100% of the proceeds from any issuance by the Company or any of its Subsidiaries to any Person of (a) shares of its capital stock or other equity interests, (b) any shares of its capital stock or other equity interests pursuant to the exercise of options or warrants or (c) any shares of its capital stock or other equity interests pursuant to the conversion of any debt securities to equity.

     10.7 GUARANTEES. Except in connection with the endorsement and deposit of checks in the ordinary course of business for collection, guarantee, endorse, assume or otherwise in any way be or become contingently liable or responsible for, directly or indirectly, the obligation of any Person.

     10.8 CORPORATE CHANGES. Amend or change its Articles of Incorporation or Code of Regulations, recapitalize or otherwise change or adjust its capital stock, other than the conversion of Indebtedness to equity upon terms satisfactory to the Lenders.

     10.9 REDEMPTIONS. Purchase, retire, redeem or otherwise acquire for value, directly or indirectly, any shares of its capital stock, options, warrants, membership interests or other equity interests now or hereafter outstanding, or authorize or set aside any funds or other property for any such purpose; provided, however, that the

            Company may utilize up to $1,500,000 in the aggregate during the term of this Credit Agreement for such redemptions ("Permitted Stock Buybacks").

     10.10 DIVIDENDS. Declare or pay dividends (other than dividends payable solely in shares of stock) of any kind on any shares of capital stock now or hereafter outstanding or make any other distribution of cash or property to its shareholders, or authorize or set aside any funds or other property for any such purpose. No dividend may be paid if at the time of making or declaring such dividend and after giving effect thereto any Default or Event of Default exists and no dividend may be paid if a Default or Event of Default has been waived by the Lenders, but not cured by the Company.

     10.11 INVESTMENTS, LOANS AND ADVANCES. Make or commit to make any loan, extension of credit, advance or contribution of capital to any Person, or purchase, acquire or hold any stock, equity interest, other securities or evidences of indebtedness of, or make any investment or purchase, acquire or hold any interest whatsoever in, any other Person other than (a) loans, extensions of credit, advances or contributions of capital to its Subsidiaries in an amount not to exceed $500,000 in the aggregate; (b) advances to employees of the Company not to exceed $15,000 per employee or $250,000 in the aggregate when cumulated with all other such employee advances to cover reasonable expenses of employees, such as travel expenses, or to cover reasonable cash advances against employees' salaries; and (c) short term investments of excess working capital invested in one or more of the following: (i) investments (of one (1) year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; and (ii) investments (of one (1) year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $150,000,000.

     10.12 MERGER OR SALE OF ASSETS. Merge or consolidate with or into any other Person, dissolve or sell, lease or otherwise dispose of any of its assets (or enter into an agreement to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing, except for: (i) sale of inventory in the ordinary course of business; and
            (ii) other dispositions of obsolete, under-utilized or idle assets in the ordinary course of business or with the prior written consent of the Agent.

     10.13 ACQUISITIONS. Other than Permitted Acquisitions, purchase, lease or otherwise acquire all or any substantial part of the assets of any Person, or commit to enter into any Acquisition, or create any Subsidiary, or enter into any joint venture or partnership, or permit any Subsidiary to do any of the foregoing without the prior written consent of the Required Lenders in each instance.

     10.14 TRANSFER OF COLLATERAL. Transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral; provided, however, that the Company may transfer Collateral or the books and records related thereto to another location with the prior written consent of the

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

            Agent and if the Company has provided to the Agent prior to such transfer an opinion addressed to the Agent in the form and substance and written by counsel acceptable to the Agent to the effect that the perfection and priority of the Agent's security interest in the Collateral will not be affected by such move or if it will be affected, setting forth the steps necessary to continue the perfection and priority of the Agent's security interest together with the commencement of such steps by the Company at its expense.

     10.15 SALE AND LEASEBACK. Directly or indirectly enter into any arrangement to sell or transfer all or any part of its fixed assets and thereupon or within one (1) year thereafter rent or lease (or permit any Subsidiary to rent or lease) any assets so sold or transferred.

     10.16 LINE OF BUSINESS. Enter into any line or area of business substantially different from the business or activities in which it is presently engaged, or permit any Subsidiary to do so.

     10.17 WAIVERS. Waive any right or rights of substantial value which, singly or in the aggregate, is or are material to the condition (financial or otherwise), properties, business or operations of the Company.

     10.18 PAYMENTS TO SHAREHOLDERS AND AFFILIATES. Except for payments permitted by Sections 10.9, 10.10 and 10.11 and except for reasonable and customary salaries and bonuses, make any payment or distribution (including, without limitation, debt repayment, payment for goods or services, or otherwise) other than reasonable and ordinary advances to cover reasonable expenses of employees, such as travel expenses, to its shareholders or to any Affiliate without the prior written consent of the Agent.

     10.19 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, transfer, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is otherwise permitted under this Credit Agreement, is in the ordinary course of the Company's business and is on fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arm's length transaction with a non-Affiliate.

     10.20 POST-CLOSING MATTERS. Fail to deliver to the Lender the documents, if any, noted as post-closing items on the Closing Document List of even date herewith. Such documents will be delivered on or before the date specified in the Closing Document List and will be in form and substance satisfactory to the Lenders.

     10.21 BOND DOCUMENTS. Amend or otherwise modify, or agree to the amendment or modification of, the Bond Documents to which the Company is a party or to which the Company shall have a right to consent to any amendment or modification, and fail to obtain the consent of the Lenders whenever required under the Indentures.

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     10.22  LIMITATION ON OPTIONAL CALLS. Exercise its rights under the Bond
            Documents to direct the Issuer to call the Bonds for any optional redemption thereof or convert the interest rate thereon to the Long Term Rate, unless the Company first demonstrates to the reasonable satisfaction of the Lenders and their legal counsel that at the time of such redemption or conversion the Lenders will be fully reimbursed for all drawings on the Letters of Credit in connection with such redemption or conversion.

     10.23 EXCESS BORROWING. Permit the Advances to violate any of the applicable Revolving Conditions.

11.  EVENTS OF DEFAULT. Upon the occurrence of any of the following events:

     11.1 PAYMENT. The non-payment of (a) any principal amount of any of the Advances, (b) any mandatory prepayment pursuant to this Credit Agreement, (c) any amounts due under this Credit Agreement as reimbursement for a drawing under the Letters of Credit or Standby Letters of Credit, Letter of Credit Fees, or interest on any such drawing or Letter of Credit Fees, or (d) any interest, fees or other amounts owing hereunder or under any of the other Loan Documents within ten (10) days of when the same is due; or

     11.2 BOND DOCUMENTS. Any of the events of default specified in the Bond Documents; or

     11.3 COVENANTS. The default in the due observance of any other covenant or agreement to be kept or performed by the Company under the terms of this Credit Agreement or any of the Security Documents and the failure or inability of the Company to cure such default within thirty (30) days of the occurrence thereof; provided that such thirty (30) day grace period will not apply to: (a) any default which in the Agent's good faith determination is incapable of cure,
            (b) any default that has previously occurred, (c) any default in any negative covenants, (d) any payment default, (e) any failure to maintain insurance or to permit inspection of the Collateral or the books and records, or (f) any failure to provide any notice required hereunder; or

     11.4 REPRESENTATIONS AND WARRANTIES. Any representation, warranty or statement made by or on behalf of the Company in this Credit Agreement, in any other Loan Document or in any report, certificate, opinion (including any opinion of counsel to the Company), financial statement or other instrument furnished at any time under or in connection with this Credit Agreement or any of the Obligations is false or erroneous in any material respect on or as of the date made or any material breach thereof has been committed; or

     11.5 OBLIGATIONS. Except as provided in Sections 11.1, 11.2 or 11.3, above, the default by the Company in the due observance of any other covenant or agreement to be kept or performed by the Company under the terms of any of the Obligations to any Lender and the lapse of any applicable cure period provided in such

            Obligations with respect to such default, or, if so defined therein, the occurrence of any Event of Default or Default and the Company's failure to cure such Event of Default or Default within any applicable cure period (as such terms are defined in the Obligations) under any of such obligations; or

     11.6 EXECUTION, ATTACHMENT, ETC. The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against, any of the Collateral; or

     11.7 LOSS, THEFT OR SUBSTANTIAL DAMAGE TO THE COLLATERAL. In addition to the rights of the Agent to deal with proceeds of insurance as provided herein, the loss, theft or substantial damage to Collateral if the result of such occurrence (singly or in the aggregate) is the failure or inability of the Company to resume substantially normal operation of its business within ninety (90) days of the date of such occurrence; or

     11.8 JUDGMENTS. Unless in the opinion of the Agent adequately insured or bonded, the entry of a final judgment for the payment of money involving more than $500,000 against the Company and the failure by the Company to discharge the same, or cause it to be discharged, within ninety (90) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment; or the entry of one or more final non-monetary judgment(s) or order(s) which, singly or in the aggregate, does or could reasonably be expected to (i) cause a material adverse change in the value of the Collateral or the condition (financial or otherwise), operations, properties or prospects of the Company, or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Credit Agreement or any of the other Loan Documents or any of the Obligations, or (iii) have a material adverse effect on the rights and remedies of the Agent under this Credit Agreement or any of the other Loan Documents or any of the Obligations and the failure by the Company to secure a stay of execution pending appeal of such judgment or order; or

     11.9 BANKRUPTCY, ETC. The Company (a) dissolves or is the subject of any dissolution, winding up or liquidation; (b) becomes insolvent; (c) makes a general assignment for the benefit of creditors; or (d) files or has filed against the Company a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for the property or assets of the Company or any part thereof, or any other proceeding under any federal or state insolvency law (and if filed against the Company without its acquiescence, the same is not contested by the Company within ninety (90) days thereof and has not been dismissed or discharged within ninety (90) days thereof); or

     11.10 IMPAIRMENT OF SECURITY. The validity or effectiveness of any Loan Document or the transfer, grant, pledge, mortgage or assignment by the Company of any lien hereunder or thereunder to the Agent is impaired or contested; or any Security Document is amended, hypothecated, subordinated, terminated or discharged, or

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            if any Person is released from any of its covenants or obligations of such person thereunder any Security Document except to the extent that the Agent expressly consents in writing; or

     11.11 OTHER INDEBTEDNESS. A default in payment with respect to any Indebtedness in excess of $250,000 in principal amount singly or in the aggregate of or guaranteed by the Company (other than to a Lender pursuant to the Credit Facilities); or any other breach or default or event occurs with respect to any such Indebtedness if the effect of such breach, default or event is to accelerate the maturity of such Indebtedness (or otherwise allow the holders to cause such Indebtedness to become due prior to its stated maturity), whether or not such breach, default or event is waived; provided, however, that a material adverse change default of the Lease Agreement between PNC Leasing Corp. and the Company in and of itself will not be deemed an Event of Default under this Credit Agreement;

     11.12 AMENDMENT. Any amendment is made to the Bond Documents or any waiver of the terms thereof is granted, or any action is taken pursuant to the Bond Documents which requires the prior written consent of the Agent and such consent is not obtained; or

     11.13 CHANGE OF CONTROL. Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission) of 51% or more of the voting capital stock of the Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

     then in any such event ("Event of Default"), the Agent may, with the consent of the Lenders, or upon the request of the Lenders shall, take any or all of the following actions (provided that if any Event of Default specified in Section 11.9, above, occurs, the results described in clauses
     (a) and (b), below, shall occur automatically):

     a.     declare the Commitments terminated,

     b. declare all principal, interest and other amounts due and payable hereunder and under the Loan Documents, and the maximum amount available to be drawn under all outstanding Letters of Credit, to be immediately due and payable whereupon all such amounts shall immediately be due and payable, without presentment, demand, protest or notice of any kind, all of which hereby are waived by the Company and require the immediate purchase by the Company of all Bonds held by the Agent and/or the deposit by the Company with the Agent in a cash collateral account of an amount equal to the Letter of Credit Amounts,

     c.     exercise all rights and remedies under the Bond Documents,

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     d.     notify the Trustee of such Event of Default, direct the Trustee to declare an Event of Default, as defined in the Indenture, and accelerate the Bonds, direct the Paying Agent to draw on the Letter of Credit, and direct the Trustee to exercise remedies under the Bond Document,

     e. by written notice to the Company, the Trustee, the Tender Agent and the Remarketing Agent, terminate the Liquidity Period, and

     f. exercise any other rights and remedies provided hereunder, under any of the Loan Documents and/or by applicable law. After the occurrence of any Event of Default the Lenders are authorized at any time and from time to time without notice to the Company to offset, appropriate and apply to all or any part of the Obligations all moneys, credits, deposits (general or special, demand or time, provisional or final) and other property of any nature whatsoever of the Company now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by the Company individually or jointly with another party) any of the Lenders and any or all indebtedness at any time owing by such Lender to or for the credit or account of the Company. The rights and remedies of the Lenders upon the occurrence of any Event of Default will include but not be limited to all rights and remedies provided in the Security Documents and all rights and remedies provided under applicable law. The Company irrevocably waives (a) any requirement of marshalling of the Collateral upon the occurrence of any Event of Default and (b) any right to direct the application of any payments received by any Lender or the Agent from or on behalf of the Company after the occurrence of any Event of Default.

     From and after the date on which the Agent has taken any action pursuant to this Section 11 and until all of the Obligations have been paid in full, any and all proceeds received by the Agent or any Lender from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

     a. first, to reimburse the Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent and the Lenders (or any of them) in connection with realizing on the Collateral or collection of any Obligations under any of the Loan Documents, including advances made by the Agent and the Lenders (or any of them) for the maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

     b. second, to the repayment of all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Agent and/or any or all of the Lenders from the Company or its Subsidiaries arising under this Credit Agreement, the Letters of Credit, the Notes, the Standby Letters of Credit, the Letter of Credit Documents,

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            the Hedging Agreements, or any of the other Loan Documents, in such manner as the Agent may reasonably determine in its discretion;

     c. third, to the repayment of all the remaining Obligations then due and unpaid to the Agent and/or any or all of the Lenders, whether of principal, interest, fees, expenses or otherwise, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise), in such manner as the Agent may reasonably determine in its discretion; and

     d.     the balance, if any, as required by applicable law.

12.  INTERCREDITOR LIEN AND PAYMENT PROVISIONS.

     12.1   LIEN PRIORITY.

            12.1.1 The Company has granted to the Agent, for the benefit of the Lenders, a lien on and security interest in the Collateral to secure payment of the Obligations. Notwithstanding the date, manner or order of perfection, attachment or filing, all pledges, liens and security interests of any kind that any Lender now has or hereafter acquires in any or all of the Collateral, are and shall be subordinate, inferior and subject to the pledges, liens and security interests of the Agent for the benefit of the Lenders in the Collateral.

            12.1.2      None of the Lenders will (i) release any Collateral or
                        (ii) take any action with respect to foreclosure or repossession of any Collateral upon an Event of Default without, in each case, the prior written consent of the Agent and the Lenders, so long as this Credit Agreement is in effect or any obligations exist between the Company and the Lenders pursuant thereto or pursuant to the Security Documents. The Lenders will cooperate with each other with regard to all such actions with respect to such Collateral and in all events, sums due and owing the Lenders under this Credit Agreement, the Obligations or the other Loan Documents will be paid out of any amounts realized upon any disposition or other transfer of the Collateral prior to the application thereof to any other obligation of the Company to any Lender.

     12.2 PARTICIPATION IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the Obligations of the Company under this Credit Agreement related to such Letter of Credit in an amount equal to the Ratable Portion of such

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

            Lender therein, to the end that all of the Lenders shall share the obligations and risks as to Letters of Credit in accordance with their respective Ratable Portions. Each Lender irrevocably agrees to pay to the Agent upon demand at any time the amount of such Lender's participation in such Letter of Credit Obligation.

     12.3   SHARING OF PAYMENTS, ETC.

            12.3.1 Except as otherwise expressly required by the terms of this Credit Agreement each payment or prepayment of principal, interest, fees, expenses and other charges under the Credit Facilities and each reduction of the Total Revolving Commitment will be applied pro-rata among the Lenders in accordance with their respective Ratable Portions applicable thereto.

            12.3.2 If any Lender at any time obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of Advances or Letter of Credit Obligations owing to it, as applicable (other than payments to the Agent in respect of Letter of Credit Obligations, and payments of fees and expenses to the Agent pursuant to Sections 2.13.2(c), (d), and (e) and of indemnities and expenses to the Agent pursuant to Sections 2.10.8, 16.12 and
                        16.13 hereof, in excess of its pro rata share of payments on account of Advances or Letter of Credit Obligations, as the case may be), such Lender will forthwith purchase from the other Lenders, such participations in the Advances or Letter of Credit Obligations, as applicable, owing to them as will be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender will be rescinded and such Lender will repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required payment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Credit Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

            12.3.3 The Company and the Lenders further acknowledge that the Agent shall not be obligated to make any Advances to the extent that any

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                        of the other Lenders do not contribute their Ratable
                        Portion of any Advance.

            12.3.4 Each Lender's Ratable Portion of any payment hereunder shall be reduced to the extent that such Lender has not contributed its Ratable Portion of any amount owing to the Agent hereunder.

            12.3.5 Each Lender's obligation to purchase participation interests pursuant to this Credit Agreement shall be absolute and unconditional.

            12.3.6 Each Lender shall be entitled to receive from the Agent its Ratable Portion of interest on Advances of such Lender only as calculated based upon funds actually received by the Agent from each Lender by 11:00 a.m. (Cincinnati time) on the day due from such Lender. Funds received by the Agent after such cut off time will be treated as having been received by the Agent on the next Business Day following the day on which received.

            12.3.7 To the extent that the Agent shall have disbursed a Borrowing on a day prior to receipt by the Agent of a Lender's Ratable Portion of such Borrowing, interest accrued and paid on such unfunded sums will be for the account of the Agent.

     12.4 RECEIPT OF PAYMENTS BY LENDERS. Should any payment or distribution not permitted by the provisions of this Credit Agreement or the Security Documents or proceeds thereof be received by any Lender upon or with respect to all or any part of the Notes, Letter of Credit Obligations or the Obligations and/or the Collateral prior to the full payment and satisfaction of the Obligations in the priority set forth in this Section 12.4 and the termination of all financing arrangements between the Lenders and the Company, such Lender will deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of the Lender where necessary), for application to the Obligations (whether due or not due in such order and manner as set forth herein), and, until so delivered, the same shall be held in trust by such Lender as property of the Agent on behalf of all of the Lenders. In the event of the failure of any Lender to make any such endorsement or assignment, the Agent on behalf of all of the Lenders, or any of its officers or employees on behalf of the Agent on behalf of all of the Lenders, is hereby irrevocably authorized in its own name or in the name of the Lenders to make the same, and is hereby appointed each of the Lender's attorney-in-fact for those purposes, that appointment being coupled with an interest and irrevocable.

     12.5 DISTRIBUTIONS, ETC. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof to creditors of the Company or to any indebtedness, liabilities and obligations of the Company,

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

            or upon any liquidation, dissolution or other winding up of the Company's business, or in the event of any sale (singly or in the aggregate) of all or any substantial part of the assets of the Company, or in the event of any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Company for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, whether or not on account of the Collateral, which shall be payable or deliverable upon or with respect to all or any part of the Obligations shall be paid or delivered directly to the Agent for application to the Obligations (whether due or not due in order and manner as set forth herein) until the Obligations shall have been fully paid and satisfied. The Lenders hereby irrevocably authorize and empower the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings in the Agent's own name or in the name of the Lenders or otherwise, as the Lender may deem necessary or advisable to carry out the provisions of this Section. The Lenders hereby agree to execute and deliver to the Agent such limited powers of attorney, assignments, endorsements or other instruments as may be requested by Agent in order to enable the Agent to enforce any and all claims upon or with respect to the Obligations and/or the Collateral, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Obligations and/or the Collateral.

     12.6 BENEFIT. The provisions of this Section 12 are solely for the benefit of the Lenders, and may at any time or times be changed by the Lenders pursuant to Section 16.4, below, as they may elect without necessity of notice to or consent or approval by the Company or any other Person (other than the Lenders pursuant to Section 16.4, below); and the Company, or other Person shall not have any right to rely on or enforce any of the provisions hereof.

13. REPRESENTATIONS AND WARRANTIES TO SURVIVE. All representations, warranties, covenants and agreements made by the Company herein and in the other Loan Documents will survive the execution and delivery of this Credit Agreement, the Security Documents and the issuance of the Notes.

14. ENVIRONMENTAL INDEMNIFICATION. The Company assumes any liability or obligation of, or claims asserted against the Agent or any of the Lenders for loss, damage, fines, penalties, claims or duty to clean-up or dispose of wastes or materials on or relating to any of its assets, real or personal, owned or leased, regardless of any inspections of such assets made by the Agent or the Lenders prior to the consummation of this transaction or as a result of any conveyance of title to the Agent or the Lenders by foreclosure, deed in lieu of foreclosure, or otherwise. The Company agrees to remain fully liable and will indemnify and hold harmless Agent and the Lenders from any costs, expenses, clean-up costs, waste disposal costs, litigation costs, fines, penalties, including without limitation those costs, expenses, penalties and fines within the meaning of CERCLA, and other

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     related liabilities. The provisions of this Section will survive any termination of this Credit Agreement.

15.  THE AGENT.

     15.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and irrevocably authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby expressly authorizes the Agent to execute, deliver and perform its obligations hereunder and under each of the Loan Documents to which the Agent is a party, and to exercise hereunder or thereunder all rights, powers and remedies that the Agent may have hereunder or thereunder. Each Lender agrees that any action taken by the Agent in accordance with the provisions of this Credit Agreement or the Loan Documents, and the exercise by the Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. As to any matters not expressly provided for hereunder or by the Loan Documents (including, without limitation, enforcement or collection of the Obligations), the Agent will not be required to exercise any discretion or take any action, but will be required to act or to refrain from acting (and will be fully protected in so acting or refraining from acting) upon the instructions of the Lenders, and such instructions will be binding upon all the Lenders. The duties of the Agent will be mechanical and administrative in nature and the Agent will have no fiduciary relationship in respect of any Lender. If the Agent shall request instructions from any Lenders with respect to any act or failure to act in connection with this Credit Agreement, the Credit Facilities or any of the Loan Documents, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent has received instructions and the Agent will have no liability to any Person or Lender by reason of so refraining. The Agent will not be required to take any action which exposes the Agent to personal liability or is contrary to this Credit Agreement, any Security Document or applicable law.

     15.2 AGENT'S RELIANCE, ETC. Neither the Agent, any Affiliate of the Agent, nor any of their respective directors, officers, agents, employees, attorneys or consultants will be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Credit Agreement, any of the Obligations, any of the Collateral or any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
            (b) makes no warranty or representation to any Lender and will not be responsible to any Lender for any statements, warranties or representations made in or in

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            connection with this Credit Agreement, the Notes or any Loan
            Document; (c) will not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Credit Agreement, the Obligations or any Loan Document on the part of the Company or as to the existence or possible existence of any Potential Default, Default or Event of Default or to inspect the property (including the books and records) of the Company; (d) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Obligations or any Loan Document or any other instrument or document furnished pursuant thereto; (e) will have no obligation to any Person to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or has been encumbered or that the liens granted to Agent pursuant to the Loan Documents have been created, perfected, protected or enforced or are entitled to any particular priority or to exercise at all or in any particular manner or under any duty of care any right, authority or power in respect of the Collateral; and (f) will incur no liability under or in respect of this Credit Agreement, the Obligations or any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telegram, cable, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Agent will not be liable for any apportionment or distribution of payments made by it in good faith pursuant to this Credit Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

     15.3 THE AGENT AND ITS AFFILIATES. With respect to its Commitments, the Advances made or Letters of Credit issued by it, the Notes issued to it, and the Collateral, the Agent will have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" will, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Company or the Company's Affiliates and any Person who may do business with or own securities of the Company or the Company's Affiliates, all as if it were not the Agent and without any duty to account therefor to the Lenders.

     15.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it will deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or otherwise relating to this Credit Agreement, the

            Obligations, the Collateral and the Security Documents; and the Agent will not have any duty or responsibility at any time to provide any Lender with any credit or other information with respect thereto.

     15.5 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Credit Agreement, the Notes, the Letters of Credit, the Obligations or any of the Loan Documents or any action taken or omitted by the Agent under this Credit Agreement, the Notes, the Letters of Credit, the Obligations or any of the Loan Documents, provided that no Lender will be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses incurred by the Agent in connection with the preparation, review, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, the Notes, the Letters of Credit, the Obligations or any of the Loan Documents, or any of them, to the extent that the Agent is not reimbursed for such expenses by the Company. The provisions of this Section will survive the termination of this Credit Agreement.

     15.6 SUCCESSOR AGENT. The Agent may resign at any time as Agent under this Credit Agreement, the Notes or the Loan Documents by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Lenders will appoint a successor Agent, which will be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $150,000,000. So long as no Event of Default has occurred, the Company shall have the right to approve any successor Agent, which consent will not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent will be discharged from its duties and obligations under this Credit Agreement; provided, however, that the successor Agent will not be considered as a Lender for purposes of this Credit Agreement. After any retiring Agent's resignation, the provisions of this Section 15 will inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement. If the other Lenders request the Agent to resign, then, prior to such resignation, the other Lenders shall cause the Agent to be paid all amounts owed to Agent hereunder, including, without limitation, the Agent's Ratable Portion of all outstanding Advances and other Obligations, replacement Letters of Credit shall be substituted for any Letters of Credit issued by the Agent and Letters of Credit outstanding pursuant to this Credit Agreement shall be returned to Agent without demand for payment by the beneficiaries thereof.

     15.7   RELATIONS AMONG LENDERS.

            15.7.1 Except as contemplated under this Credit Agreement, no Lender shall make any loan, advance or other financial accommodation to the Company without the prior written consent of all the Lenders except for corporate credit cards issued by any of the Lenders.

            15.7.2 Each Lender agrees that it will not take or institute any actions or proceedings, against the Company under this Credit Agreement or with respect to any Collateral, without the prior written consent of all the Lenders.

     15.8 BENEFIT. The provisions of this Section 15 are solely for the benefit of the Agent and the Lenders, and may at any time or times be changed by the Lenders as they may elect without necessity of notice to or consent or approval by the Company or other Person (other than the Lenders pursuant to Section 16.4, below); and the Company or other Person shall not have any right to rely on or enforce any of the provisions hereof. In performing its actions and duties under this Credit Agreement the Agent acts solely as Agent of the Lenders and does not assume or have any obligation toward or agency relationship with or for the Company.

16.  GENERAL.

     16.1 WAIVER. No delay or omission on the part of the Agent or any Lender to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or any acquiescence therein nor will the action or nonaction of the Agent or any Lender in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature. No disbursement of Advances, issuance of Letters of Credit or Standby Letters of Credit or disbursement under Letters of Credit or Standby Letters of Credit hereunder will constitute a waiver of any of the conditions to the Lenders' obligation to make further disbursements; nor, in the event that the Company is unable to satisfy any such condition, will any such disbursement have the effect of precluding the Lenders from thereafter declaring such inability to be a Default or an Event of Default. No modification or waiver of any provision of this Credit Agreement or any of the Loan Documents, nor consent to any departure by the Company therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing and specifically refers to this Credit Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case will entitle the Company to any other or further notice or demand in the same, similar or other circumstance. Unless otherwise agreed in writing by all the Lenders pursuant to Section 16.4 hereof, the liability of the Company will not be affected by any surrender, exchange, acceptance, or release by the Agent or any Lender of any party or other person or any other guarantee or any security held by it for any of the Obligations or by the Agent's or any Lender's failure to take any steps to perfect or maintain its lien or security interest in or to preserve any of its rights to, any guarantee, security or other collateral for any of the Obligations, by any delay or omission in exercising any right, remedy or power with respect to any of the Obligations or any guarantee or collateral therefor, or by any irregularity, unenforceability or invalidity of any of the Obligations or any security or guarantee therefor. Subject to Section 16.4 hereof, the Lenders at any time and from time to time, and without impairing, releasing, discharging or modifying the liabilities of the Company hereunder, may (a) without the consent of or notice to the Company, change the manner, amount, place or terms of payment or performance of or interest rates on, or change or extend the time of payment of, or other terms relating to, any of the Obligations, (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to, any of the Obligations without the consent of or notice to the Company, (c) renew, substitute, modify, amend or alter, or grant consents or waivers relating to, any guarantee or any security for any guarantee, (d) apply any and all payments received by a Lender by whomever paid or however realized, including any proceeds of any Collateral, to any of the Obligations in such order, manner and amount as such Lender may determine in its sole discretion, (e) deal with any Person in respect of the Obligations in such manner as such Lender deems appropriate in its sole discretion and/or (f) substitute any security or guarantee. Irrespective of the taking or refraining from the taking of any such action, the obligations of the Company shall remain in full force and effect. The Lenders in their sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon the Company and need not pursue any remedy or remedies against any particular Company, any other Person or any Collateral before having recourse against the Company hereunder.

     16.2 NOTICES. Any notice, request, demand, direction or other communication (for purposes of this Section 16.2 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.2) in accordance with this Section 16.2. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth by their respective names below or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.2. Any Notice shall be effective:

            a.    In the case of hand-delivery, when delivered;

            b. If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

            c. In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

            d. In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

            e. In the case of electronic transmission, when actually received;

            f. In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.2; and

            g. If given by any other means (including by overnight courier), when actually received.

            Notwithstanding the above, notices and communications to the Agent pursuant to Sections 2 or 15, above, will not be effective until received by the Agent. Any Lender giving a Notice to the Company or any Subsidiary thereof shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

     16.3   SUCCESSORS AND ASSIGNS.

            16.3.1 This Credit Agreement will be binding upon and inure to the benefit of the Company and the Lenders and their respective successors and assigns, provided, however, that the Company may not assign this Credit Agreement in whole or in part without the prior written consent of the Agent.

            16.3.2 Each Lender may, with the prior consent of the Company, the Agent and the other Lender(s) (such consent not to be unreasonably withheld but in the case of the Company it will be deemed reasonable for the Company to withhold its consent if as a result of any assignment the total number of Lenders would be greater than 6), assign to one or more banks or other entities all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that no consent of the Company will be required (i) if an Event of Default exists and is continuing, or (ii) in the case of an assignment by a Lender to an Affiliate of such Lender; and provided, further, that (i) each such assignment will be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Credit Facilities, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Credit Agreement, (A) the amount of the Revolving Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) will in no event be less than $3,000,000 and will be an integral multiple of $500,000 and (B) after giving effect to each such assignment, the amount of the Revolving Commitment of the assigning Lender will in no event be less than $1,000,000, and
                        (iii) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, for the sole account of the Agent, a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder will be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder (including but not limited to all participation obligations with respect to Swingline Loans and Letter of Credit Obligations) and
                        (y) the Lender assignor thereunder will, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender will cease to be a party hereto).

            16.3.3 The Agent will maintain at its address referred to herein for notices a copy of each Assignment and Acceptance delivered to and accepted by it and the Register. The entries in the Register will be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register will be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            16.3.4 Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent will, if such Assignment and Acceptance has been completed and is in substantially the form delivered to the Lenders in connection with the Closing, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five (5) Business Days after its receipt of such notice, the Company, at its own expense, will execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes will be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, and will be dated the effective date of such Assignment and Acceptance.

            16.3.5 Each Lender may sell participations, in minimum amounts of $3,000,000 each, to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments and the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Credit Agreement (including, without limitation, its Commitments to the Company hereunder and its participation obligations to the Agent as to Letter of Credit Obligations) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any party therefrom, and (vi) the assigning Lender shall pay a $3,500 service charge to the Agent. Notwithstanding the foregoing, the Company agrees that each such participant shall, to the extent provided in its participation, be entitled to the rights and benefits under Sections 2.13, 2.14, 2.15 and 2.17, and, subject to Section 12, all rights of setoff under this Credit Agreement with respect to its participating interest, in each case, as if such participant were a Lender.

            16.3.6 Any Lender may, in connection with any assignment or participation or proposed assignment or proposed participation pursuant to this Section 16, disclose to the assignee or participant or proposed assignee or proposed participant, any information relating to the Company furnished to such Lender by or on behalf of the Company.

     16.4 MODIFICATIONS. No modification, amendment or waiver of any provision of this Credit Agreement or any of the Loan Documents nor consent to any departure therefrom by the Company, nor any release of any Collateral, will in any event be effective unless the same is in writing signed by the Required Lenders and the Company and specifically refers to this Credit Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given, provided, however, that no amendment, waiver or consent will be effective without the signed written consent of all the Lenders, to (a) change the percentage amount of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Lenders which will be required for the Lenders or any of them to take any action hereunder, (b) waive any Event of Default under Section 11.1 hereof; (c) amend Sections 12 or 15 or this Section 16.4; (d) increase any Commitment of any Lender;
            (e) reduce any fees payable to any Lender or the rate of interest on any Note held by any Lender; (f) postpone any date fixed for any payment of fees, principal of, or interest on, any of the Notes; (g) except for sales of assets expressly permitted by this Credit Agreement, release any Collateral consisting of capital stock or other ownership interests of the Company or any of its Subsidiaries or substantially all of the assets of the Company or any of its Subsidiaries, or any other security for the Obligations; or (h) change the definition of Required Lenders; and provided further, however, that no amendment, waiver or consent will, unless in writing and signed by the Agent in addition to all of the Lenders, affect the rights or duties of the Agent under this Credit Agreement, the Letters of Credit, the Obligations or any Loan Document. No notice to or demand on the Company in any case will entitle the Company to any other or further notice or demand in the same, similar or other circumstance. Notwithstanding anything to the contrary contained herein: (a) the Agent may in its sole discretion and without the consent of the Lenders change the fees or expenses for audits or legal services that the Company is required to pay to the Agent; provided, however, that any increase in such fees shall not be effective unless the same is in writing and signed by the Company; and (b) as long as the fees provided herein are at the customary level as normally charged by the Agent, such fees are not subject to this Section 16.4.

     16.5 ILLEGALITY. If fulfillment of any provision hereof or any transaction related hereto or of any provision of any of the Loan Documents, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Credit Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Credit Agreement will remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of the Lenders, all of the Obligations will become immediately due and payable.

     16.6 GENDER, ETC. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

     16.7 HEADINGS. The headings in this Credit Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

     16.8 PURPOSE. The Company hereby ratifies and confirms all of its obligations, liabilities and indebtedness under the provisions of the Credit Agreement as amended and restated by this Credit Agreement. The purpose of this Credit Agreement is to amend and restate the Credit Agreement. The Agent, Lenders and the Company agree that nothing contained herein shall be construed to extinguish, release or discharge or constitute a novation of, or an agreement to extinguish, (a) the continuing Obligations under the provisions of the Credit Agreement as amended and restated by this Credit Agreement, (b) any of the Loan Documents, (c) the security interests and liens created by any of the Security Documents, and
            (d) any of the Obligations (as defined in the Credit Agreement as amended and restated by this Credit Agreement); all of the foregoing described in (a), (b), (c) and (d) above to continue and remain in full force and effect.

     16.9 RATIFICATION. Agent, Lenders and the Company agree that any and all of the terms and provisions of the Notes, the Security Documents, and any and all other documents, instruments or agreements evidencing, securing or pertaining to the Obligations evidenced by the Notes and Credit Agreement shall, except as modified and amended, hereby remain in full force and effect as to the Collateral. The Company hereby ratifies and extends the liens and security interests of any and all security for the indebtedness evidenced by the Security Documents, including, without limitation, the Mortgages until the Obligations evidenced by the Credit Agreement have been paid in full and agrees that such modification and renewal of the Obligations shall in no manner affect or impair the Security Documents and that the lien shall not in any manner be waived; the purpose of this Agreement being to modify and renew the Obligations evidenced by the Credit Agreement and the Loan Documents and to carry forward all liens securing the payment and performance of the Obligations, which are acknowledged by the Company to be valid and subsisting.

     16.10 CLAIMS AND RELEASE OF CLAIMS. The Company and its Subsidiaries each represents and warrants that neither the Company nor any such Subsidiary has any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims" against the

            Lenders or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them (collectively, "Lender Parties" that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent to enter into this Credit Agreement, the Company and each of its Subsidiaries, jointly and severally, on behalf of itself and all of its successors and assigns, hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Closing Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly to the Notes, Letter of Credit or Standby Letter of Credit.

     16.11 EXECUTION IN COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

     16.12 REMEDIES CUMULATIVE. No single or partial exercise of any right or remedy by the Lenders will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder and in any instrument or document evidencing, securing, guaranteeing or relating to any Loan or now or hereafter existing at law or in equity or by statute are cumulative and none of them will be exclusive of the others or any other remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as the Lenders may deem appropriate.

     16.13 COSTS, EXPENSES AND LEGAL FEES. The Company will be solely responsible for any fees and expenses for appraisals, surveys, title insurance, lien searches, environmental reports, recording fees, documentary taxes and similar items. The Company agrees to reimburse on demand the Agent and the Lenders for all reasonable out-of-pocket costs and expenses, including, without limitation, due diligence and audit expenses and reasonable fees and expenses of auditors, attorneys (which attorneys may be the Agent's or any Lender's employees and including, without limitation, the reasonable fees and disbursements of Frost Brown Todd LLC, special counsel for the Agent), and other advisors, expended or incurred in the syndication of the Credit Facilities; the preparation, review, negotiation, execution and delivery, and filing and recording as necessary, of this Credit Agreement and the other amended Loan Documents; in amending, supplementing, waiving or enforcing provisions of this Credit Agreement and the other amended Loan Documents; in collecting any sum which is not paid when due under this Credit Agreement and the other amended Loan Documents; and/or in the protection, perfection, preservation and enforcement of any and all rights of the Agent and the Lenders in connection with this Credit Agreement and any of the other amended Loan Documents.

     16.14 INDEMNITY. The Company will indemnify, defend and hold harmless the Agent and Lenders, their respective directors, officers, counsel and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that any such indemnified party may incur arising under or by reason of the Company's failure to observe, perform or discharge the Company's obligations, covenants, representations and duties under this Credit Agreement, any of the Credit Facilities, Loan Documents or Collateral, except the willful misconduct or gross negligence of such indemnified party. Without limiting the generality of the foregoing, the Company agrees that if, after receipt by the Agent or any Lender of any payment of all or any part of the Obligations, demand is made at any time upon the Agent and/or any Lender for the repayment or recovery of any amount or amounts received by it in payment or on account of the Obligations and the Agent and/or Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body, or by reason of any settlement or compromise of any such demand, this Credit Agreement will continue in full force and effect and the Company will be liable, and will indemnify, defend and hold harmless the Agent and Lenders for the amount or amounts so repaid. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by the Company in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Agent's and any Lender's rights under this Credit Agreement and will be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section will survive the termination of this Credit Agreement.

     16.15 CONTINUING AGREEMENT. This Credit Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Obligations are finally and irrevocably paid in full and the Credit Facilities, Commitments, Letters of Credit and Standby Letters of Credit are terminated.

     16.16 COMPLETE AGREEMENT. This Credit Agreement, together with the exhibits and schedules hereto, the other Loan Documents as amended, the Security Documents, the Bond Documents and related documents delivered on the Closing Date constitutes the entire agreement of the parties hereto regarding the subject matter hereof and thereof and supersedes any prior or written agreements or understandings regarding such subject matter.

     16.17 NO THIRD PARTY BENEFICIARIES. Nothing express or implied herein is intended or will be construed to confer upon or give any Person, other than the parties hereto, any right to remedy hereunder or by reason hereof.

     16.18 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained herein or in any of the agreements or transactions contemplated hereby is intended or will be constructed to create any relationship other than as expressly stated herein or therein and will not create any joint venture, partnership or other relationship.

     16.19 GOVERNING LAW AND JURISDICTION; WAIVER OF JURY TRIAL. THIS CREDIT AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR THE OBLIGATIONS MAY BE BROUGHT IN ANY COURT(S) OF THE STATE OF OHIO, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF OHIO, AND THE COMPANY HEREBY ACCEPTS, GENERALLY, IRREVOCABLY AND UNCONDITIONALLY, THE JURISDICTION OF ANY SUCH COURT AND CONSENTS THAT ANY SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS SET FORTH HEREIN FOR NOTICES AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME HAS BEEN DEPOSITED IN U.S. MAILS, POSTAGE PREPAID. THE COMPANY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY SUCH JURISDICTION. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS, ENFORCE ANY JUDGMENT OR OTHERWISE PROCEED AGAINST THE COMPANY, ANY SECURITY OR ANY PROPERTY OF THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY AND THE LENDERS EACH UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH AGREEMENTS.

                            [signature page follows]

     Signed at Cincinnati, Ohio, effective as of July 12, 2002.

                                             MULTI-COLOR CORPORATION

Address for Notices:

Multi-Color Corporation

425 Walnut Street, Suite 1300                By: /s/ Dawn H. Bertsche
Cincinnati, Ohio  45202                         --------------------------------
Attn:  Vice President - Finance              Print Name: Dawn H. Bertsche
                                                        ------------------------
                                             Title: Vice President - Finance
                                                   -----------------------------

                                             LASER GRAPHIC SYSTEMS,
                                              INCORPORATED

Address for Notices:

Laser Graphic Systems, Incorporated
425 Walnut Street, Suite 1300                By: /s/ Dawn H. Bertsche
Cincinnati, Ohio  45202                         --------------------------------
Attn:  Vice President - Finance              Print Name: Dawn H. Bertsche
                                                        ------------------------
                                             Title: Secretary
                                                   -----------------------------

                                             MCC-BATAVIA, LLC

Address for Notices:

MCC-Batavia, LLC

425 Walnut Street, Suite 1300                By: /s/ Dawn H. Bertsche
Cincinnati, Ohio  45202                         --------------------------------
Attn:  Vice President - Finance              Print Name: Dawn H. Bertsche
                                                        ------------------------
                                             Title: Secretary
                                                   -----------------------------

                                             MCC-UNIFLEX, LLC

Address for Notices:

MCC-Uniflex, LLC

425 Walnut Street, Suite 1300                By: /s/ Dawn H. Bertsche
Cincinnati, Ohio  45202                         --------------------------------
Attn:  Vice President - Finance              Print Name: Dawn H. Bertsche
                                                        ------------------------
                                             Title: Secretary
                                                   -----------------------------

                                             MCC-TROY, LLC

Address for Notices:

MCC-Troy, LLC

425 Walnut Street, Suite 1300                By: /s/ Dawn H. Bertsche
Cincinnati, Ohio  45202                         --------------------------------
Attn:  Vice President - Finance              Print Name: /s/ Dawn H. Bertsche
                                                        ------------------------
                                             Title: Secretary
                                                   -----------------------------

                                             MCC-QUICK PAK, LLC

Address for Notices:

MCC-Quick Pak, LLC

425 Walnut Street, Suite 1300                By: /s/ Dawn H. Bertsche
Cincinnati, Ohio  45202                         --------------------------------
Attn:  Vice President - Finance              Print Name: Dawn H. Bertsche
                                                        ------------------------
                                             Title: Secretary
                                                   -----------------------------

                                             PNC BANK, NATIONAL
                                             ASSOCIATION, on its own behalf as a
Address for Notices:                         Lender and as Agent

PNC Bank, National Association
201 East Fifth Street                        By: /s/ Thomas M. Groneman
Cincinnati, Ohio  45202                         --------------------------------
Attn:  Corporate Banking                     Print Name: Thomas M. Groneman
                                                        ------------------------
                                             Title: Senior Vice President
                                                   -----------------------------

                                             KEYBANK NATIONAL ASSOCIATION,
Address for Notices:                         as a Lender

KeyBank National Association
525 Vine Street, 6th Floor                   By: /s/ Louis A. Fender
Cincinnati, Ohio 45202                          --------------------------------
Attn:  Corporate Banking                     Print Name: Louis A. Fender
                                                        ------------------------
                                             Title: Senior Vice President
                                                   -----------------------------

                                             LASALLE BANK NATIONAL
Address for Notices:                           ASSOCIATION, as a Lender

LaSalle Bank N.A.
312 Walnut Street, Suite 2450                By: /s/ Shawna Elkus
Cincinnati, Ohio  45202                         --------------------------------
Attn:  Corporate Banking                     Print Name: Shawna Elkus
                                                        ------------------------
                                             Title: Officer
                                                   -----------------------------

                                             HARRIS TRUST AND SAVINGS BANK,
Address for Notices:                         as a Lender

Harris Trust and Savings Bank
111 West Monroe Street                       By: /s/ Thad D. Rasche
Chicago, Illinois  60690                        --------------------------------
Attn:  Corporate Banking                     Print Name: Thad D. Rasche
                                                        ------------------------
                                             Title: Vice President
                                                   -----------------------------